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================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                             CTB INTERNATIONAL CORP.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

                              ---------------------

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1)  Title of each class of securities to which transaction applies:
              Common stock, par value $0.01 per share.
         (2)  Aggregate number of securities to which transaction applies:
              10,885,939 shares of common stock and options to purchase 959,938 shares of common stock.
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

              The filing fee was determined by multiplying 0.000092 by the underlying value of the transaction of $143,612,331, which has been calculated as the sum of (a) the product of 10,885,939 issued and outstanding shares of common stock and the merger consideration of $12.75 per share, plus (b) $4,816,649 payable to holders of outstanding options to purchase shares of common stock in exchange for cancellation of those options immediately prior to the effective time of the merger.

         (4)  Proposed maximum aggregate value of transaction: $143,612,331
         (5)  Total fee paid: $13,213

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:




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                                                              PRELIMINARY COPIES

                         [LOGO CTB INTERNATIONAL CORP.]

CTB International Corp.
611 North Higbee Street
Milford, Indiana 46542-2000

                                    /o/, 2002

Dear Shareholder:

         We cordially invite you to attend a special meeting of shareholders of CTB International Corp. to be held on /o/, 2002 at /o/ [a.m.] [p.m.], local time, at /o/.

         At the special meeting, we will ask you to consider and vote on a proposal to approve the agreement and plan of merger we entered into on August 16, 2002 with Berkshire Hathaway Inc., or Berkshire, and its wholly owned subsidiary, C Acquisition Corp., providing for the acquisition of CTB by Berkshire. In the merger, C Acquisition Corp. will merge with and into CTB, and each outstanding share of our common stock will be converted into the right to receive $12.75 in cash, without interest. After the merger, CTB will be a wholly owned subsidiary of Berkshire.

         OUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF CTB AND OUR SHAREHOLDERS. ACCORDINGLY, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         We cannot complete the merger unless the merger agreement is approved by the affirmative vote of a majority of all the votes entitled to be cast on the approval of the merger agreement at a meeting at which a quorum consisting of at least a majority of all the votes entitled to be cast on the approval of the merger agreement is present. Certain of our shareholders, who together hold more than a majority of our outstanding shares, have agreed to vote to approve the merger agreement. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TO ENSURE YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. If you do not send in your proxy, do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against approval of the merger agreement.

         The enclosed proxy statement provides you with detailed information about the merger and related matters. We urge you to read the proxy statement carefully, including the annexes. If the merger agreement is approved and the merger is completed, you will be sent written instructions for exchanging your CTB common stock certificates for your cash payment. If you hold CTB common stock certificates, please do not send your certificates until you receive these instructions.

         If you have any questions about the merger please call either Don J. Steinhilber, our Chief Financial Officer and Treasurer, or Michael J. Kissane, our General Counsel and Secretary, at (574) 658-4191.

         On behalf of the board of directors, I thank you for your support and appreciate your consideration of this matter.

                                        Yours truly,

                                        CTB INTERNATIONAL CORP.


                                        Victor A. Mancinelli
                                        President and Chief Executive Officer


THIS PROXY STATEMENT IS DATED /o/, 2002 AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT /o/, 2002.

                         [LOGO CTB INTERNATIONAL CORP.]

CTB International Corp.
611 North Higbee Street
Milford, Indiana  46542-2000

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON /o/, 2002

To the Shareholders of CTB International Corp.:

         NOTICE IS HEREBY GIVEN that we will hold a special meeting of the shareholders of CTB International Corp. on /o/, 2002, at [a.m.] [p.m.], local time, at /o/, to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of August 16, 2002, among CTB International Corp., Berkshire Hathaway Inc. and C Acquisition Corp., a wholly owned subsidiary of Berkshire Hathaway Inc., pursuant to which, upon the merger becoming effective, each share of common stock, par value $0.01 per share, of CTB International Corp. will be converted into the right to receive $12.75 in cash, without interest. After the merger, CTB International Corp. will be a wholly owned subsidiary of Berkshire Hathaway Inc.

         Approval of the merger agreement requires the affirmative vote of a majority of all the votes entitled to be cast on the approval of the merger agreement at a meeting at which a quorum consisting of at least a majority of all the votes entitled to be cast on the approval of the merger agreement is present.

         Only shareholders of record as of the close of business on /o/, 2002, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the meeting. The number of outstanding shares of our common stock entitled to notice and to vote on /o/, 2002, was /o/. Each shareholder is entitled to one vote for each share of our common stock held on the record date. A shareholders' list will be available for inspection by any shareholder entitled to vote at the special meeting beginning five (5) business days before the date of the special meeting and continuing through the special meeting.

         Shareholders will not be entitled to dissenters' rights under the Indiana Business Corporation Law.

         A form of proxy and a proxy statement containing more detailed information with respect to the matters to be considered at the special meeting, including a copy of the merger agreement, accompany and form a part of this notice. You should not send any certificates representing your CTB International Corp. common stock with your proxy card.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND TO VOTE YOUR SHARES IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                                        By order of the Board of Directors,



                                        Michael J. Kissane
Milford, Indiana                        Secretary
/o/, 2002


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                                TABLE OF CONTENTS

                                                                            Page

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING.................1


SUMMARY........................................................................3

   The Parties to the Merger Agreement.........................................3
   The Special Meeting.........................................................3
   Shareholders Agreement......................................................4
   Reasons for the Merger; Recommendation of Our Board of Directors............4
   Opinions of Our Financial Advisors..........................................4
   United States Federal Income Tax Consequences...............................5
   Antitrust Matters...........................................................5
   Interests of Certain Persons in the Merger..................................5
   Dissenters' Rights..........................................................5
   Conditions to the Merger....................................................5
   Termination of the Merger Agreement.........................................6
   Additional Information......................................................6

THE PARTIES TO THE MERGER AGREEMENT............................................7

   CTB International Corp......................................................7
   Berkshire Hathaway Inc......................................................7
   C Acquisition Corp..........................................................7

THE SPECIAL MEETING............................................................8

   Date, Time and Place........................................................8
   Matters to Be Considered....................................................8
   Record Date and Shares Entitled to Vote; Procedures for Voting; Quorum......8
   Vote Required...............................................................8
   Voting of Proxies...........................................................9
   Revocability of Proxies.....................................................9
   Proxy Solicitation.........................................................10

THE MERGER....................................................................11

   Background of the Merger...................................................11
   Purpose and Effects of the Merger..........................................13
   Reasons for the Merger; Recommendation of Our Board of Directors...........14
   Opinions of Our Financial Advisors.........................................16
   United States Federal Income Tax Consequences..............................30
   Interests of Certain Persons in the Merger.................................31
   Dissenters' Rights.........................................................34
   Shareholders Agreement.....................................................34

THE MERGER AGREEMENT..........................................................36
   Structure and Effective Time...............................................36
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   Merger Consideration.......................................................36
   Stock Options..............................................................37
   Articles of Incorporation and By-laws......................................37
   Directors and Officers.....................................................37
   Representations and Warranties.............................................37
   Covenants Relating to the Conduct of Our Business..........................39
   Additional Agreements......................................................40
   No Solicitation of Transactions............................................41
   Directors' and Officers' Indemnification...................................42
   Employee Benefit Matters...................................................42
   Conditions to the Merger...................................................43
   Material Adverse Effect....................................................44
   Termination of the Merger Agreement........................................44
   Expenses...................................................................45
   Amendment; Waiver..........................................................45

ACCOUNTING TREATMENT..........................................................46


ANTITRUST MATTERS.............................................................46


BENEFICIAL OWNERSHIP OF CTB COMMON STOCK......................................46


PRICE RANGE OF COMMON STOCK AND DIVIDENDS.....................................48


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.....................49


FUTURE SHAREHOLDER PROPOSALS..................................................49


WHERE YOU CAN FIND MORE INFORMATION...........................................49

ADDITIONAL INFORMATION........................................................50

ANNEX A - AGREEMENT AND PLAN OF MERGER.......................................A-1

ANNEX B - SHAREHOLDERS AGREEMENT.............................................B-1

ANNEX C - OPINION OF BEAR, STEARNS & CO. INC.................................C-1

ANNEX D - OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION..................D-1

ANNEX E - OPINION OF GEORGE K. BAUM & COMPANY................................E-1

         QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

         Below are brief answers to frequently asked questions concerning the proposed merger and the special meeting. These questions and answers do not, and are not intended to, address all the information that may be important to you. You should read the summary and the remainder of this proxy statement, including all annexes, carefully.

1.   Q:  WHAT IS THE PROPOSED MERGER?

     A: In the proposed merger, C Acquisition Corp., a wholly owned subsidiary of Berkshire, will merge with and into us. CTB will survive the merger as a wholly owned subsidiary of Berkshire, and our shares will cease to be publicly traded. The merger agreement is attached to this proxy statement as Annex A. We encourage you to read it carefully.

2.   Q:  WHAT WILL I RECEIVE IN THE MERGER?

     A: Upon completion of the merger, you will be entitled to receive $12.75 in cash in exchange for each share of CTB common stock that you own. In this proxy statement, we refer to this cash payment as the merger consideration. Each holder of an option to purchase our common stock will receive, in exchange for the cancellation of the option, an amount in cash equal to the excess, if any, of $12.75 over the exercise price per share of our common stock subject to the option, multiplied by the number of shares of our common stock subject to the option, net of any applicable withholding taxes.

3.   Q:  WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE
         MERGER?

     A: The receipt of cash for shares pursuant to the merger will be a taxable transaction for United States Federal income tax purposes. In general, a shareholder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for United States Federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in the shares exchanged for cash pursuant to the merger. Because the tax consequences of the merger are complex and may vary depending on your particular circumstances, we recommend that you consult your tax advisor concerning the Federal (and any state, local or foreign) tax consequences to you of the merger.

4.   Q:  WHAT IS THE VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT?

     A: Approval of the merger agreement requires the affirmative vote of a majority of all the votes entitled to be cast on the approval of the merger agreement, at a meeting at which a quorum exists. The presence, in person or by proxy, of shares representing at least a majority of all the votes entitled to be cast on the approval of the merger agreement is necessary to constitute a quorum. Certain of our shareholders, who together hold more than a majority of our outstanding shares, have agreed to vote to approve the merger agreement.

5.   Q:   IS OUR BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER
          AGREEMENT?

     A: Yes. After considering a number of factors, our board of directors unanimously believes that the terms of the merger agreement are fair to and in the best interests of CTB and our shareholders. Our board of directors recommends that you vote FOR approval of the merger agreement.

6.  Q:   WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

     A: We expect to complete the merger in the fourth quarter of 2002, as quickly as possible after the special meeting and after all the conditions to the merger are satisfied or waived, including expiration or termination of the waiting period under the antitrust laws of the United States.

7.   Q:  WHAT DO I NEED TO DO NOW?

     A: We urge you to read this proxy statement carefully, including its annexes, consider how the merger would affect you as a shareholder and then vote. After you read this proxy statement, you should complete, sign and date your proxy card and mail it in the enclosed return envelope as soon as possible, even if you plan to attend the special meeting in person, so that your shares may be represented at the special meeting. If you sign, date and send in your proxy card without indicating how you want to vote, all of your shares will be voted FOR approval of the merger agreement.

8. Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME", WILL MY BROKER VOTE MY SHARES FOR ME?

     A: Your broker will only be permitted to vote your shares if you provide instructions to your broker on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares and be sure to provide your broker with instructions on how to vote your shares.

9.   Q:  WHAT IF I WANT TO CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY
         CARD?

     A: You can change your vote by sending a later-dated, signed proxy card or a written revocation to the Secretary of CTB at CTB International Corp., 611 North Higbee Street, Milford, Indiana 46542-2000, who must receive it before your proxy has been voted at the special meeting, or by attending the special meeting in person and voting. Your attendance at the special meeting will not, by itself, revoke your proxy. It will only be revoked if you actually vote at the special meeting. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change those voting instructions.

10. Q: WHAT HAPPENS IF I DO NOT SEND IN MY PROXY, IF I DO NOT INSTRUCT MY BROKER TO VOTE MY SHARES OR IF I ABSTAIN FROM VOTING?

     A: If you do not send in your proxy, do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against approval of the merger agreement.

11.  Q:  WHAT IF THE MERGER IS NOT COMPLETED?

     A: It is possible that the merger will not be completed. That might happen if, for example, antitrust approval is not obtained. If that occurs, neither Berkshire, C Acquisition Corp. nor any third party is under any obligation to make or consider any alternative proposals regarding the purchase of the shares of our common stock.

12.  Q:  SHOULD I SEND MY CTB COMMON STOCK CERTIFICATES NOW?

     A: No. Do not send your CTB common stock certificates now. If we complete the merger, you will receive written instructions for exchanging your CTB common stock certificates for your merger consideration.

13.  Q:  MAY I EXERCISE DISSENTER'S RIGHTS IN THE MERGER?

     A: No. Our shareholders are not entitled to exercise dissenter's or appraisal rights, even if you vote against the merger agreement.

14.  Q:  WHERE CAN I FIND MORE INFORMATION ABOUT CTB AND BERKSHIRE?

     A: CTB and Berkshire file periodic reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available about CTB, see "Where You Can Find More Information".

15. Q: WHOM SHOULD I CALL IF I HAVE QUESTIONS OR WANT ADDITIONAL COPIES OF DOCUMENTS?

     A: If you have any questions about the merger or this proxy statement you should call either Don J. Steinhilber, our Chief Financial Officer and Treasurer, or Michael J. Kissane, our General Counsel and Secretary, at
     (574) 658-4191. If you would like additional copies of this proxy statement, or the proxy card, you should call Susan Hight, our Manager of Corporate Communications, at (574) 658-4191.




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


                                     SUMMARY

         This summary, together with the preceding question and answer section, highlights important information discussed in greater detail elsewhere in this proxy statement. This summary includes parenthetical references to pages in other portions of this proxy statement containing a more detailed description of the topics presented in this summary. This summary may not contain all of the information you should consider before voting on the merger agreement. To more fully understand the merger, you should read carefully this entire proxy statement and all of its annexes, including the merger agreement, which is attached as Annex A, before voting on whether to approve the merger agreement.


THE PARTIES TO THE MERGER AGREEMENT  (PAGE 7)

     CTB INTERNATIONAL CORP.

     CTB International Corp.
     611 North Higbee Street
     Milford, Indiana 46542-2000
     (574) 658-4191

     CTB, an Indiana corporation, is a leading designer, manufacturer and marketer of agricultural equipment for efficient production of poultry, hogs and eggs as well as storage systems that preserve the quality of grain and animal feed.

     Our common stock is traded on The Nasdaq Stock Market under the symbol "CTBC."

     BERKSHIRE HATHAWAY INC.

     Berkshire Hathaway Inc.
     1440 Kiewit Plaza
     Omaha, Nebraska 68131
     (402) 346-1400

     Berkshire, a Delaware corporation, is a holding company that owns subsidiaries engaged in a number of diverse businesses. Berkshire's most important business is the property and casualty insurance business, which it conducts on both a direct and reinsurance basis through a number of subsidiaries.

     Berkshire's common stock is traded on The New York Stock Exchange under the symbols "BRK.A" and "BRK.B."

     C ACQUISITION CORP.

     C Acquisition Corp.
     c/o Berkshire Hathaway Inc.
     1440 Kiewit Plaza
     Omaha, Nebraska 68131
     (402) 346-1400

         C Acquisition Corp. is an Indiana corporation and a wholly owned subsidiary of Berkshire, formed solely for the purpose of facilitating the merger.

THE SPECIAL MEETING (PAGE 8)

     o Date, Time and Place (page /o/). The special meeting will take place on /o/, 2002, at /o/[a.m.] [p.m.], local time, at /o/.

     o Record Date and Shares Entitled to Vote; Quorum (page 8). The record date for determining the holders of shares of our common stock entitled to notice of, and to vote at, the special meeting is /o/, 2002. On the record date, /o/ shares of our common stock were outstanding and entitled to vote on the proposal to approve the merger agreement. The presence, in person or by proxy, of shares representing at least a majority of all the votes entitled to be cast on the approval of the merger agreement is necessary to constitute a quorum for the transaction of business at the special meeting.

     o Vote Required (page 8). Approval of the merger agreement requires the




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          affirmative vote of a majority of all the votes entitled to be cast on the approval of the merger agreement. Each share of our common stock is entitled to one vote. Certain of our shareholders, who together hold more than a majority of our outstanding shares, have agreed to vote to approve the merger agreement.

     o Procedures for Voting (page 8). You may vote shares you hold of record in either of two ways:

          o    by completing and returning the enclosed proxy card, or

          o    by voting in person at the special meeting.

          If you hold shares of our common stock in "street name" through a broker or other financial institution, you must follow the instructions provided by the broker or other financial institution regarding how to instruct it to vote those shares.

     o Voting of Proxies (page 9). Shares of our common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. Shares of our common stock represented by properly executed proxies for which no instruction is given will be voted FOR approval of the merger agreement.

     o Revocability of Proxies (page 9). Your proxy may be revoked at any time before it is voted. If you complete and return the enclosed proxy card but wish to revoke it, you must either (1) send a later-dated proxy card relating to the same shares to our Secretary at or before the special meeting, (2) file with our Secretary a written, later-dated notice of revocation or (3) attend the special meeting and vote in person. Please note that your attendance at the meeting will not, by itself, revoke your proxy.

     o Failure to vote. If you do not send in your proxy, do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against approval of the merger agreement.

 SHAREHOLDERS AGREEMENT  (PAGE 34)

     As a condition to its entering into the merger agreement, Berkshire required that American Securities Partners, L.P., ASP/CTB L.P., Caryl M. Chocola, J. Christopher Chocola, Victor A. Mancinelli, Michael J. Kissane and Don J. Steinhilber enter into a shareholders agreement with Berkshire agreeing to vote shares representing in excess of 56.7% of the outstanding shares of our common stock in favor of approval of the merger agreement. As a result, the vote of these shareholders alone will be sufficient to approve the merger agreement. The shareholders agreement is attached to this proxy statement as Annex B.

REASONS FOR THE MERGER; RECOMMENDATION OF OUR BOARD OF DIRECTORS  (PAGE 14)

     Our board of directors has unanimously adopted the merger agreement, approved the transactions contemplated by the merger agreement and determined that it is fair to and in the best interests of CTB and our shareholders that we enter into the merger agreement and complete the merger on the terms and subject to the conditions set forth in the merger agreement. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINIONS OF OUR FINANCIAL ADVISORS  (PAGE 16)

     In connection with the proposed merger, each of our financial advisors, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation and George K. Baum & Company delivered to our board of directors an opinion as to the fairness, as of the date of the opinions, from a financial point of view, of the $12.75 per share merger consideration to be received by holders of our common stock. The full text of the written opinions of our financial advisors, each dated August 16, 2002, are attached to this proxy statement as Annexes C, D and E. We encourage you to read these opinions carefully in their entirety for a description of the procedures followed, assumptions made, matters considered and limitations on our financial advisors' review. THE OPINIONS OF OUR FINANCIAL ADVISORS ARE ADDRESSED TO OUR BOARD OF DIRECTORS AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTERS RELATING TO THE MERGER.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES  (PAGE 30)

     The receipt of cash for shares pursuant to the merger will be a taxable transaction for United States Federal income tax purposes. In general, a shareholder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for United States Federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in the shares exchanged for cash pursuant to the merger. If the shares exchanged constitute capital assets in the hands of the shareholder, the gain or loss will be capital gain or loss and, generally speaking, will be long-term capital gain or loss, if the shares have been held by the shareholder for more than one year. The deductibility of capital losses is subject to limitations.

     BECAUSE THE TAX CONSEQUENCES OF THE MERGER ARE COMPLEX AND MAY VARY DEPENDING ON YOUR PARTICULAR CIRCUMSTANCES, WE RECOMMEND THAT YOU CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL (AND ANY STATE, LOCAL OR FOREIGN) TAX CONSEQUENCES TO YOU OF THE MERGER.

ANTITRUST MATTERS  (PAGE 46)

     The completion of the merger is subject to expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to in this proxy statement as the HSR Act, and the rules and regulations promulgated thereunder, and under any applicable foreign antitrust law.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 31)

     When considering the recommendation of our board of directors, you should be aware that some of our directors and executive officers have interests that are different from, or in addition to, yours. These interests include, among others, payments to some of our directors and executive officers in connection with the completion of the merger, the payment of benefits to some of our executive officers if their employment is terminated, cash payments in exchange for cancellation of stock options held by our directors and executive officers upon the completion of the merger, and indemnification of our directors and executive officers against certain liabilities both before and after the merger.

DISSENTERS' RIGHTS  (PAGE 34)

     CTB shareholders are not entitled to dissenters' rights in connection with the merger.

CONDITIONS TO THE MERGER  (PAGE 43)

     The completion of the merger depends on the satisfaction or waiver of a number of conditions, including, but not limited to, the following:

     o   the approval of the merger agreement by our shareholders;

     o expiration or termination of the applicable waiting period under the HSR Act, the initial waiting period with respect to which is scheduled to expire on September 28, 2002 and the obtaining of any necessary consents or approvals required to consummate the merger under foreign antitrust laws;

     o   absence of any legal restraint preventing the merger;


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


     o accuracy of the parties' representations and warranties in the merger agreement, subject to materiality qualifiers; and

     o the performance by each party of its obligations under the merger agreement in all material respects.

     The obligations of Berkshire and C Acquisition Corp. to complete the merger are also subject to there being no pending proceeding by any governmental entity challenging the merger or seeking, among other things, to prohibit or limit the ownership or operation by us, Berkshire or our and their affiliates of our or their respective businesses or assets as a result of the merger.

TERMINATION OF THE MERGER AGREEMENT  (PAGE 44)

     We and Berkshire may mutually agree to terminate the merger agreement.

     Either we or Berkshire may terminate the merger agreement if:

     o    the merger is not completed by January 31, 2003;

     o a governmental entity has issued a permanent injunction or other order or decree preventing the merger that is in effect and has become final and nonappealable;

     o approval of the merger agreement by our shareholders is not obtained at the special meeting or adjournment or postponement of the special meeting; or

     o the other party breaches any of its representations, warranties or covenants in the merger agreement, which breach is incurable or is not cured within 30 business days of written notice of the breach.

ADDITIONAL INFORMATION  (PAGE 50)

     If you have questions about the merger or this proxy statement, you should call either Don J. Steinhilber, our Chief Financial Officer and Treasurer, or Michael J. Kissane, our General Counsel and Secretary, at (574) 658-4191. If you would like additional copies of this proxy statement or the proxy card, you should call Susan Hight, our Manager of Corporate Communications, at (574) 658-4191.

                       THE PARTIES TO THE MERGER AGREEMENT

CTB INTERNATIONAL CORP.

         We are an Indiana corporation and a leading designer, manufacturer and marketer of agricultural equipment for efficient production of poultry, hogs and eggs as well as storage systems that preserve the quality of grain and animal feed.

         Our principal executive office is located at 611 North Higbee Street, Milford, Indiana 46542-2000, and our telephone number is (574) 658-4191.

         Our common stock is traded on The Nasdaq Stock Market under the symbol "CTBC."

BERKSHIRE HATHAWAY INC.

         Berkshire, a Delaware corporation, is a holding company that owns subsidiaries engaged in a number of diverse businesses. Berkshire's most important business is the property and casualty insurance business, which it conducts on both a direct and reinsurance basis through a number of subsidiaries.

         The principal executive office of Berkshire is located at 1440 Kiewit Plaza, Omaha, Nebraska 68131, and its telephone number is (402) 346-1400.

         Berkshire's common stock is traded on The New York Stock Exchange under the symbols "BRK.A" and "BRK.B."

C ACQUISITION CORP.

         C Acquisition Corp. is an Indiana corporation and a wholly owned subsidiary of Berkshire. C Acquisition Corp. was formed solely for the purpose of facilitating the merger.

         The mailing address of C Acquisition Corp.'s principal executive office is c/o Berkshire Hathaway Inc., 1440 Kiewit Plaza, Omaha, Nebraska 68131, and its telephone number is (402) 346-1400.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE

         We are furnishing this proxy statement to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the special meeting to be held on /o/, 2002, /o/ [a.m]. [p.m]., local time, at /o/, and at any adjournments or postponements of the special meeting. This proxy statement, the attached notice of special meeting and the accompanying proxy card are first being sent or given to our shareholders on or about /o/, 2002.

MATTERS TO BE CONSIDERED

         At the special meeting, holders of record of our common stock as of the close of business on /o/, 2002, will consider and act on a proposal to approve the Agreement and Plan of Merger dated as of August 16, 2002, among CTB, Berkshire and C Acquisition Corp., referred to in this proxy statement as the merger agreement, pursuant to which, upon the merger becoming effective, each share of common stock, par value $0.01 per share, of CTB will be converted into the right to receive $12.75 in cash, without interest. No other business will be transacted at the special meeting other than possible postponements or adjournments of the special meeting.

RECORD DATE AND SHARES ENTITLED TO VOTE; PROCEDURES FOR VOTING; QUORUM

         Our board of directors has fixed the close of business on /o/, 2002, as the record date for determining the holders of shares of our common stock who are entitled to notice of, and to vote at, the special meeting. A shareholders' list will be available for inspection by any shareholder entitled to vote at the special meeting beginning five (5) business days before the date of the special meeting and continuing through the special meeting. As of the record date, /o/ shares of our common stock were issued and outstanding. You are entitled to one vote for each share of our common stock that you hold as of the record date.

         If you are a record holder of shares of our common stock on the record date, you may vote those shares of our common stock in person at the special meeting or by proxy as described below under "Voting of Proxies." If you hold shares of our common stock in "street name" through a broker or other financial institution, you must follow the instructions provided by the broker or other financial institution regarding how to instruct it to vote those shares.

         The presence, in person or by proxy, of shares representing at least a majority of all the votes entitled to be cast on the approval of the merger agreement, is necessary to constitute a quorum for the transaction of business at the special meeting.

VOTE REQUIRED

         Under Indiana law, we are required to submit the merger agreement to our shareholders for approval. Approval of the merger agreement requires the affirmative vote of a majority of all the votes entitled to be cast on the approval of the merger agreement. If you do not send in your proxy, do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the approval of the merger agreement.

         American Securities Partners, L.P., ASP/CTB L.P., Caryl M. Chocola, J. Christopher Chocola, Victor A. Mancinelli, Michael J. Kissane and Don J. Steinhilber have agreed, under the terms of a shareholders agreement, to vote shares representing in excess of 56.7% of the outstanding shares of our common stock in favor of approval of the merger agreement. As a result, the vote of these shareholders alone will be sufficient to approve the merger agreement. See "The Merger--Shareholders Agreement." For information with respect to the beneficial ownership of our common stock by our directors and executive officers, please see "Beneficial Ownership of CTB Common Stock."

VOTING OF PROXIES

         Whether or not you plan to attend the special meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that your shares are voted. Shares of our common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies as to the proposal to approve the merger agreement and in accordance with the judgment of the persons named in the proxies on all other matters that may properly come before the special meeting. Shares of our common stock represented by properly executed proxies for which no instruction is given on the proxy card will be voted FOR approval of the merger agreement.

         If the special meeting is postponed or adjourned, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as these proxies would have been voted at the original convening of the special meeting (except for any proxies that previously have been revoked or withdrawn effectively), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         Please return your marked proxy card promptly so your shares can be represented at the special meeting, even if you plan to attend the meeting in person. PLEASE DO NOT SEND YOUR CTB COMMON STOCK CERTIFICATES NOW. AS SOON AS REASONABLY PRACTICABLE AFTER THE EFFECTIVE TIME OF THE MERGER, THE PAYING AGENT WILL MAIL A LETTER OF TRANSMITTAL TO YOU. YOU SHOULD SEND YOUR CTB COMMON STOCK CERTIFICATES ONLY IN COMPLIANCE WITH THE INSTRUCTIONS THAT WILL BE PROVIDED IN THE LETTER OF TRANSMITTAL.

REVOCABILITY OF PROXIES

         You may revoke your proxy at any time prior to the time it is voted at the special meeting. You may revoke your proxy by:

         o executing a later-dated proxy card relating to the same shares and delivering it to our Secretary before the taking of the vote at the special meeting;

         o filing with our Secretary, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy card; or

         o attending the special meeting and voting in person (although attendance at the special meeting will not, in and of itself, revoke a proxy).

         Any written revocation or subsequent proxy card should be delivered to CTB International Corp., 611 North Higbee Street, Milford, Indiana 46542-2000,
Attention: Secretary, or hand delivered to our Secretary or his representative before the taking of the vote at the special meeting.

PROXY SOLICITATION

         This proxy solicitation is being made on behalf of our board of directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold of record. We have retained Equiserve Trust Company N.A. and Georgeson Shareholder Communications, Inc. to assist us in the solicitation of proxies using the means referred to above, and they will receive fees of up to approximately $5,000, in the aggregate, plus reimbursement of out-of-pocket expenses. We and Berkshire have agreed to equally share the expenses incurred in connection with printing, filing and mailing of this proxy statement.

                                   THE MERGER

BACKGROUND OF THE MERGER

         On March 18, 2002, we announced that we were exploring strategic alternatives to enhance shareholder value, including the possible sale of our entire company. In conjunction with this exploration, we retained each of Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation and George K. Baum & Company as financial advisors. Our board instructed management, with the assistance of our financial advisors, to embark on a process designed to determine the interest of prospective purchasers in entering into a strategic transaction with us.

         As part of this process our financial advisors, at our request, contacted numerous strategic and financial prospective purchasers and informed them that, upon their execution of a confidentiality agreement with us, we would make available to them a confidential information memorandum. During April and May 2002, 74 prospective purchasers executed confidentiality agreements. Each of these prospective purchasers received a confidential information memorandum. Each prospective purchaser that expressed an interest in remaining in the process was asked to submit a preliminary indication of interest by May 21, 2002.

         In early April, 2002, as part of the sale process, at our direction, one of our financial advisors contacted Berkshire about their potential interest in acquiring us. Berkshire indicated that it may have an interest in acquiring us, but was not interested in participating in the sale process. We were unwilling to halt the sale process with other prospective purchasers at that time. Berkshire did not execute a confidentiality agreement or receive any non-public information regarding us at that time.

         On May 21, 2002, our financial advisors received eight preliminary indications of interest in a possible transaction with us. All of these indications of interest were from prospective financial purchasers. These indications of interest, based on information then available to prospective purchasers, ranged from $12.48 to $17.00 per share. All of these indications of interest were conditioned on, among other things, (1) the ability to obtain financing, (2) satisfactory completion of due diligence by prospective purchasers and their financing sources and (3) no material adverse changes with respect to us or markets generally.

         After the submission of indications of interest, one of the prospective purchasers was asked to withdraw from the process based on the relative weakness of their indication of interest. Another prospective purchaser who provided an indicative price per share that was below the average was advised that its indication of interest was below average. This prospective purchaser then chose to withdraw from the process. The remaining six prospective purchasers were invited to participate in due diligence, including meetings with management, site visits and access to a data room. After these meetings with management and due diligence, three more prospective purchasers withdrew from the process. Each of the remaining three prospective purchasers was informed that final bids were due on July 23, 2002.

         On July 23, 2002, our financial advisors received final bids from the three remaining prospective purchasers. A meeting of our board was scheduled for August 2, 2002. During the period between July 23 and August 2, our financial advisors, at our request, asked the three remaining bidders to further refine their bids. As so refined, these bids were for $15.75 per share, $14.00 per share and $13.00 per share. All of these bids were conditioned on, among other things, (1) the ability to obtain financing, (2) satisfactory completion of additional due diligence, expected to take two to six weeks, (3) satisfactory completion of employment and investment agreements with members of management,
(4) execution of a shareholder voting agreement with our largest shareholders,
(5) entering into a definitive agreement with us and (6) no material adverse changes with respect to us or markets generally. In addition, none of the three bids had fully committed financing packages. To the extent financing packages were provided, all of the financing commitments thereunder contained numerous conditions, including no material disruption in the financial markets, no material adverse change with respect to us or our industry generally, satisfactory completion of due diligence and achievement of certain future financial results. These financing packages also indicated that we would be subject to numerous restrictive covenants after the acquisition that could limit our growth. The $15.75 bid was in addition conditioned on the bidder simultaneously completing an acquisition of one of our principal competitors. This was a new condition and not part of this bidder's preliminary indication of interest. In addition, this bidder did not propose a capital structure for its acquisition of us and required four to six weeks of additional due diligence. The $14.00 bid was also conditioned on transaction costs not exceeding a specified amount and the bidder raising two thirds of the required equity to acquire us from third parties, a process that could take up to six weeks after selection as the favoured bidder and execution of an exclusivity agreement.

         On August 2, 2002, our board met to discuss each of these bids in detail. The board noted that (1) each of the bids was highly conditioned and (2) each of the bids contained numerous steps prior to execution of definitive agreements, including additional due diligence, negotiation of employment and investment arrangements and negotiation of financing packages. Our financial and legal advisors estimated that the time required to complete these items and execute definitive agreements ranged from four to 12 weeks. Our board noted that our industry is currently facing challenges, such as the drought in the midwest, which could lead to the reduction of the bid prices or the inability of prospective purchasers to obtain financing on terms indicated in the bids. Our board also noted the substantial reduction in two of the bids when compared with the relevant bidder's initial indication of interest. Our board was also advised by our legal counsel that the $15.75 bid would be subject to significant regulatory scrutiny because it was conditioned on the simultaneous acquisition of one of our principal competitors and that obtaining regulatory clearance without modifications to the transaction would be difficult and might not be possible. The bidder submitting this bid was unwilling to proceed without such a condition, thereby placing the regulatory risk on us. The board also considered the effects that announcing but not consummating a transaction due to regulatory constraints would have on our business and our shareholders. Finally, our board noted that our two largest shareholders, American Securities and members of the Chocola family, would not support a bid with such regulatory risks and disfavored any bid that did not have a fully committed financing package. Because of this, we were unable at this point to satisfy the condition of all three bidders that our largest shareholders enter into a voting agreement supporting the transaction.

         At the August 2 board meeting, one of our financial advisors informed the board that it had, at our direction, contacted Berkshire earlier that day to see if it would be interested in exploring a transaction with us. Berkshire responded that day by submitting a preliminary offer of $13.00 per share to be adjusted downward for the cost of certain advisory fees triggered by the transaction, subject only to a satisfactory meeting with our senior management. Based on the foregoing, our board (1) instructed management to meet with Berkshire, (2) instructed our financial advisors to inform the bidder that submitted the $15.75 bid that we were unwilling to accept the regulatory risk associated with its bid and would not proceed with the condition it proposed and
(3) instructed our financial advisors to seek further refinement of the two remaining bids. The bidder which submitted the $15.75 bid was unwilling to proceed without a condition that it successfully complete its other transaction.

         On August 6, 2002, Warren Buffett, Chairman and Chief Executive Officer of Berkshire, met with Victor A. Mancinelli, our President and Chief Executive Officer, Don J. Steinhilber, our Chief Financial Officer and Treasurer, and one of our financial advisors, at Berkshire's office in Omaha, Nebraska.

         Between August 7 and August 15, 2002, we negotiated and executed a confidentiality agreement and discussed various matters relating to the proposed transaction with Berkshire, and on August 15, 2002, the parties settled on a price of $12.75 per share. This price reflected negotiations regarding the amount of adjustment required with respect to advisory fees and further adjustment for the greater time required to complete a statutory merger preferred by Berkshire as opposed to a tender offer followed by a second step merger as preferred by our largest shareholders. Berkshire also required that our largest shareholders and certain members of our management execute a shareholder voting agreement agreeing to support the transaction.

         Our board met on August 16, 2002, to consider the proposed transaction with Berkshire. Also present at this meeting were Don J. Steinhilber, our Chief Financial Officer and Treasurer, and Michael J. Kissane, our General Counsel and Secretary, as well as representatives of our outside financial and legal advisors. Members of our senior management and our outside financial advisors discussed with our board the proposed transaction and alternatives. Among other matters, we reviewed our prior activities in our consideration of potential strategic alternatives, including our discussions with parties other than Berkshire. Our financial advisors noted that, as of the date of the meeting, to their knowledge, no new material developments had occurred with respect to the remaining two bids. Our senior management then reviewed the current state of our business and industry. In this presentation, management reviewed certain challenges facing the industry as a whole, including the adverse effect on crop production levels and animal feed costs resulting from the drought in the midwest and increasing steel prices. Management noted that, because of these items, we probably would not meet non-public projections we had shared with bidders other than Berkshire. Our outside legal counsel reviewed in detail the principal terms and conditions of the proposed merger agreement, proposed shareholders agreement and relevant aspects of applicable law regarding the fiduciary duties of our board in connection with the proposed transactions.

         In connection with these presentations, our board reviewed and considered, among other things, (1) the sufficiency of the merger consideration,
(2) the fact that our obligations to complete the merger are subject only to obtaining customary regulatory clearances and other customary conditions, (3) the fact that Berkshire's obligation to complete the merger was not conditioned on obtaining financing and that its bid was not subject to further due diligence, (4) the fact that our largest shareholders supported the proposed transaction and (5) the other principal terms of the proposed merger agreement. Each of our financial advisors reviewed with the board the financial aspects of the proposed merger and delivered to our board its opinion to the effect that, as of August 16, 2002 and based on and subject to the matters described in its opinion, the $12.75 per share cash consideration was fair, from a financial point of view, to the holders of our common stock. After full discussion, our board determined that it was fair to and in the best interests of us and our shareholders that we enter into the merger agreement and complete the merger on the terms and subject to the conditions set forth in the merger agreement. Accordingly, our board adopted the merger agreement and approved the transactions contemplated by the merger agreement and the shareholders agreement.

         We, Berkshire and C Acquisition Corp. executed the merger agreement after the close of trading on The Nasdaq Stock Market on Friday, August 16, 2002. On Monday, August 19, 2002, we issued a press release publicly announcing the proposed transaction.

PURPOSE AND EFFECTS OF THE MERGER

         The principal purpose of the merger is to enable Berkshire to own all of the equity interest in us and afford our shareholders the opportunity, upon completion of the merger, to receive a cash price for their shares. The merger will be accomplished by merging a wholly owned subsidiary of Berkshire with and into us, and we will become the surviving corporation.

         The merger will terminate all equity interest in us held by our shareholders and Berkshire will be the sole beneficiary of our earnings and growth following the merger. Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and is listed for trading on The Nasdaq Stock Market under the symbol "CTBC." Upon the completion of the merger, our common stock will be delisted from The Nasdaq Stock Market and registration of our common stock under the Exchange Act will be terminated.

         As a result of the completion of the merger, as a shareholder, you will be entitled to receive $12.75 for each share of our common stock that you own at the effective time of the merger. Each holder of an option to purchase a share of our common stock that is outstanding immediately prior to completion of the merger will receive, in exchange for the cancellation of the option, an amount in cash equal to the excess, if any, of $12.75 over the exercise price per share of our common stock subject to the option, multiplied by the number of shares of our common stock subject to the option, net of any applicable withholding taxes.

         If any condition to the merger is not satisfied or waived, including the necessary regulatory clearances, the merger will not be completed. In such an event, you will not receive any cash or other consideration as result of these transactions.

REASONS FOR THE MERGER; RECOMMENDATION OF OUR BOARD OF DIRECTORS

         Our board of directors has unanimously adopted the merger agreement and determined that the terms of the merger are fair to and in the best interests of us and our shareholders.

         In reaching its decision to adopt the merger agreement and to recommend that our shareholders vote to approve the merger agreement, our board considered a number of factors, including the following:

         o OUR BUSINESS, CONDITION AND PROSPECTS. Our board considered information with respect to our financial condition, results of operations, business, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, economic and market conditions. Further, our board explored the possible alternatives to the merger, the range of possible benefits to our shareholders of these alternatives and the timing and likelihood of accomplishing the goal of any of these alternatives.

         o FORM OF MERGER CONSIDERATION. Our board considered the cash only merger consideration to be received by our shareholders. Our board considered the desirability of the liquidity and certainty of value that an all-cash transaction would afford our shareholders.

         o LIMITED CONDITIONALITY; TRANSACTION STRUCTURE. Our board also considered the fact that the transaction is not conditioned on obtaining financing and that the conditions to the completion of the transaction were customary and, in the board's judgment, likely to be satisfied. In addition, our board considered that the proposed transaction could be completed much more quickly than any other alternative transaction.

         o POTENTIAL RISKS. Our board also considered a number of potential risks, as well as related mitigating factors, in connection with its evaluation of the merger. These risks included the potential diversion of management resources from operational matters and the opportunity costs associated with pursuing the proposed merger. In weighing this factor, however, our board considered the flexibility afforded by the interim operating covenants in the merger agreement, relating, for example, to acquisitions, capital expenditures, and indebtedness. Other risks considered by our board included the fact that:

              o the merger agreement prohibits us from soliciting or entering into any alternative transaction; and

              o we would be required to conduct our business only in the ordinary course consistent with past practice and subject to operational restrictions prior to the completion of the merger.

              In the judgment of our board, however, these potential risks were more than offset by the potential benefits of the merger discussed above.

         o OPINIONS OF OUR FINANCIAL ADVISORS. Our board considered the opinions of each of our financial advisors to our board as to the fairness, from a financial point of view, of the $12.75 per share merger consideration to be received by the holders of our common stock, as more fully described below in "Opinions of Our Financial Advisors."

         o ADDITIONAL CONSIDERATIONS. In the course of its deliberations on the merger, our board consulted with members of our senior management and our legal and financial advisors on various legal, business and financial matters. Additional factors considered by our board in determining whether to approve the merger agreement included: (1) the current industry, economic and marketplace conditions and trends; (2) the terms and conditions of the merger agreement; (3) the likelihood and anticipated timing of receipt of required regulatory approvals and satisfaction of all other conditions; (4) the fact that our largest shareholders agreed to support the proposed transaction; (5) the uncertainty of any alternative transaction that would yield a superior value to our shareholders; (6) the current and historical market price of our common stock; (7) the expectation that Berkshire would provide job opportunities through business growth, as well as various commitments of Berkshire in the merger agreement with respect to contractual benefits and compensation obligations to employees of the surviving corporation; (8) Berkshire's reputation as a good employer providing workers with both stable employment and opportunities for advancement; (9) Berkshire's commitment and reputation for taking a long-term approach to its investments, unlike other investors who may seek short-term exit opportunities;
              (10) the fact that we will not be subject to restrictive covenants that may limit growth opportunities and operational flexibility;
              (11) the expectation that termination of employees will not be required as a result of the merger and the existence of severance benefits under our severance policies if any of our employees are terminated in connection with the merger; and (12) the expectation that we would be permitted to continue, following the merger, to support community activities in the geographic areas of our business activity.

         In addition, our board of directors considered the interests of our directors and executive officers described in "The Merger-Interests of Certain Persons in the Merger."

         The above discussion is not intended to be exhaustive, but we believe it addresses the material information and factors considered by our board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the number and variety of factors and the amount of information considered, our board of directors did not find it practicable to make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of our board of directors may have given different weights to different factors.

         OUR BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINIONS OF OUR FINANCIAL ADVISORS

         In connection with the merger, our financial advisors, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation and George K. Baum & Company, each delivered a written opinion, dated August 16, 2002, to our board of directors that, as of that date and based on and subject to the matters described in their respective opinions, the $12.75 per share merger consideration to be received by holders of our common stock was fair to such holders from a financial point of view. The full text of the separate written opinions of Bear Stearns, Credit Suisse First Boston and George K. Baum & Company, each dated August 16, 2002, are attached to this document as Annexes C, D and E, respectively. We encourage you to read each opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. THESE OPINIONS ARE ADDRESSED TO OUR BOARD OF DIRECTORS AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE MERGER.

Bear, Stearns & Co. Inc.'s Opinion

         Bear Stearns has acted as financial advisor to our board of directors in connection with our review of strategic alternatives and the merger. In connection with Bear Stearns' engagement as financial advisor, our board of directors requested that Bear Stearns evaluate the fairness, from a financial point of view, to the holders of our common stock, of the $12.75 per share cash consideration to be received in the merger by holders of our common stock. On August 16, 2002, Bear Stearns delivered its oral opinion, subsequently confirmed in writing, to the effect that, as of the date of the Bear Stearns opinion and based on and subject to the assumptions, limitations and qualifications set forth therein, the $12.75 per share cash consideration to be received in the merger by the holders of our common stock, was fair, from a financial point of view, to such holders.

         THE FULL TEXT OF BEAR STEARNS' WRITTEN OPTION, DATED AUGUST 16, 2002, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BEAR STEARNS, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE BEAR STEARNS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE BEAR STEARNS OPINION. SHAREHOLDERS ARE URGED TO, AND SHOULD, READ CAREFULLY THE BEAR STEARNS OPINION IN ITS ENTIRETY IN CONJUNCTION WITH THIS PROXY STATEMENT.

         The Bear Stearns opinion was provided for the information of our board of directors in connection with its consideration of the merger and relates only to the fairness, from a financial point of view, of the $12.75 per share cash consideration to be received in the merger by the holders of our common stock. The Bear Stearns opinion does not address any other aspect of the merger or any related transaction or any other proposal, does not address our underlying business decision to effect the merger, does not constitute a recommendation to our board of directors, and does not constitute a recommendation to any shareholder as to any matter relating to the merger.

         Although Bear Stearns evaluated the fairness, from a financial point of view, of the $12.75 per share cash consideration to be received in the merger by the holders of our common stock, the amount and form of the merger consideration was determined by the parties to the merger agreement through arm's-length negotiations. We did not provide specific instructions to, or place any limitations on, Bear Stearns with respect to the procedures to be followed or factors to be considered by Bear Stearns in performing its analyses or rendering the Bear Stearns opinion.

         In arriving at the Bear Stearns opinion, Bear Stearns:

         o    reviewed the merger agreement and related documents;

         o reviewed our Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1998 through December 31, 2001, our Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2002 and our Reports on Form 8-K for the three years ended August 16, 2002;

         o reviewed certain operating and financial information, including our management's projections for the four years ended December 31, 2005, prepared in February 2002 and thereafter sensitized to reflect certain events and financial results subsequent to their initial development, as so sensitized, referred to as the Projections, provided to Bear Stearns by our management relating to our business and prospects;

         o reviewed our monthly operating results for January 2002 through July 2002;

         o met with certain members of our senior management to discuss our business, operations, historical and projected financial results and future prospects;

         o reviewed the historical prices, trading multiples and trading volumes of the shares of our common stock;

         o reviewed the terms of recent acquisitions of companies which Bear Stearns deemed generally relevant to us;

         o reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally relevant to us;

         o    performed discounted cash flow analyses based on the Projections;
              and

         o conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

         In the course of its review, Bear Stearns relied on and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the Projections, provided by us to Bear Stearns. With respect to the Projections provided by us to Bear Stearns, Bear Stearns was advised that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management (as of the date such projections were initially prepared and as subsequently sensitized to reflect certain events and financial results subsequent to their initial development) as to our expected future performance. Bear Stearns did not assume any responsibility for the independent verification of any of the information or of the Projections provided to it, or the adjustment to such Projections, and Bear Stearns relied on the assurances of our senior management that they were unaware of any facts that would make the information or Projections provided to Bear Stearns incomplete or misleading. Bear Stearns assumed that the merger would be consummated in a timely manner and in accordance with the terms of the merger agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on us.

         In arriving at the Bear Stearns opinion, Bear Stearns did not perform or obtain any independent appraisal of our assets or liabilities, contingent or otherwise, nor was Bear Stearns furnished with any appraisals. During the course of its engagement, Bear Stearns was asked by our board of directors to solicit indications of interest from various third parties regarding a potential transaction with us. Bear Stearns reviewed with our board of directors several proposals with a purchase price in excess of the $12.75 per share cash consideration to be received by holders of our common stock and the issues contained in each of those proposals, which could affect the achievability of such proposals. Our board of directors determined not to proceed with the other proposals for a number of reasons, as more fully described above in "Background of the Merger", and Bear Stearns was advised of that fact. After consultation with our board of directors about this decision, Bear Stearns did not consider the other proposals. Bear Stearns was not asked to consider, and the Bear Stearns opinion does not address, the relative merits of the merger as compared to the other proposals or any alternative business strategies that might exist for us or the effects of any other transaction in which we might engage. The Bear Stearns opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated on the date of such opinion.

         The following is a summary of the material analyses underlying the Bear Stearns opinion dated August 16, 2002, delivered to our board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Bear Stearns' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Bear Stearns' financial analyses.

         HISTORICAL STOCK PRICE ANALYSIS. Using publicly available information, Bear Stearns reviewed the historical closing prices of our common stock for various periods prior to our announcement on March 18, 2002, that we had retained Bear Stearns to evaluate strategic alternatives, including a possible sale, and for the period subsequent to such announcement until August 15, 2002. Bear Stearns observed that the $12.75 per share cash consideration to be received in the merger by the holders of our common stock represented the following premiums or (discounts) to the price as of the respective periods or dates below:



                                                    AVERAGE     IMPLIED
                                                     PRICE      PREMIUM
                                                    -------     -------
    Period Prior to Announcement Date
    2-years (March 14, 2000 - March 15, 2002)       $ 8.92        42.9%
    1-year (March 14, 2001 - March 15, 2002)        $10.18        25.2%
    6-months (September 17, 2001 - March 15,        $11.42        11.6%
    2002)
    3-months (December 17, 2001 - March 15, 2002)   $12.78        (0.3%)

    1-day Prior to Announcement Date (March 15,     $14.50       (12.1%)
    2002)
    Period Since Announcement
    March 18, 2002 - August 15, 2002                $15.57       (18.1%)

         COMPARISON TO SELECTED PUBLIC COMPANIES. Using publicly available information, Bear Stearns reviewed and compared our financial and stock market performance data to corresponding data of the following selected publicly traded companies:

    o  Ag Services of America            o  Pilgrims Pride
    o  Cagle's                           o  RDO Equipment
    o  Cal-Maine Foods                   o  Sanderson Farms
    o  Gehl                              o  Seaboard Corp.
    o  Lindsay Manufacturing Co.         o  Valmont Industries

         For each of the selected companies, Bear Stearns reviewed certain publicly available financial data, valuation statistics, financial ratios, research reports, published earnings estimates for calendar year 2002 and stock market information and calculated the ratios and multiples based on such information, which data was adjusted, where applicable, for certain extraordinary and non-recurring items. Bear Stearns compared enterprise values, calculated as equity value plus debt, preferred stock and minority interests less cash and cash equivalents, of the selected companies and us as multiples of their respective latest 12 months and projected 2002 sales, earnings before interest and taxes (EBIT), and earnings before interest, taxes, depreciation and amortization (EBITDA). Bear Stearns also compared stock prices of the selected companies and us as multiples of the calendar year 2001 and estimated calendar year 2002 earnings per share, commonly referred to as the P/E ratio. In addition, Bear Stearns compared equity values of the selected companies and us as multiples of tangible book values, calculated as total stockholders' equity less goodwill and other intangible assets.

         All multiples were based on closing stock prices on August 15, 2002, except in our case where the multiples were based on the $12.75 per share cash consideration to be received in the merger. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and, in our case, our estimated financial data. This analysis indicated the following multiples for the selected companies based on their latest 12 months and estimated 2002 sales, EBIT and EBITDA, calendar year 2001 and estimated calendar year 2002 earnings per share, and tangible book value as compared to our corresponding multiples implied by the cash consideration of $12.75 per share:

                                                ENTERPRISE VALUE/                                           EQUITY
                              -------------------------------------------------------                       VALUE/
                                  SALES              EBITDA               EBIT          CALENDAR YEAR P/E  TANGIBLE
                              ----------------   ---------------     ----------------   -------   -------   BOOK
                              LTM       2002E     LTM      2002E      LTM      2002E     2001A     2002E    VALUE
                              ------   -------   ------    ------    ------    ------   -------   -------  --------
Harmonic Mean of Selected      0.40x     0.57x     6.9x      7.0x     10.4x     11.1x      9.4x     19.4x    0.7x
Companies (1)
High of Selected Companies     1.75      1.71     15.9      13.7      21.1      17.4      20.5      28.3     3.4
Low of Selected Companies      0.13      0.32      3.8       4.6       5.3       7.1       6.6      14.8     0.2
CTB - At $12.75 per Share      0.79      0.74      5.2       4.7       7.0       5.9      10.1       8.0     4.8

---------------------------

(1) "Harmonic Mean" represents the reciprocal of the arithmetic mean of the reciprocals of a set of data points.


         Bear Stearns principally utilized the selected companies that we have historically identified in our proxy statements as in our peer group. The utilized companies include agricultural and construction equipment manufacturers and processors and marketers of food products. Bear Stearns noted that none of the selected companies are in businesses substantially similar to ours and, accordingly, any analysis of the selected companies is of limited applicability.

         SELECTED MERGER AND ACQUISITIONS ANALYSIS. Using publicly available information, Bear Stearns reviewed and analyzed the purchase prices, and transaction multiples implied by the purchase prices, proposed to be paid, at the time of announcement, in the following eleven selected merger and acquisition transactions:


ACQUIROR                                                     TARGET
--------                                                     ------
Thor Industries                                              Keystone RV Company
Kohlberg & Co., LLC                                          Katy Industries, Inc.
Saw Mill Capital Fund II, L.P./Management Group              Jason Incorporated
Management Group                                             Transportation Technologies Inc.
Vestar Capital Partners IV, L.P. Management Group            Gleason Corporation
Hancor Holding LLC                                           Jannock Vinyl Group
The GSI Group, Inc.                                          David Manufacturing Co.
CTB International Corp.                                      Butler Manufacturing Co. (Grain Systems Division)
CTB International Corp.                                      Fancom Holding B.V.
American Securities Capital Partners                         CTB International Corp.
Management Group                                             The GSI Group, Inc.

         Bear Stearns compared enterprise values, calculated as the amount proposed to be paid, at the time of announcement, in each transaction for the equity of the target company, plus debt, preferred stock and minority interests, less cash and cash equivalents, of the selected transactions and the merger as multiples of latest 12 months sales, EBIT and EBITDA, as well as equity values, calculated as the amount proposed to be paid, at the time of announcement, in each transaction for the equity of the target company, of the selected transactions and the merger as multiples of latest 12 months net income. All multiples for the selected merger and acquisition transactions were based on financial information available at the time of the announcement of the relevant transaction and data for the latest 12 months preceding the date of announcement of the transaction. Adjustments were made, where applicable, for certain extraordinary and non-recurring items. This analysis indicated the following:


                                                                                ENTERPRISE VALUE/LTM
                                              EQ. VALUE /           --------------------------------------------
                                              NET INCOME            SALES             EBITDA            EBIT
                                              -----------           ------            ------            -----
Harmonic Mean of Comparable Acquisitions          9.4x               0.59x             5.3x              7.2x
(1)
High of Comparable Acquisitions                  16.4x               0.90x             6.6x             14.2x
Low of Comparable Acquisitions                    4.6x               0.37x             4.0x              4.8x
CTB - At $12.75 per share                         9.6x               0.79x             5.2x              7.0x

---------------------------------------

(1) "Harmonic Mean" represents the reciprocal of the arithmetic mean of the reciprocals of a set of data points.


         Bear Stearns noted that no company or transaction used in the foregoing analysis is substantially similar to us or the proposed transaction. Therefore, because of the lack of comparable merger and acquisition transactions, this analysis is of limited applicability.

         DISCOUNTED CASH FLOW ANALYSIS. Bear Stearns performed a discounted cash flow analysis of us based on projections for fiscal years ending December 31, 2002, 2003, 2004 and 2005 provided by our management. Free cash flows for the period beginning on June 30, 2002 and ending on December 31, 2005, were discounted to June 30, 2002. Bear Stearns calculated free cash flow for each period as tax-effected earnings before interest and taxes, plus depreciation and amortization, less changes in working capital and capital expenditures. Bear Stearns calculated the terminal value by applying a range of assumed growth rates of 0.5% to 1.0% of projected fiscal year 2005 free cash flow into perpetuity. Discount rates of 10.0% to 14.0% were chosen based on Bear Stearns' estimate of our weighted average cost of capital. To calculate the aggregate net present value of our equity, Bear Stearns subtracted our total debt, minority interest, minus cash and cash equivalents as of June 30, 2002, from the sum of the present value of the projected free cash flows and the present value of the terminal value.

         As part of Bear Stearns' review of our operating and financial information, including our management's projections for the four years ended December 31, 2005, prepared in February 2002, we advised Bear Stearns that, given certain events and financial results that have occurred subsequent to their initial development, it is unlikely that we will achieve the projections originally provided in February 2002. As a result, we informed Bear Stearns that a reduced range of projections represent the most likely range of outcomes and should be utilized to assess our future performance. Accordingly, Bear Stearns performed a sensitivity case analysis based on the percentage of our projected EBITDA provided to Bear Stearns by us. This analysis indicated an implied range of our equity values of $7.75 to $19.38 per share.

         OTHER ANALYSES. Bear Stearns conducted such other analyses as it deemed appropriate, including reviewing our historical stock price performance, reviewing our relative stock price performance versus various stock market indices, reviewing available information regarding the holders of our common stock, reviewing our historical and projected financial and operating data, and comparing our historical monthly financial and operating data with that underlying our projections.

         In preparing the Bear Stearns opinion for our board of directors, Bear Stearns performed a variety of financial and comparative analyses, including those described above. The summary of Bear Stearns' analyses is not a complete description of the analyses underlying the Bear Stearns opinion. The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of those methods to the particular circumstances involved. The Bear Stearns opinion is therefore not necessarily susceptible to partial analysis or summary description. In arriving at the Bear Stearns opinion, Bear Stearns made qualitative judgments as to the significance and relevance of each analysis and factor considered by it and did not attribute particular weight to any one analysis or factor. Bear Stearns did not form an opinion as to whether any individual analysis or factor, positive or negative, considered in isolation, supported or failed to support the Bear Stearns opinion. Accordingly, Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or of the summary described above or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

         The analyses performed by Bear Stearns, particularly those based on estimates, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those results suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Bear Stearns' analyses are inherently subject to substantial uncertainty. The analyses were prepared solely as part of Bear Stearns' analysis of the fairness, from a financial point of view, of the $12.75 cash consideration to be received in the merger by the holders of our common stock.

         The Bear Stearns opinion and financial analyses performed by Bear Stearns were only one of many factors considered by our board of directors in their evaluation of the merger, and should not be viewed as determinative of the views of our board of directors or our management with respect to the cash consideration or the merger.

         We engaged Bear Stearns based on its qualifications, expertise and reputation in providing advice to companies with respect to transactions similar to the merger. Bear Stearns has not been previously engaged by us or our board of directors to provide any investment banking and financial advisory services in connection with any mergers, acquisitions or business combinations or in connection with any offerings of equity or debt. Bear Stearns is an internationally recognized investment banking firm and, as part of its investment banking activities, regularly engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of CTB and/or Berkshire for Bear Stearns' own account and for the account of Bear Stearns' customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

         Pursuant to the terms of our engagement letter with Bear Stearns dated March 15, 2002, we have agreed to pay Bear Stearns a cash fee equal to the greater of (i) $1,500,000 or (ii) 0.65% of the total consideration paid in the merger, if the merger is completed. We have agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses incurred by Bear Stearns in connection with its engagement and the transaction, including the reasonable fees and expenses of legal counsel and of any other consultant or advisor retained by Bear Stearns. We have also agreed to indemnify Bear Stearns and related persons against certain liabilities in connection with the engagement of Bear Stearns, including liabilities under the federal security laws.

Credit Suisse First Boston Corporation's Opinion

         Credit Suisse First Boston has acted as a financial advisor to us in connection with the merger. We selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

         In connection with Credit Suisse First Boston's engagement, we requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of our common stock of the consideration provided for in the merger. On August 16, 2002, at a meeting of our board of directors held to evaluate the merger, Credit Suisse First Boston rendered to our board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated August 16, 2002, to the effect that, as of that date and based on and subject to the matters described in its opinion, the per share merger consideration to be received by holders of our common stock was fair to such holders from a financial point of view.

         THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S WRITTEN OPINION, DATED AUGUST 16, 2002, TO OUR BOARD OF DIRECTORS, WHICH SETS FORTH, AMONG OTHER THINGS, THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX D AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. HOLDERS OF OUR COMMON STOCK ARE ENCOURAGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO OUR BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING

TO THE MERGER. THE SUMMARY OF CREDIT SUISSE FIRST BOSTON'S OPINION IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

         In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and certain related documents, as well as certain publicly available business and financial information relating to us. Credit Suisse First Boston also reviewed certain other information relating to us, including financial forecasts, provided by us to or discussed with Credit Suisse First Boston, and met with our management to discuss our business and prospects. Credit Suisse First Boston also considered certain financial and stock market data with respect to us, and compared those data with similar data for other publicly held companies in businesses similar to ours and considered, to the extent publicly available, the financial terms of certain other business combinations that in the past have been effected. Credit Suisse First Boston also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

         In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. Credit Suisse First Boston was advised, and assumed, that our financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our future financial performance. Credit Suisse First Boston assumed, with our consent, that the merger would be consummated in its entirety in accordance with the terms of the merger agreement, without waiver, amendment or modification of any material term, condition or agreement. Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of our assets or liabilities, contingent or otherwise, and Credit Suisse First Boston was not furnished with any such evaluations or appraisals.

         Credit Suisse First Boston's opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of Credit Suisse First Boston's opinion. In connection with its engagement, Credit Suisse First Boston was requested to solicit indications of interest from, and held preliminary discussions with, third parties regarding the possible acquisition of all or a part of us. Credit Suisse First Boston's opinion did not address the relative merits of the merger as compared to other business strategies that might have been available to us, nor did it address the underlying business decision of our board of directors to proceed with the merger. Although Credit Suisse First Boston evaluated the consideration in the merger from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined between us and Berkshire. No other limitations were imposed on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

         In preparing its opinion to our board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

         In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to us or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

         Credit Suisse First Boston's opinion and financial analyses were only some of many factors considered by our board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of our board of directors or management with respect to the proposed merger or the consideration provided for in the merger agreement.

         The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion delivered to our board of directors in connection with the merger. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND CREDIT SUISSE FIRST BOSTON'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CREDIT SUISSE FIRST BOSTON'S FINANCIAL ANALYSES.

         Credit Suisse First Boston performed a selected companies analysis, a selected acquisitions analysis and a discounted cash flow analysis for us as more fully described below. Based on these valuation methodologies, Credit Suisse First Boston derived the following implied per share equity reference range for our common stock as compared to the per share merger consideration:

             IMPLIED PER SHARE EQUITY
                 REFERENCE RANGE              PER SHARE MERGER CONSIDERATION
          ------------------------------      ------------------------------
                  $11.00 - $14.50                         $12.75

         SELECTED COMPANIES ANALYSIS. Using publicly available information, Credit Suisse First Boston compared financial and operating data of the following eight publicly traded companies, which were identified by us as companies of similar size and in businesses similar to our business, with corresponding data to us:

         o AGCO Corporation
         o Alamo Group, Inc.
         o Blount International, Inc.
         o Butler Manufacturing Company
         o Gehl Company
         o Lindsay Manufacturing Co.
         o NCI Building Systems, Inc.
         o Valmont Industries, Inc.

         Credit Suisse First Boston reviewed enterprise values, calculated as equity value plus net debt, as multiples of latest 12 months and, where available, estimated calendar year 2002 revenue and enterprise values as multiples of latest 12 months and, where available, estimated calendar year 2002 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Credit Suisse First Boston also reviewed equity values as multiples of latest 12 months tangible book value. Credit Suisse First Boston then applied a range of selected multiples derived from the selected companies to our corresponding financial data. All multiples were based on closing stock prices on August 14, 2002. Estimated financial data for us were based on internal estimates of our management and estimated financial data for the selected companies were based on publicly available research analysts' estimates. This analysis indicated an implied per share equity reference range for us of $10.10 to $13.60.

         SELECTED ACQUISITIONS ANALYSIS. Using publicly available information, Credit Suisse First Boston reviewed the implied transaction multiples paid in each of the following selected merger and acquisition transactions involving companies that operate in industries comparable to our business:


     ACQUIROR                                             TARGET
     --------                                             ------
o    Ironbridge Acquisition Corp.                         Pitt-Des Moines, Inc.
o    Reliance Steel & Aluminum Co.                        Pitt-Des Moines, Inc. (Steel Service Center
                                                          Division)
o    Kohlberg & Co., LLC                                  Katy Industries, Inc.
o    SPX Corporation                                      United Dominion Industries Limited
o    Usinor Steel Corp.                                   Arbed S.A.
o    AGCO Corp.                                           Ag-Chem Equipment Co., Inc.
o    Investor Group                                       Wolseley plc
o    Heico Companies LLC                                  Robertson-Ceco Corporation
o    Carlisle Companies, Inc.                             Titan International, Inc. (Tire & Wheel Business)
o    Crown Industries, Inc.                               Bush Hog LLC
o    Saw Mill Capital LLC/Management Group                Jason Inc.
o    Deere & Co.                                          Timberjack Group Oy
o    Textron, Inc.                                        OmniQuip International, Inc.
o    Lehman Brothers Merchant Banking Partners LLC        Blount International, Inc.
o    Onex Corporation                                     American Buildings Company
o    The Carlyle Group                                    Honsel AG
o    NCI Building Systems, Inc.                           Metal Building Components, Inc.
o    CTB International Corp.                              Grains Systems Division of Butler Manufacturing
                                                          Company
o    CTB International Corp.                              Fancom Holding B.V.
o    Euromax International                                Alumax, Inc. (Fabricated Products Division)
o    Management Group                                     The GSI Group Inc.
o    American Securities Capital Partners LP              CTB International Corp.

         Credit Suisse First Boston compared transaction values in the selected transactions as multiples of latest 12 months revenue, EBITDA and earnings before interest and taxes. Credit Suisse First Boston then applied a range of selected multiples derived from the selected transactions to the corresponding financial data of CTB. All multiples for the selected transactions were based on publicly available information at the time of the relevant transaction. This analysis indicated an implied per share equity reference range for us of $12.20 to $17.20.

         DISCOUNTED CASH FLOW ANALYSIS. Credit Suisse First Boston performed a discounted cash flow analysis of our cash flows to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that we could generate over fiscal years 2002 through 2005. Credit Suisse First Boston performed this analysis based on two scenarios, the CTB management case and an alternative case. The CTB management case was based on internal estimates of our projected performance by our management, which were subsequently revised downward based on discussions with our management. The alternative case projected cash flows through 2007 and was based on discussions with our management, our historical performance and anticipated industry performance.

         Credit Suisse First Boston calculated a range of estimated terminal values for us by applying a range of perpetuity growth rates to projected unlevered cash flows in the terminal years. The present value of the estimated free cash flows and terminal values for each case were calculated using discount rates ranging from 10.0% to 14.0%. This analysis indicated an implied per share equity reference range for us of $9.00 to $15.00.

         OTHER FACTORS. In the course of preparing its opinion, Credit Suisse First Boston also reviewed the historical price performance and trading characteristics of our common stock and the relationship between movements in our common stock and movements in the Standard & Poor's 500 Index, the Standard & Poor's Small Cap 600 Index and selected stock indices of companies in related industries.

         MISCELLANEOUS. We agreed to pay Credit Suisse First Boston a fee of 0.65% of the total consideration paid in the merger, if the merger is completed. We have also agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the Federal securities laws, arising out of its engagement.

         Credit Suisse First Boston and its affiliates have in the past provided, and may in the future provide, investment banking and financial services to us and ASP/CTB, L.P., a shareholder of us, unrelated to the merger, for which services Credit Suisse First Boston and its affiliates have received and expect to receive compensation. Affiliates of Credit Suisse First Boston and certain investment funds affiliated or otherwise associated with Credit Suisse First Boston have investments in funds managed or advised by ASP/CTB, L.P. or its affiliates. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade in our securities and Berkshire's securities for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

George K. Baum & Company's Opinion

         On August 16, 2002, George K. Baum & Company or GKB delivered certain of its written analyses and its oral opinion to our board of directors to the effect that, subject to the assumptions, procedures and limitations set forth therein, as of such date, the consideration to be received by the holders of our common stock pursuant to the terms and conditions set forth in the merger agreement was fair from a financial point of view to the holders of our common stock.

         In connection with its opinion, GKB reviewed, among other things, the terms and conditions describing or otherwise directly relating to the merger consideration set forth in the merger agreement; certain publicly available business and historical financial information relating to us, including without limitation our Annual Reports, Forms 10-K, Forms 10-Q and other filings with the SEC; current and historical market prices and trading volumes of our common stock; certain internal financial information and other data relating to our business and financial prospects, as well as estimates, financial forecasts and analyses prepared by our management that are not publicly available; and the process and background that led to the merger. GKB also has held discussions with members of our senior management regarding our past and current business operations, financial condition and future prospects. In addition, GKB compared certain publicly available financial information and stock market data for us with similar information for certain other companies that GKB believed to be comparable in certain respects to us; reviewed the financial terms of certain business combinations that GKB deemed to be similar in certain respects to the merger; performed a discounted cash flow analysis of our projected future free cash flows; reviewed the premium or discount paid under the merger versus the historical trading performance of our common stock, and performed such other studies and analyses as GKB deemed necessary or appropriate.

         In preparing its opinion, GKB relied upon and assumed the accuracy and completeness of all the financial and other information that was publicly available or provided to GKB by or on behalf of us, and was not engaged to independently verify any such information. GKB did not undertake nor did it obtain any independent evaluations or appraisals of any of our assets, properties or liabilities, nor did GKB make any physical inspection of our properties or assets. GKB has not been engaged to independently verify any legal or accounting matters related to the merger.

         THE FULL TEXT OF THE WRITTEN OPINION OF GKB, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH ITS OPINION, IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX E AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO AND SHOULD READ CAREFULLY THE GKB OPINION IN ITS ENTIRETY IN CONJUNCTION WITH THIS PROXY STATEMENT. GKB'S ANALYSIS AND OPINION WERE PREPARED FOR THE INFORMATION AND ASSISTANCE OF OUR BOARD OF DIRECTORS IN CONNECTION WITH ITS DELIBERATIONS REGARDING THE MERGER AND SUCH OPINION DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY HOLDER OF OUR COMMON STOCK SHOULD VOTE WITH RESPECT TO SUCH TRANSACTION.

         GKB's opinion necessarily is based on the information made available to GKB and the conditions and circumstances as they existed on August 16, 2002, and can be evaluated only as of such date. Events occurring after the date of GKB's opinion could materially affect the assumptions used in preparing its opinion. GKB was not asked to, nor did it, express an opinion as to the effect of any other transaction in which we might engage or the underlying business decision of our board of directors to proceed with the merger. GKB's opinion addressed only the fairness of the merger consideration from a financial point of view to the holders of our common stock and did not address any other aspect of the merger. In rendering its opinion, GKB assumed that each of the parties to the merger agreement will comply with all material covenants and agreements set forth in the merger agreement and related documents, as applicable, and that the merger agreement will be validly consummated in accordance with its terms.

         The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, GKB did not attribute any particular weight to any analysis or factor it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, GKB's analysis must be considered as a whole. Selecting portions of its opinion and factors considered by GKB, without considering all the analysis and factors, could create a misleading or incomplete view of the processes underlying such analyses and GKB's opinion. The description of the analyses set forth herein does not purport to be a complete description of the analyses underlying GKB's opinion.

         The financial analyses summarized below include information presented in tabular format. In order to fully understand GKB's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of GKB's financial analyses. The following is a summary of the principal analyses performed by GKB and reported to our board of directors and is qualified in its entirety by reference to the full text of GKB's opinion.

         COMPARABLE COMPANY ANALYSIS. No company utilized in the comparable company analysis is directly comparable to us. Accordingly, an analysis of the following results necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that could affect the value of our common stock and other publicly traded companies that GKB deemed comparable in certain respects to us.

         GKB analyzed selected financial and operating data of us and the following seven publicly traded companies: Alamo Group, Inc., Cal-Maine Foods, Inc., Gehl Company, Lindsay Manufacturing Co., Pilgrim's Pride Corp., Sanderson Farms, Inc. and Valmont Industries, Inc., collectively referred to in this summary as the Comparable Companies. GKB selected the Comparable Companies based on such companies' size and participation in either agriculture equipment manufacturing or protein-related food processing. Due to our unique business model and size, there are innate limitations in identifying directly comparable publicly traded companies. Though similar in certain respects, there are significant differences between the Comparable Companies and us. Due to the differences in financial and operating characteristics of the Comparable Companies, the comparable company analysis is not readily susceptible to summary description.

         GKB examined certain publicly available financial and stock market trading data of the Comparable Companies to evaluate the Comparable Companies' implied trading multiples of enterprise value (equity value plus total net debt, preferred stock and minority interest) or equity value, as appropriate, to (i) latest 12 months revenues, (ii) latest 12 months earnings, which are represented by EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), and net income (earnings per share with a multiple expressed as a "P/E", or share price/earnings per share); and (iii) tangible book value (book value of stockholders' equity minus goodwill). The merger consideration was used for purposes of computing valuation multiples for us implied by the merger. The latest 12 months financial data for us was based on our publicly reported financial results for the period ended June 30, 2002. This analysis indicated the following revenue, earnings and tangible book value multiples for the Comparable Companies as compared to our multiples implied by the merger consideration of $12.75 per share:


                                                                                                            TANGIBLE BOOK
                                    REVENUE MULTIPLE               EARNINGS MULTIPLES                       VALUE MULTIPLE
                                  -------------------       ----------------------------------------        --------------
                                   ENTERPRISE VALUE/           ENTERPRISE VALUE/                            EQUITY VALUE/
                                                            ------------------------
                                      LTM REVENUE           LTM EBITDA      LTM EBIT        LTM P/E          TANGIBLE BV
                                      -----------           ----------      --------        --------         -----------
CTB (Merger Consideration)                0.8x                 5.2x           7.0x            8.9x               4.5x

COMPARABLE COMPANIES SUMMARY
Median                                    0.5x                 7.5x          11.1x           16.5x               1.2x
Mean                                      0.7x                 9.0x          12.4x           16.7x               1.6x
Low of Comparable Companies               0.3x                 3.7x           5.2x            7.2x               0.6x
High of Comparable Companies              1.5x                15.4x          21.2x           25.0x               3.2x


         COMPARABLE TRANSACTION ANALYSIS. No merger or acquisition transaction utilized in the comparable transaction analysis is identical to the merger. Accordingly, an analysis of the following results necessarily involves complex considerations and judgments concerning differences in financial, operating and other characteristics of us and the companies involved in the comparable transactions.

         GKB identified and performed an analysis of three merger and acquisition transactions that occurred since July 1996 in the protein production equipment and grain storage equipment industries.

The three transactions analyzed were The GSI Group Inc. acquisition of David Manufacturing Co., CTB, Inc. acquisition of the Grains Systems Division of Butler Manufacturing Company and the management buyout of The GSI Group, Inc. For these transactions, GKB calculated multiples of enterprise value to latest 12 months revenues, EBITDA and EBIT. This analysis indicated the following multiples as compared to our multiples implied by the merger consideration of $12.75 per share:


                                            REVENUE MULTIPLE                 EARNINGS MULTIPLES
                                        --------------------------    ---------------------------------
                                            ENTERPRISE VALUE/                ENTERPRISE VALUE/
                                               LTM REVENUE               LTM EBITDA        LTM EBIT
                                        --------------------------    ---------------------------------
CTB (Merger Consideration)                        0.8x                      5.2x             7.0x

COMPARABLE TRANSACTION SUMMARY
Median                                            0.7x                      4.3x             4.8x
Mean                                              0.6x                      4.3x             4.9x
Low of Comparable Companies                       0.4x                      4.0x             4.8x
High of Comparable Companies                      0.7x                      4.5x             5.0x


         In addition, GKB reviewed multiples of enterprise value to EBITDA for 13 leveraged buyout acquisitions of general industrial companies with enterprise values from $100 million to $250 million that occurred since January 2001 as reported by Standard & Poor's Portfolio Management Data. For these transactions, enterprise value to EBITDA ranged from 2.6x to 7.3x, with a mean of 5.4x. Our value under the merger results in enterprise value to latest 12months EBITDA of 5.2x.

         DISCOUNTED CASH FLOW ANALYSIS. GKB performed an analysis of the present value of our projected future free cash flows. This analysis assumed we continued as a going concern, where we remained independent and pursued our current business plan. Our management prepared financial projections based on detailed operating assumptions and estimates of market conditions for the third and fourth quarter of fiscal year 2002 and for the fiscal years 2003, 2004 and 2005, and such projections were adjusted by our management to reflect their estimate of the range of likely outcomes.

         For purposes of this analysis, GKB calculated a terminal value for free cash flows beyond our forecast period by applying terminal growth rates ranging from 1.0% to 2.0%. Based on GKB's estimate of our weighted average cost of capital, the free cash flows and terminal values were discounted to the present using a range of discount rates from 11.0% to 14.0%. Based on these assumptions, GKB calculated a range of values for our common stock from $8.18 to $18.59 per share. Utilizing the midpoints of the range of terminal growth rates, the range of discount rates and the range of our management's estimates for projected financial results yields a value for our common stock of $12.65 per share, as compared to the merger consideration of $12.75 per share.

         ACQUISITION PREMIUM ANALYSIS. GKB performed an analysis of the premium paid in the merger versus the volume-weighted average stock price of our common stock prior to March 18, 2002, the day we announced we had engaged investment banking firms to explore strategic alternatives. The merger consideration provides a 66.5%, 43.5% and 21.2% premium over our weighted average stock price for the three years, two years and one year prior to March 18, 2002, respectively. The merger consideration provides a 2.0% discount to our weighted average stock price for the one quarter prior to March 18, 2002.

         FEE AND OTHER INFORMATION. GKB was selected as a financial advisor by our board of directors in connection with the merger based upon its knowledge and familiarity with us as well as GKB's qualifications, expertise and reputation, including the fact that it is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes.

         Pursuant to a letter agreement between us and GKB dated March 15, 2002, upon consummation of the merger, GKB is entitled to total cash compensation of $650,000. We have agreed to reimburse GKB for out-of-pocket expenses, including without limitation fees and disbursements of legal counsel, and to indemnify GKB and certain affiliates against certain liabilities relating to, or arising out of, its engagement, including without limitation certain liabilities under Federal securities laws. The terms of the fee arrangement with GKB, which are customary in transactions of this nature, were negotiated at arm's length between us and GKB, and our board of directors approved such arrangement. GKB has previously rendered investment banking services to us for which GKB has received customary compensation. Additionally, an officer of George K. Baum & Company is an investor in American Securities Partners III, L.P., an affiliate of American Securities Capital Partners, L.P.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the United States Federal income tax consequences of the merger to our shareholders whose shares are converted into the right to receive cash in the merger. The discussion does not purport to consider all aspects of United States Federal income taxation that might be relevant to our shareholders. The discussion is based on current provisions of the Internal Revenue Code (generally speaking for investment purposes) of 1986, as amended, or the Code, and existing, proposed and temporary regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effects. The discussion applies only to shareholders in whose hands shares of our common stock are capital assets within the meaning of Section 1221 of the Code and who neither own (directly or indirectly) nor are deemed to own 5% or more of our stock. This discussion does not apply to shares of common stock received pursuant to the exercise of employee stock options or otherwise as compensation, to shareholders who hold shares of our common stock as part of a hedging, "straddle," conversion or other integrated transaction, or to certain types of shareholders (such as insurance companies, tax-exempt organizations, financial institutions, broker-dealers and traders) who may be subject to special rules. This discussion does not discuss the United States Federal income tax consequences of the merger to any shareholder who, for United States Federal income tax purposes, is a United States expatriate, a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax or any United States Federal tax other than income tax.

         BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW AND THE PARTICULAR TAX EFFECTS OF THE MERGER ON A BENEFICIAL HOLDER OF SHARES OF OUR COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, AND ANY STATE, LOCAL AND FOREIGN TAX LAWS AND OF CHANGES IN SUCH LAWS.

Consequences of the Merger to CTB Shareholders

         The exchange of shares of common stock for cash pursuant to the merger will be a taxable transaction for United States Federal income tax purposes. In general, a shareholder who receives cash in exchange for shares of common stock pursuant to the merger will recognize capital gain or loss for United States Federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in the shares exchanged for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) exchanged for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a shareholder's holding period for such shares of common stock is more than one year at the time of completion of the merger. Certain limitations apply to the use of a shareholder's capital losses.

Information Reporting and Backup Tax Withholding

         Under the "backup withholding" provisions of United States Federal income tax law, the paying agent for the merger may be required to withhold and pay over to the Internal Revenue Service, referred to in this proxy statement as the IRS, a portion of the amount of any payments you receive in connection with the merger unless you (1) provide a correct taxpayer identification number (which, if you are an individual, is your Social Security number) and any other required information to the paying agent, or (2) are a corporation or come within certain exempt categories and, when required, demonstrate this fact and otherwise comply with applicable requirements of the backup withholding rules. If you do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the IRS. Any amount withheld as backup withholding does not constitute an additional tax and will be creditable against your United States Federal income tax liability. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the IRS. You should consult with your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

         If you are a United States person (as defined for United States Federal income tax purposes), you may prevent backup withholding by completing the IRS Form W-9 that will be included with the letter of transmittal mailed to you by the paying agent and submitting the completed IRS Form W-9 to the paying agent when you submit your stock certificate(s) following the effective time of the merger. Foreign shareholders should complete and sign the appropriate IRS Form W-8 (a copy of which may be obtained from the paying agent) in order to avoid backup withholding. Such shareholders should consult a tax advisor to determine which IRS Form W-8 is appropriate. Please see the instructions in the letter of transmittal for more details.

         YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of our board of directors, you should be aware that some of our directors and executive officers may be deemed to have interests in the merger that are different from, or in addition to, those of our shareholders.

Sale Bonus and Severance Agreements

         To ensure the retention of certain executive officers and key individuals following our announcement on March 18, 2002, that we were considering strategic alternatives to enhance shareholder value, including exploring a potential merger, we entered into sale bonus agreements with J. Christopher Chocola, our Chairman, Victor A. Mancinelli, our President and Chief Executive Officer, and Paul DeCock, one of our executive officers, as well as sale bonus and severance agreements with the following executive officers: Randy
S. Eveler, Michael J. Kissane, Mark A. Lantz, Donald C. Mueller, George W. Murdoch, Douglas J. Niemeyer and Don J. Steinhilber. Each of those agreements terminates if the merger has not occurred by March 18, 2003.

         The sale bonus agreement with Mr. Chocola provides for the payment of a bonus in the amount specified in his agreement upon completion of the merger. The sale bonus agreement with Messrs. Mancinelli and DeCock and the sale bonus and severance agreements with the other executive officers provide for the payment of two bonuses in the amounts specified in each executive officer's agreement. The first bonus is payable on completion of the merger. The second bonus is payable if the executive officer remains continuously employed by the surviving corporation and its subsidiaries through the six-month period immediately following completion of the merger. The executive officer will also be entitled to payment of an amount equal to the sum of the first and second bonus (to the extent not otherwise paid) if the merger is completed and the executive officer resigns for good reason (as defined in the agreement) or if his employment is terminated by CTB for reasons other than cause (as defined in the agreement), death or disability prior to completion of the merger (in the case of Mr. Mancinelli, only if his employment terminates after the approval of the merger agreement by our shareholders) or the expiration of the six-month period following completion of the merger.

         The sale bonus and severance agreements provide for the following severance benefits to be provided to Messrs. Eveler, Kissane, Lantz, Mueller, Murdoch, Niemeyer and Steinhilber if they resign for good reason or if their employment is terminated by CTB for reasons other than cause, death or disability during the 24-month period following completion of the merger: (1) in the case of Messrs. Kissane and Steinhilber, a severance benefit equal to 18 times their monthly base salary, payable in 18 monthly installments, (2) in the case of Messrs. Eveler, Lantz, Mueller, Murdoch and Niemeyer, a severance benefit equal to 12 times their monthly base salary, payable in 12 monthly installments and (3) payment of premiums (less the standard employee premium contribution and applicable taxes) for COBRA continuation health coverage for the duration of the period in which the executive officer receives the monthly severance payments.

         In connection with us exploring strategic alternatives, which could result in a change of control, on August 9, 2002, we entered into an employment agreement with Victor A. Mancinelli, our President and Chief Executive Officer, to finalize and formalize the terms of his employment with us. Under Mr. Mancinelli's employment agreement, if within two years following completion of the merger or during the period following approval of the merger agreement by our shareholders and prior to the completion of the merger, Mr. Mancinelli terminates his employment for good reason (as defined in the employment agreement) or his employment is terminated by CTB for reasons other than cause (as defined in the employment agreement), death or disability (as defined in the employment agreement), then Mr. Mancinelli will be entitled to receive the following severance benefits: (1) a lump sum payment equal to three times his annual average base salary during the previous three years and (2) continued medical coverage during the 36-month period immediately following his termination provided Mr. Mancinelli continues to pay his portion of the premiums for such coverage. If Mr. Mancinelli's employment is terminated by us for reasons other than cause, death or disability after the two-year period following the completion of the merger, his severance benefits will be reduced to a lump sum payment equal to one times his average base salary and continued medical coverage for one year following his termination. Pursuant to the employment agreement, Mr. Mancinelli is entitled to supplemental retirement benefits that vest upon his termination of employment for any reason other than for cause after the earlier of (1) the completion of the merger and (2) April 30, 2003. Payments and the acceleration of benefits by us to Mr. Mancinelli are subject to limitation to the extent necessary to avoid the imposition of any excise tax under the golden parachute provisions of Section 4999 of the U.S. Internal Revenue Code. Mr. Mancinelli is subject to confidentiality covenants during and after his employment with us as well as non-competition covenants that continue in effect for two years after the date of his termination of employment. We also agreed to issue 8,777 shares of our common stock to Mr. Mancinelli pursuant to our 1999 Stock Incentive Plan as soon as practicable after execution of his employment agreement with us. These shares were issued on August 27, 2002.

         We estimate that if the merger were completed in the fourth quarter of 2002 and the employment of all the executive officers were terminated immediately following the merger by the surviving corporation without cause, the total cash sale bonus and severance payments would be approximately as follows:
Mr. Chocola, $100,000; Mr. Mancinelli, $1,500,000 (plus a monthly supplemental retirement benefit of $17,148 payable for 15 years, beginning when he is 62 years of age); Mr. DeCock, (Euro $)50,000; Mr. Eveler, $142,413; Mr. Kissane, $296,314; Mr. Lantz, $242,526; Mr. Mueller, $162,200; Mr. Murdoch, $233,955; Mr.
Niemeyer, $220,832; and Mr. Steinhilber, $430,850.

Stock Options

         The merger agreement provides that each option to acquire our common stock granted under our 1999 Stock Incentive Plan or otherwise, that is outstanding immediately prior to the completion of the merger, will be canceled and the holder of the option will be entitled to receive a cash payment for each share subject to the option equal to the excess, if any, of $12.75 over the exercise price per share of the option, net of any applicable withholding taxes, to be paid by the close of business on the day on which the merger is completed.

         The following sets forth information with respect to stock options that have an exercise price of less than $12.75, referred to as "In-the-Money" stock options, held as of August 27, 2002, by our directors and executive officers:


                                                                  NUMBER OF SHARES           WEIGHTED AVERAGE
                                                                     UNDERLYING              EXERCISE PRICE OF
                       DIRECTORS AND                               "IN-THE-MONEY"             "IN-THE-MONEY"
                    EXECUTIVE OFFICERS                             STOCK OPTIONS               STOCK OPTIONS
                    ------------------                            ----------------           ----------------
J. Christopher Chocola.................................                 72,560                     $0.83
Chairman and Director

Larry D. Greene........................................                 28,140                    $10.63
Director

Frank S. Hermance......................................                 28,140                    $10.63
Director

Victor A. Mancinelli...................................                200,000                     $6.75
President, Chief Executive Officer and Director

Don J. Steinhilber.....................................                 58,048                     $0.83
Vice President, Chief Financial Officer and Treasurer

Michael J. Kissane.....................................                 21,768                     $0.83
Vice President, General Counsel and Secretary

Randy S. Eveler........................................                 10,000                     $9.60
Vice President and Corporate Controller of CTB

Mark A. Lantz..........................................                 78,048                     $2.52
Vice President, Grain Systems Business of CTB

Donald C. Mueller......................................                 10,000                     $9.05
Vice President, Poultry Production Systems of CTB

                                                                  NUMBER OF SHARES
                                                                     UNDERLYING              WEIGHTED AVERAGE
                       DIRECTORS AND                               "IN-THE-MONEY"            EXERCISE PRICE OF
                    EXECUTIVE OFFICERS                             STOCK OPTIONS               STOCK OPTIONS
                    ------------------                            ----------------           ----------------
George W. Murdoch......................................                 12,093                    $10.92
Executive Vice President, International Business of CTB

Douglas J. Niemeyer....................................                 10,000                     $7.75
Vice President, Egg Production Systems of CTB

Directors' and Officers' Indemnification

         Pursuant to the merger agreement, Berkshire shall, and shall cause the surviving corporation to indemnify, defend and hold harmless each person who prior to the effective time has been a director or executive officer of us or any of our subsidiaries against any loss, claim, damage, cost, expense, fine, liability, judgment or settlement (1) as a result of that person's position with us and (2) relating to the merger agreement and the transactions contemplated by the merger agreement. In the case of the surviving corporation, the indemnification shall only be provided, however, to the extent permitted by Indiana law. Furthermore, in the case of Berkshire, the indemnification shall not be applicable if (1) it is finally determined that the acts or omissions giving rise to the claim were committed in bad faith or were the result of active and deliberate dishonesty and were material to the claim, or (2) the claim arose out of, is based upon or attributable to the gaining of any financial profit or other advantage to which the person was not legally entitled.

DISSENTERS' RIGHTS

         Under the Indiana Business Corporation Law, our shareholders are not entitled to dissent and receive the appraised fair value of their shares in connection with the merger.

SHAREHOLDERS AGREEMENT

         As a condition to its entering into the merger agreement, Berkshire required that American Securities Partners, L.P., ASP/CTB L.P., Caryl M. Chocola, J. Christopher Chocola, Victor A. Mancinelli, Michael J. Kissane and Don J. Steinhilber enter into a shareholders agreement. The following summary of the material provisions of the shareholders agreement is qualified in its entirety by reference to the shareholders agreement, which is attached to this proxy statement as Annex B and incorporated by reference in this section of the proxy statement. We urge you to read carefully the full text of the shareholders agreement. As of the record date for the special meeting, the operative terms of the shareholders agreement covered in excess of 56.7% of the outstanding shares of our common stock. Under the shareholders agreement, these parties, referred to as the shareholder parties, have agreed:

         o to vote in favor of the approval of the merger agreement, the merger and each of the transactions contemplated by the merger agreement; and

         o    to vote against:

              o any merger agreement or merger (other than the merger agreement and the merger with Berkshire), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by us;

              o any takeover proposal, as defined in the merger agreement, including any proposal or offer to acquire 20% or more of our assets or outstanding shares; or

              o any amendment of our articles of incorporation or by-laws or other proposal or transaction involving us or any of our shareholders which would impede, frustrate, prevent or nullify any provision of the merger agreement or change the voting rights of our shareholders.

         As a result, the vote of these shareholders in favor of the merger agreement will alone be sufficient to approve the merger agreement.

         In the shareholders agreement, the shareholder parties have agreed to irrevocably grant to and appoint Berkshire, C Acquisition Corp. and any individual designated by Berkshire as their proxy to vote all the shares of our common stock subject to the shareholders agreement in favor of the merger agreement and against any competing transaction. The shareholder parties have also agreed not to sell, transfer, pledge, assign or otherwise dispose of any of the subject shares or enter into any agreement, option or other arrangement or understanding, other than under the shareholders agreement or the merger agreement, with respect to the transfer or voting of the subject shares.

         The shareholders agreement terminates upon the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms. Termination of the shareholders agreement will not relieve the parties from any liability for any breach of the shareholders agreement prior to termination.

                              THE MERGER AGREEMENT

         The following is a summary of the material terms of the merger agreement. The summary is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated by reference in this section of the proxy statement. We urge you to read carefully the full text of the merger agreement.

STRUCTURE AND EFFECTIVE TIME

         The merger agreement provides that, following the approval of the merger agreement by our shareholders and the satisfaction or waiver of the other conditions to the merger, including receipt of requisite regulatory approvals, C Acquisition Corp. will be merged with and into us, and we will be the surviving corporation. The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Indiana or at a later time agreed to by the parties and specified in the articles of merger.

         While we anticipate that the merger will be completed during the fourth quarter of 2002, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived. We intend to complete the merger as promptly as practicable subject to receipt of shareholder approval and all requisite regulatory approvals.

MERGER CONSIDERATION

         At the effective time of the merger, each issued and outstanding share of our common stock, other than shares owned by us, any of our wholly owned subsidiaries, Berkshire, C Acquisition Corp. or any of Berkshire's other wholly owned subsidiaries, all of which will be canceled without consideration, will be canceled and converted into the right to receive merger consideration of $12.75 in cash, without interest. Each holder of a certificate representing shares of our common stock will cease to have any voting or other rights with respect to those shares, except the right to receive merger consideration.

         Prior to the effective time of the merger, Berkshire will designate a bank or trust company reasonably satisfactory to us to act as paying agent for the payment of merger consideration. After the effective time of the merger, Berkshire will deliver to the paying agent, when and as needed, funds necessary for the payment of merger consideration. As soon as practicable after the effective time of the merger, the paying agent will mail a letter of transmittal to you. The letter of transmittal will tell you how to surrender your CTB common stock certificates in exchange for the $12.75 per share merger consideration. Please do not send your CTB common stock certificates now. You should send them only in compliance with the instructions that will be provided in the letter of transmittal. In all cases, the merger consideration will be paid only in accordance with the procedures set forth in the merger agreement and the letter of transmittal.

         Holders of common stock whose certificates are lost, stolen or destroyed will be required to make an affidavit identifying the certificate or certificates as lost, stolen or destroyed and, if required by Berkshire, to post a bond in a reasonable and customary amount as directed by Berkshire to indemnify against any claim that may be made against Berkshire with respect to the certificates.

         None of Berkshire, C Acquisition Corp., CTB, the surviving corporation or the paying agent will be liable to any person in respect of any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Berkshire, the surviving corporation, and the paying agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable to holders of shares of our common stock such amounts as are required to be withheld under any tax laws.

STOCK OPTIONS

         We have agreed to take such action as may be required so that each holder of an option to purchase shares of our common stock that is outstanding immediately prior to completion of the merger will be entitled to receive, in exchange for the cancellation of the option, an amount in cash equal to the excess, if any, of $12.75 over the exercise price per share of our common stock subject to the option, multiplied by the number of shares of our common stock subject to the option, net of any applicable withholding taxes.

ARTICLES OF INCORPORATION AND BY-LAWS

         When the merger becomes effective, the articles of incorporation of C Acquisition Corp., as in effect immediately prior to the effective time of the merger, will be the articles of incorporation of the surviving corporation, until thereafter changed or amended as provided therein or by applicable law. The by-laws of C Acquisition Corp., as in effect immediately prior to the effective time of the merger, will be the by-laws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law.

DIRECTORS AND OFFICERS

         The directors of C Acquisition Corp. immediately prior to the effective time of the merger will be the directors of the surviving corporation until their respective successors are duly elected and qualified. Our officers immediately prior to the effective time of the merger will be the officers of the surviving corporation until their respective successors are duly elected and qualified.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains representations and warranties with respect to us and our subsidiaries relating to, among other things:

         o organization, corporate power, capital structure and similar corporate matters;

         o authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

         o the absence of any violation of, or conflicts with, organizational documents, laws or certain contracts, judgments, orders, laws or regulations as a result of entering into the merger agreement or completing the merger;

         o the consents we are required to obtain and the filings we are required to make in connection with the merger agreement and the transactions contemplated by the merger agreement;

         o the accuracy and completeness of the information contained in the reports and financial statements that we file with the SEC, and the compliance of our SEC filings with applicable requirements of Federal securities laws;

         o the accuracy and completeness of this proxy statement at the time it is mailed to our shareholders and at the time of the special meeting;

         o the conduct of our business, and the absence of a material adverse effect, since June 30, 2002;

         o the absence, since June 30, 2002, of specified types of distributions, changes in benefits or compensation, accounting changes or changes in tax elections;

         o adequacy of the governmental authorizations and permits needed to conduct our business, compliance with applicable laws and governmental orders, and the absence of legal proceedings that would have a material adverse effect on us;

         o    absence of our default or breach under our material contracts;

         o tax, environmental, labor and employment, employee welfare and benefit plan matters;

         o    the shareholder vote required to approve the merger agreement;

         o nonapplication of the business combination provisions of the Indiana Business Corporation Law to the merger;

         o    the absence of undisclosed broker's fees; and

         o    the receipt by us of opinions from our financial advisors.

         The merger agreement contains customary representations and warranties by Berkshire and C Acquisition Corp. relating to, among other things:

         o their organization, standing, corporate power and similar corporate matters;

         o the authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

         o the absence of any violation of, or conflicts with, organizational documents, laws or contracts, judgments, orders, laws and regulations as a result of entering into the merger agreement or completing the merger;

         o the consents Berkshire and C Acquisition Corp. are required to obtain and the filings Berkshire and C Acquisition Corp. are required to make in connection with the merger agreement and the transactions contemplated by the merger agreement;

         o the accuracy and completeness of the information supplied for inclusion in this proxy statement;

         o the creation of C Acquisition Corp. solely for the purpose of engaging in the transactions contemplated by the merger agreement;

         o the sufficiency of funds available to Berkshire to pay the merger consideration and to consummate, on the terms contemplated by the merger agreement, the merger and the other transactions contemplated thereby; and

         o    the absence of undisclosed broker's fees.

         The representations and warranties in the merger agreement are subject, in some cases, to specified exceptions and qualifications. All of the representations and warranties will expire at the effective time of the merger.

COVENANTS RELATING TO THE CONDUCT OF OUR BUSINESS

         Except as contemplated by the merger agreement or consented to in advance in writing by Berkshire, until the effective time of the merger, we have agreed that we will (and will cause our subsidiaries to) carry on business in the usual, regular and ordinary course substantially consistent with past practice in all material respects and we will (and will cause our subsidiaries to) use all reasonable efforts to preserve intact our business and third-party relationships. In addition, we have agreed that we will not (and will not permit any of our subsidiaries to) take any of the following actions, except as expressly contemplated by the merger agreement or disclosed to Berkshire in the disclosure schedule delivered to it prior to the signing of the merger agreement, without Berkshire's prior written consent (such consent not to be unreasonably withheld):

         o enter into any material new line of business or incur any capital expenditures, obligations or liabilities in connection with any capital expenditures in excess of $6,100,000, in the aggregate;

         o declare, set aside or pay any dividends on, or make any other distributions in respect of, our or a subsidiary's capital stock, other than dividends by any direct or indirect wholly owned subsidiary of us to its parent;

         o split, combine, or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock;

         o    purchase, redeem or otherwise acquire any shares of capital stock;

         o issue, deliver or sell or authorize the issuance, delivery or sale of any shares of our or a subsidiary's capital stock, of any class or any securities convertible into, or exchangeable for, or any rights, warrants or options to acquire, any of those shares of capital stock, or enter into any agreement to do so other than the issuance of shares of our common stock upon the exercise of stock options outstanding on the date of the merger agreement; or

         o amend our or a subsidiary's articles of incorporation, by-laws or organizational documents;

         o acquire or agree to acquire by merger or otherwise any business, business organization, or division thereof, or any assets, other than inventory, supplies and raw materials in the ordinary course of business consistent with past practice;

         o sell, lease or otherwise dispose of, or subject to any encumbrance, pledge or security interest, any material properties or assets, except for sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

         o incur or guarantee any indebtedness for borrowed money, issue or sell any debt securities or warrants or rights to acquire any debt securities;

         o take any action that would result in any of the representations or warranties by us in the merger agreement becoming untrue in a material respect or any of the conditions in the merger agreement not being satisfied;

         o amend or modify any of the arrangements with our financial advisors; or

         o authorize any of, or commit or agree to take any of, the actions that are prohibited by our covenants in the merger agreement.

ADDITIONAL AGREEMENTS

         In addition to our agreement to conduct our business in accordance with the covenants described in "Covenants Relating to the Conduct of Our Business," the merger agreement contains agreements by us or by us and Berkshire to take several other actions in anticipation of the merger as described below.

         o PROXY STATEMENT. We and Berkshire have agreed to cooperate with respect to amending or supplementing the proxy statement to reflect material information discovered prior to the effective time of the merger. Any filing of, or amendment or supplement to, the proxy statement is subject to Berkshire's review and comment. We have agreed to advise Berkshire of any comments, or requests for further information, made by the SEC.

         o ACCESS TO INFORMATION. We have agreed to afford to Berkshire and its representatives reasonable access to our properties, books, records and personnel and to furnish promptly to Berkshire a copy of each report, schedule, registration statement and other document we file or receive pursuant to the requirements of Federal or state securities laws and other information concerning our business, properties and personnel that Berkshire reasonably requests.

         o SHAREHOLDER MEETING. We have agreed to make arrangements for and hold a shareholders' meeting as promptly as practicable after the date of the merger agreement for the purpose of obtaining shareholder approval of the merger agreement. We have further agreed that we will, through our board of directors, recommend that our shareholders approve the merger agreement.

         o REASONABLE BEST EFFORTS. We and Berkshire have agreed that each of us will (and will cause our subsidiaries) to use reasonable best efforts to complete the merger, including using reasonable best efforts to accomplish the following:

              o obtaining any necessary consent, authorization, order or approval of, or any exemption by, any governmental entity or any other public or private third party which is required to be obtained in connection with the merger and the transactions contemplated by the merger agreement and the making or obtaining of all necessary filings and registrations;

              o defending any lawsuits or other legal proceedings challenging the merger agreement; and

              o the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to carry out the purposes of, the merger agreement.

         o OTHER ACTIONS; ADVICE OF CHANGES. We and Berkshire have agreed not (and we will not permit any of our subsidiaries) to take any action that would result in the representations and warranties in the merger agreement that are qualified as to materiality or material adverse effect becoming untrue, any of such representations and warranties that are not so qualified becoming materially untrue or any of the conditions to the merger not being satisfied, and we and Berkshire will promptly advise each other of any change or event which would cause or constitute a material breach of any of the representations and warranties under the merger agreement.

         o PUBLICITY. We, on one hand, and Berkshire and C Acquisition Corp., on the other hand, are generally required to give the other the opportunity to review and comment upon, prior to issuing (or permitting any affiliate to issue), any press release or other public announcement or statement with respect to the merger agreement or the transactions contemplated by the merger agreement, except if the statement is required by law, any national securities exchange or the National Association of Securities Dealers, Inc.

NO SOLICITATION OF TRANSACTIONS

         We have agreed that we will not, and will not permit our subsidiaries to, nor shall we authorize any director, officer or employee of us or any of our subsidiaries, or any investment bank, attorney or representative of us or our subsidiaries to (and we have affirmatively told each of them not to), directly or indirectly, solicit, initiate or encourage the submission of any proposal or offer from any person (other than Berkshire or C Acquisition Corp.) relating to any direct or indirect acquisition, in one transaction or a series of transactions of (1) assets or businesses that constitute or represent 20% or more of the assets of us and our subsidiaries, taken as a whole, (2) 20% or more of the outstanding shares of our common stock or (3) 20% or more of the outstanding shares of capital stock of, or other equity or voting interests in, any of our subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in (1). Any such proposal is referred to in this proxy statement as a takeover proposal.

         We have also agreed that we will not, and will not permit any of our subsidiaries to, nor shall we authorize any director, officer or employee of us or any of our subsidiaries, or any investment bank, attorney or representative of us or our subsidiaries to (and we have affirmatively told each of them not to), directly or indirectly, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any takeover proposal.

         Our board of directors may not (1) withdraw (or modify in a manner adverse to Berkshire) or propose publicly to withdraw (or so modify) its recommendation that our shareholders approve the merger agreement and the merger, (2) adopt or approve, or propose publicly to adopt or approve, any takeover proposal or (3) cause or permit us to enter into any agreement, referred to in this proxy statement as an acquisition agreement, constituting or related to, or which is intended to or is reasonably likely to lead to, a takeover proposal.

         Even if we receive a takeover proposal that is superior to the terms of the merger agreement we cannot terminate the merger agreement.

         We must promptly advise Berkshire orally and in writing of any takeover proposal or inquiry that we reasonably believe could lead to a takeover proposal, the material terms and conditions of the takeover proposal or inquiry and the identity of the person making the takeover proposal or inquiry. We must keep Berkshire informed as to the status and details (including material amendments or proposed amendments) of any takeover proposal or inquiry.

         The merger agreement provides that it will not prohibit us from making any disclosure to our shareholders if, in the good faith judgment of our board of directors, after consultation with outside counsel, failure to do so would be inconsistent with the board's obligations under applicable law; provided that in no event may our board take or agree to take any of the prohibited actions described above.

DIRECTORS' AND OFFICERS' INDEMNIFICATION

         The merger agreement provides that Berkshire shall, and shall cause the surviving corporation to, indemnify, defend and hold harmless each person who prior to the effective time has been an officer, director, agent or employee of CTB or any of its subsidiaries against any loss, claim, damage, cost, expense, fine, liability, judgment or settlement (1) as a result of that person's position with us and (2) relating to the merger agreement and the transactions contemplated by the merger agreement. In the case of the surviving corporation, the indemnification shall only be provided, however, to the extent permitted by Indiana law. Furthermore, in the case of Berkshire, the indemnification shall not be applicable if (1) it is finally determined that the acts or omissions giving rise to the claim were committed in bad faith or were the result of active and deliberate dishonesty and were material to the claim, or (2) the claim arose out of, is based upon or attributable to the gaining of any financial profit or other advantage to which the person was not legally entitled.

EMPLOYEE BENEFIT MATTERS

         Berkshire has agreed that, for a period of one year after the effective time of the merger, the surviving corporation will provide, to those of our and our subsidiaries' employees who continue their employment after the effective time of the merger for so long as they remain an employee for the year, benefits that are no less favorable in the aggregate to each such employee than those in effect immediately prior to the effective time of the merger. For one year after the effective time of the merger, Berkshire has also agreed that the surviving corporation will provide base salaries, annual commission and bonus opportunities, and long-term incentive compensation opportunities to each continuing employee that are no less favorable in the aggregate to each such employee than those in effect immediately prior to the effective time of the merger. The surviving corporation will allow continuing employees to utilize any unused vacation or other time off to which they are entitled as of the time of the merger in accordance with the terms of our and our subsidiaries' vacation and other time off arrangements as in effect immediately prior to the merger, without adverse amendment or modification. Berkshire has also agreed that the surviving corporation will maintain our existing severance and termination policies without adverse amendment or modification for one year after the effective time of the merger. From and after the effective time of the merger, the surviving corporation will honor and maintain all provisions in our and our subsidiaries' benefit plans in accordance with their respective terms (as in effect at the effective time of the merger) for vested benefits and other vested or guaranteed amounts earned or accrued through the time of the merger. From and after the effective time of the merger, the surviving corporation will honor in accordance with their respective terms (as in effect at the time of the merger) all our and our subsidiaries' employment and benefit agreements.

         To the extent applicable, Berkshire has agreed that the continuing employees' service with us or any of our subsidiaries will be recognized for all purposes under any employee benefit plan sponsored by the surviving corporation and in which the employees participate except to the extent such recognition of service would result in a duplication of benefits. Berkshire has agreed that the surviving corporation will waive any pre-existing condition limitation or actively-at-work requirement under any welfare benefit plan in which the continuing employees are eligible to participate to the extent such conditions were satisfied under our welfare benefit plans and to provide each continuing employee with credit for co-payments and deductibles paid prior to the effective time of the merger.

         Berkshire has acknowledged and agreed that the transactions contemplated by the merger agreement when effected will constitute a "change in control" for purposes of all our and our subsidiaries' benefit plans and employment and benefit agreements. The continuation of benefits requirements does not require the surviving corporation or Berkshire to provide equity incentive compensation opportunities. Berkshire has agreed that it will take all necessary shareholder action to permit each of the surviving corporation's obligations in the merger agreement that are described above to be performed. Subject to compliance with the requirements of the merger agreement that are described above, the surviving corporation may amend, modify or terminate any of our benefit plans and our employment and benefit agreements in accordance with their terms and applicable law.

         In accordance with the requirements of the merger agreement, our board has passed the necessary resolutions in connection with all outstanding options under our 1999 Stock Incentive Plan and all other option agreements, to provide that (1) each participant's options to purchase our common stock that are outstanding immediately prior to the completion of the merger will terminate immediately prior to the effective time of the merger in exchange for a cash payment in an amount equal to the excess, if any, of $12.75 over the exercise price per share of our common stock subject to the option, multiplied by the number of shares of our common stock subject to the option and (2) our 1999 Stock Incentive Plan and all other options shall terminate at the effective time of the merger.

CONDITIONS TO THE MERGER

         Each party's obligation to complete the merger is subject to a number of conditions, including the following:

         o    our shareholders must have approved the merger agreement;

         o the U.S. antitrust review waiting period must have expired or been terminated, and any other consents or approvals required to consummate the merger (1) under any antitrust laws of the European Union or any member state of the European Union or (2) under any other foreign antitrust law, must have been obtained, except for those the failure of which to be obtained would not have a material adverse effect on us; and

         o there must be no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any government entity of competent jurisdiction in effect preventing the completion of the merger.

         The obligations of Berkshire and C Acquisition Corp. to complete the merger are subject to additional conditions, including the following:

         o as of closing, the representations and warranties made by us that are qualified by material adverse effect must be true and correct, and our representations and warranties that are not so qualified must be true and correct, except where the failure to be true and correct would not, individually or in aggregate, have a material adverse effect on us. This condition will cease to apply on September 19, 2002, with respect to our representation that since June 30, 2002, there has not been a material adverse effect on us;

         o we must have performed in all material respects our obligations under the merger agreement; and

         o there must not be pending any suit, action or proceeding brought by any governmental entity (1) challenging the acquisition by Berkshire or C Acquisition Corp. of any shares of our common stock, seeking to restrain or prohibit the merger, or seeking to obtain from us, Berkshire or any of our or Berkshire's affiliates any damages that are material in relation to us and our subsidiaries, taken as a whole, (2) seeking to prohibit or limit the ownership or operation by us, Berkshire or any of our and Berkshire's affiliates of any portion of the business or assets of CTB, Berkshire or any of those affiliates, or to require us, Berkshire or any of those affiliates to divest or hold separate any portion of its business or assets, as a result of the merger or any other transaction contemplated by the merger agreement,

              (3) seeking to impose limitations on the ability of Berkshire to acquire or hold, or exercise full rights of ownership of, any shares of our common stock or (4) seeking to prohibit Berkshire from effectively controlling the business or operations of us or our subsidiaries.

         Our obligation to complete the merger is subject to additional conditions, including:

         o as of closing, the representations and warranties made by Berkshire and C Acquisition Corp. that are qualified by material adverse effect must be true and correct, and their representations and warranties that are not so qualified must be true and correct, except where the failure to be true and correct would not, individually or in aggregate, have a material adverse effect; and

         o Berkshire and C Acquisition Corp. must have performed in all material respects their obligations under the merger agreement.

MATERIAL ADVERSE EFFECT

         Under the merger agreement, a material adverse effect on us means any state of facts, change, effect, event, occurrence, or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of us and our subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of:

         o    the economy or securities markets in general;

         o the merger agreement or the transactions contemplated by the merger agreement; or

         o any industry currently engaged in by us, in general, and not specifically relating to us or our subsidiaries.

TERMINATION OF THE MERGER AGREEMENT

         The merger agreement may be terminated:

         o    by mutual written consent of Berkshire and us;

         o by Berkshire or us if the merger is not completed by the outside date of January 31, 2003;

         o by Berkshire or us if any governmental entity of competent jurisdiction shall have issued a permanent injunction or other order or decree preventing the merger and such injunction, order or decree has become final and nonappealable;

         o by Berkshire or us if our shareholders do not approve the merger agreement at the special meeting or any adjournment or postponement of the special meeting;

         o by Berkshire if we breach any of our representations, warranties or covenants contained in the merger agreement, which breach (1) would give rise to the failure of either of the first two additional conditions to the obligations of Berkshire and C Acquisition Corp. to complete the merger described in "Conditions to the Merger" and (2) has not been or is incapable of being cured by us within 30 business days after receipt of written notice from Berkshire;

         o by us if Berkshire breaches any of its representations, warranties or covenants contained in the merger agreement, which breach (1) would give rise to the failure of either of the two additional conditions to our obligation to complete the merger described in "--Conditions to the Merger" and (2) has not been or is incapable of being cured by Berkshire within 30 business days after receipt of written notice from us.

         We have no ability to terminate the merger agreement, except for the reasons outlined above, to accept an alternative transaction.

         In the event of termination of the merger agreement by either party under the merger agreement provisions described above, the merger agreement will become void and have no effect; provided, however, that this will not relieve any breaching party from liability for any prior intentional and material breach of any of its representations, warranties, covenants or agreements under the merger agreement.

EXPENSES

         Whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those costs or expenses, except that filing fees and expenses incurred in connection with the preparation, printing, filing and mailing of this proxy statement shall be shared equally by Berkshire and us.

AMENDMENT; WAIVER

         The merger agreement may be amended only by a written instrument signed on behalf of each party. The merger agreement may be amended by the parties at any time, except that once shareholder approval of the merger agreement has been obtained, any amendment for which shareholder approval is required by law may not be made without that further approval having been obtained. At any time prior to the effective time of the merger, any party may, by means of a signed written instrument, extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or any document delivered under the merger agreement or, subject to any required approval by our shareholders under the circumstances described in the first sentence of this paragraph, waive compliance with any of the agreements or conditions contained in the merger agreement.

                              ACCOUNTING TREATMENT

         The merger will be accounted for by Berkshire using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired will be allocated to goodwill.

                                ANTITRUST MATTERS

         The HSR Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and the specified waiting period has expired or has been terminated. We and Berkshire made the required filings under the HSR Act on August 23, 2002 and August 26, 2002, respectively, and, therefore, expect the waiting period to expire on September 28, 2002.

         However, prior to that time, the Federal Trade Commission and the Department of Justice may extend the waiting period by requesting from us and/or Berkshire additional information or documentary material relevant to the merger. If this request is made, the waiting period will be extended until the 30th day after substantial compliance by us and Berkshire with the request. Thereafter, the waiting period can be extended only by court order or by agreement of the parties to the merger agreement.

         Berkshire has determined that completion of the merger requires the approval of the German Federal Cartel Office (FCO) under the Federal Republic of Germany's Act Against Restraints of Competition 1957 (GWB), as amended. The GWB provides that the merger may only be completed when the FCO has not objected to the notified transaction or the applicable Phase I review period of one month has expired. Berkshire submitted the required notification on /o/, 2002. We expect that the FCO will grant approval to the notified transaction within the initial Phase I review period, which expires on /o/, 2002. However, we cannot rule out the possibility that the FCO will open an in-depth Phase II investigation, which can last up to an additional three months.

         It is possible that other state, local or foreign governmental entities or third parties may seek to challenge the merger. In addition, it is possible that governmental entities having jurisdiction over Berkshire and us may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, we have both agreed to use our reasonable best efforts to take all actions to obtain all necessary regulatory and governmental approvals necessary to complete the merger and to defend any lawsuits or other legal proceedings challenging the merger agreement. Neither we nor Berkshire is required to divest or enter into any licensing or similar arrangement with respect to any assets or any portion of the business of Berkshire, CTB or any of Berkshire's or our respective subsidiaries. While we do not expect the closing of the merger to be prevented or materially delayed by any challenge by regulatory authorities within or outside the United States, we can give no assurance that the required regulatory approvals will be obtained on terms that satisfy the conditions to completion of the merger or within the time frame contemplated by Berkshire and us. See "The Merger Agreement--Conditions to the Merger."

                    BENEFICIAL OWNERSHIP OF CTB COMMON STOCK

     The following table sets forth information as of August 27, 2002, regarding the beneficial ownership of our common stock by any persons, other than any of our directors and executive officers, known to us from our records and from reports filed with the SEC on Schedule 13D and/or 13G to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, the owner has sole voting and investment power with respect to the shares indicated (other than unissued securities, the ownership of which has been imputed to the owner).

             NAME AND ADDRESS OF                       AMOUNT AND NATURE OF
              BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP                PERCENT OF CLASS
             -------------------                       --------------------                ----------------
American Securities Partners G.P. (1).....                    4,127,189                          36.3%
(Management) Corp.
The Chrysler Center
666 Third Avenue
29th Floor
New York, NY 10017-4011

Wynnefield Partners (2)...................                      723,500                          6.4%
450 Seventh Avenue
Suite 509
New York, NY 10123

ASP/CTB G.P. Corp. (3)....................                      454,706                          4.0%
The Chrysler Center
666 Third Avenue
29th Floor
New York, NY 10017-4011

-------------------------------------------
(1)  Shares of common stock shown as
     beneficially owned by American Securities Partner G.P. (Management) Corp. are owned of record by American Securities Partners, L.P., of which American Securities Associates, L.P., is the sole general partner and possesses sole voting and investment power. American Securities Partners G.P. (Management) Corp. is the sole general partner of American Securities Associates, L.P. and possesses sole voting and investment power.

(2) According to a Schedule 13G filed by Wynnefield Partners with the SEC on January 25, 2001 which indicates as of December 27, 2000, Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P.I., Wynnefield Small Cap Value Offshore Fund, Ltd., and Channel Partnership II, L.P. had sole voting power over 723,500 shares, shared voting power over no shares, sole dispositive power over 723,500 shares and shared dispositive power over no shares.

(3) Shares of common stock shown as beneficially owned by ASP/CTB G.P. Corp. are owned of record by ASP/CTB L.P., of which ASP/CTB G.P. Corp. is the sole general partner and as to which it possesses sole voting and investment power.

         The following table sets forth information regarding the beneficial ownership of our common stock by each of our directors, the named executive officers and all directors and executive officers as a group as of August 27, 2002. Unless otherwise indicated, the owner has sole voting and investment power with respect to the shares indicated (other than unissued securities, the ownership of which has been imputed to the owner).


                                               AMOUNT AND NATURE OF
        NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP (1)      PERCENT OF CLASS
        ------------------------             --------------------          ----------------
Michael G. Fisch(2)(3)..............                   4,581,895                40.3%
Charles D. Klein(2)(3)..............                   4,581,895                40.3%
Caryl M. Chocola....................                   1,470,501                12.9%
J. Christopher Chocola..............                     760,371                 6.7%
Victor A. Mancinelli................                     228,777                 2.0%
Frank S. Hermance...................                      16,698                  *
Larry D. Greene.....................                      12,698                  *
Don J. Steinhilber..................                     113,707                 1.0%
Mark A. Lantz.......................                      56,352                  *
George W. Murdoch...................                      53,065                  *

All directors and executive




                                       47


                                               AMOUNT AND NATURE OF
        NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP (1)      PERCENT OF CLASS
        ------------------------             --------------------          ----------------
officers as
a group (14 persons) ...........                       7,367,367                64.9%


 * Less than 1%.
(1) Includes the following shares that may be purchased pursuant to stock options that are currently exercisable within 60 days: Mr. Chocola, 58,048; Mr. Greene, 12,698; Mr. Hermance, 12,698; Mr. Mancinelli; 220,000; Mr. Steinhilber, 53,536; Mr. Lantz, 43,536; Mr. Murdoch, 52,465; and all directors and executive officers as a group, 472,493. Does not include shares subject to stock options, which are not exercisable within 60 days, but pursuant to the terms of the merger agreement will be canceled immediately prior to completion of the merger in exchange for a cash payment for each share subject to the option equal to the excess, if any, of $12.75 over the exercise price per share subject to the option. See "The Merger-Interests of Certain Persons in the Merger."
(2) Messrs. Klein and Fisch as shareholders of American Securities G.P. (Management) Corp., may be deemed to have beneficial ownership of the shares shown as beneficially owned by American Securities Partners G.P. (Management) Corp. Such persons disclaim beneficial ownership of such shares.
(3) Messrs. Klein and Fisch, as shareholders of ASP/CTB G.P. Corp., may be deemed to have beneficial ownership of shares shown as beneficially owned by ASP/CTB G.P. Corp. Such persons disclaim beneficial ownership of such shares.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         Our common stock is traded on The Nasdaq Stock Market under the symbol "CTBC." The table below sets forth by quarter, since the beginning of our fiscal year 2000, the high and low closing per-share sale price for our common stock on The Nasdaq Stock Market.


                                                                                  MARKET PRICES
                                                                          -------------------------------
                                                                             HIGH               LOW
                                                                          ------------      -------------
Fiscal Year 2000
       First Quarter....................................................    $9.250             $6.188
       Second Quarter...................................................    $8.125             $6.500
       Third Quarter....................................................    $8.250             $6.688
       Fourth Quarter...................................................    $8.875             $7.000
Fiscal Year 2001
       First Quarter....................................................    $9.125             $7.313
       Second Quarter...................................................    $9.380             $8.520
       Third Quarter....................................................    $10.210            $8.850
       Fourth Quarter...................................................    $11.500            $9.790
Fiscal Year 2002
       First Quarter....................................................    $15.180           $10.750
       Second Quarter...................................................    $18.000           $15.000
       Third Quarter through August 27, 2002............................    $15.460           $10.690

         On August 16, 2002, the last full trading day prior to the public announcement of the signing of the merger agreement, the closing price for our common stock on The Nasdaq Stock Market was $14.67 per share. On August 27, 2002, the most recent practicable date prior to the printing of this proxy statement, the closing price of our common stock on The Nasdaq Stock Market was $12.70 per share.

         We have not paid any dividends during the past two years.

         The market price for our common stock is subject to fluctuation and shareholders are urged to obtain current market quotations. We cannot give you any assurances as to the future price of or market for our common stock.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This proxy statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on various underlying assumptions and expectations of management and are subject to risks and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions; implementation of operational improvements; execution of our growth strategy; conditions in the domestic hog market; Russian imports of poultry; availability and pricing of raw materials, such as steel; currency exchange rates; weather impact on grain production and animal feed costs; achievement of anticipated earnings growth; pricing pressure as a result of domestic and international market forces; the timing and occurrence (or non-occurrence) of transactions; and events which may be subject to circumstances beyond our control or the control of our subsidiaries.

         Other factors and assumptions not identified above could also cause actual results to differ materially from those set forth in the forward-looking statements. Although our management believes these assumptions are reasonable, we cannot assure you that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, we undertake no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in our expectations.

         The forward-looking statements should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our subsequent Quarterly Reports on Form 10-Q. Our reports on Form 10-K and Form 10-Q are on file with the SEC, and copies are available without charge upon written request to our Manager of Corporate Communications at the address provided in "Where You Can Find More Information."

         All information contained in this proxy statement with respect to Berkshire and C Acquisition Corp. has been supplied or confirmed by Berkshire.

                          FUTURE SHAREHOLDER PROPOSALS

         If the merger is completed, there will be no public shareholders of CTB and no public participation in any future meetings of our shareholders. However, if the merger is not completed, we will hold a 2003 annual meeting of shareholders. In that event:

         o Rule 14a-8 under the Exchange Act requires that a shareholder proposal intended to be included in the proxy statement for the 2003 annual meeting be received at our executive offices no later than December 4, 2002. The proposal may be omitted from the annual meeting proxy statement if the submitting shareholder does not meet the applicable requirements under Rule 14a-8; and

         o shareholder proposals for new business or suggestions for nominees to the board of directors submitted outside of Rule 14a-8 must be delivered to our Secretary at our principal executive offices no earlier than February 5, 2003 and no later than March 7, 2003.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including CTB, that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.


                             ADDITIONAL INFORMATION

         To vote your shares, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Please call either Don J. Steinhilber, our Chief Financial Officer and Treasurer, or Michael J. Kissane, our General Counsel and Secretary, at (574) 658-4191, if you have any questions about this proxy statement or the merger or need assistance with the voting procedures.

         Requests for additional copies of this proxy statement or proxy cards should be directed to us at the following address:

         CTB International Corp.
         611 North Higbee Street
         Milford, Indiana 46542-2000
         Attention:  Manager of Corporate Communications
         Telephone: (574) 658-4191

         If you would like to request additional from us, please do so by /o/, 2002 in order to receive them before the special meeting.

         You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated /o/, 2002. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of the proxy statement to shareholders shall not create any implication to the contrary.

                                                                        ANNEX A

================================================================================






                          AGREEMENT AND PLAN OF MERGER



                           Dated as of August 16, 2002



                                      Among



                             BERKSHIRE HATHAWAY INC.



                               C ACQUISITION CORP.



                                       and



                             CTB INTERNATIONAL CORP.





================================================================================




                                TABLE OF CONTENTS



                                    ARTICLE I

                         Definitions and Interpretation
                                                                                             Page
                                                                                            -----
SECTION 1.01. Certain Defined Terms.............................................................6
SECTION 1.02. Other Defined Terms...............................................................9
SECTION 1.03. Interpretation ..................................................................10


                                   ARTICLE II

                                   The Merger

SECTION 2.01. The Merger ......................................................................10
SECTION 2.02. Closing .........................................................................11
SECTION 2.03. Effective Time ..................................................................11
SECTION 2.04. Effects of the Merger............................................................11
SECTION 2.05. Articles of Incorporation and By-laws............................................11
SECTION 2.06. Directors .......................................................................12
SECTION 2.07. Officers ........................................................................12


                                   ARTICLE III

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

SECTION 3.01. Effect on Capital Stock..........................................................12
SECTION 3.02. Exchange of Certificates.........................................................13


                                   ARTICLE IV

                         Representations and Warranties

SECTION 4.01. Representations and Warranties of the Company....................................16
SECTION 4.02. Representations and Warranties of Parent and Acquisition Sub.....................27

                                      A-2



                                    ARTICLE V

                    Covenants Relating to Conduct of Business

SECTION 5.01. Covenants of the Company.........................................................30
SECTION 5.02. Covenants of Parent and Acquisition Sub..........................................33
SECTION 5.03. No Solicitation .................................................................33


                                   ARTICLE VI

                              Additional Agreements

SECTION 6.01. Preparation of the Proxy Statement...............................................34
SECTION 6.02. Access to Information............................................................35
SECTION 6.03. Company Shareholders Meeting.....................................................36
SECTION 6.04. Reasonable Best Efforts..........................................................36
SECTION 6.05. Benefits Matters.................................................................36
SECTION 6.06. Stock-Based Compensation.........................................................38
SECTION 6.07. Fees and Expenses................................................................39
SECTION 6.08. Indemnification and Exculpation..................................................39
SECTION 6.09. Transfer Taxes ..................................................................41


                                   ARTICLE VII

                              Conditions Precedent

SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger.......................42
SECTION 7.02. Conditions to Obligations of Parent and Acquisition Sub to Effect the Merger.....42
SECTION 7.03. Conditions to Obligation of the Company to Effect the Merger.....................44
SECTION 7.04. Frustration of Closing Conditions................................................44


                                  ARTICLE VIII

                            Termination and Amendment

SECTION 8.01. Termination .....................................................................45
SECTION 8.02. Effect of Termination............................................................46
SECTION 8.03. Amendment .......................................................................46
SECTION 8.04. Extension; Waiver................................................................46
SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver........................47

                                      A-3


                                   ARTICLE IX

                               General Provisions

SECTION 9.01. Nonsurvival of Representations and Warranties....................................47
SECTION 9.02. Notices .........................................................................47
SECTION 9.03. Counterparts ....................................................................48
SECTION 9.04. Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership..............48
SECTION 9.05. Governing Law ...................................................................48
SECTION 9.06. Publicity .......................................................................49
SECTION 9.07. Assignment ......................................................................49
SECTION 9.08. Enforcement .....................................................................49
SECTION 9.09. Severability ....................................................................50

                                            AGREEMENT AND PLAN OF MERGER (this
                                    "Agreement") dated as of August 16, 2002, among BERKSHIRE HATHAWAY INC., a Delaware corporation ("Parent"), C ACQUISITION CORP., an Indiana corporation and a wholly owned subsidiary of Parent ("Acquisition Sub"), and CTB INTERNATIONAL CORP., an Indiana corporation (the "Company").


                  WHEREAS Parent and the respective Boards of Directors of Acquisition Sub and the Company have approved the merger of Acquisition Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), other than the shares of Company Common Stock owned, directly or indirectly, by Parent or the Company immediately prior to the Effective Time, will be converted into the right to receive the Merger Consideration (as defined in Section 3.01(c));

                  WHEREAS each issued and outstanding share of Company Common Stock owned, directly or indirectly, by Parent or the Company immediately prior to the Effective Time, will be canceled and retired;

                  WHEREAS concurrently with the execution and delivery hereof, American Securities Partners, L.P., ASP/CTB L.P., Caryl M. Chocola, J. Christopher Chocola, the other individuals party thereto (collectively, the "Sellers"), Parent and Acquisition Sub, will enter into a shareholder agreement and proxy (the "Shareholders Agreement") pursuant to which the Sellers will agree, among other things, to take specified actions in furtherance of the Merger;

                  WHEREAS the Board of Directors of the Company (i) has determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company and its shareholders, (ii) has adopted this Agreement and has approved the Merger, the other transactions contemplated hereby and the transactions contemplated by the Shareholders Agreement and (iii) has recommended that the shareholders of the Company approve this Agreement, the Merger and the other transactions contemplated hereby; and

                  WHEREAS Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I

                         Definitions and Interpretation
                         ------------------------------

                  SECTION 1.01. Certain Defined Terms.

                  For purposes of this Agreement, the following terms shall have the following meanings:

                  "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  "business day" means any day on which banks are not required or authorized to close in the City of New York.

                  "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  "Environmental Claim" means any written notice, claim, demand, action, suit, complaint or proceeding by any person alleging liability arising out of or relating to (A) the presence or Release of any Hazardous Materials or
(B) any violation of an Environmental Law or an Environmental Permit.

                  "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, judgments and decrees relating to contamination, pollution or the protection of the environment.

                  "Environmental Permits" means all Company Permits required under Environmental Laws necessary for the Company and its subsidiaries to conduct their operations and businesses on the date of this Agreement.

                  "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls and (B) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law.

                  "material adverse effect" means, when used in connection with the Company, any state of facts, change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of (A) the economy or securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof or (C) any industry currently engaged in by the Company, in general, and not specifically relating to the Company or its subsidiaries; "material adverse effect" means, when used in connection with Parent, any state of facts, change, effect, event, occurrence or development that would, or is reasonably likely to, prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

                  "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

                  "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are not such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

                  "Takeover Proposal" means any proposal or offer from any person (other than Parent or the Acquisition Sub) relating to any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, tender offer, exchange offer, stock acquisition, asset acquisition, statutory share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 20% or more of the assets of the Company and its subsidiaries, taken as a whole, or (B) 20% or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, any of the Company's subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause
(A) above.

                  "tax" (including, with correlative meaning, "taxes" and "taxable") includes all forms of taxation, whenever created or imposed, and whether domestic or foreign, and whether imposed by a national, federal, state, provincial, local or other Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts.

                  "tax returns" means all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to taxes and any amended tax return.

                  SECTION 1.02. Other Defined Terms. For purposes of this Agreement, each of the following terms is defined in the Section set forth opposite such term:

                  Term                                                          Section
                  ----                                                          -------
                  "Acquisition Agreement"                                       5.03(b)
                  "Acquisition Sub"                                             Preamble
                  "Agreement"                                                   Preamble
                  "Articles of Merger"                                          2.03
                  "Broker Agreements"                                           4.01(p)
                  "Certificate"                                                 3.01(c)
                  "Closing"                                                     2.02
                  "Closing Date"                                                2.02
                  "Code"                                                        3.02(f)
                  "Company"                                                     Preamble
                  "Company Benefit Agreements"                                  4.01(l)
                  "Company Benefit Plans"                                       4.01(l)
                  "Company Common Stock"                                        Recitals
                  "Company Disclosure Schedule"                                 4.01
                  "Company Filed SEC Documents"                                 4.01
                  "Company Option Agreements"                                   4.01(b)
                  "Company Permits"                                             4.01(g)
                  "Company Preferred Stock"                                     4.01(b)
                  "Company SEC Documents"                                       4.01(d)
                  "Company Shareholder Approval"                                4.01(n)
                  "Company Shareholders Meeting"                                4.01(c)(ii)
                  "Company Stock Incentive Plan"                                4.01(b)
                  "Company Stock Options"                                       4.01(b)
                  "Confidentiality Agreement"                                   6.02
                  "Continuation Period"                                         6.05(a)
                  "Continued Employee"                                          6.05(a)
                  "Effective Time"                                              2.03
                  "ERISA"                                                       4.01(l)
                  "Exchange Act"                                                4.01(c)(ii)
                  "GAAP"                                                        4.01(d)
                  "Governmental Entity"                                         4.01(c)(ii)
                  "HSR Act"                                                     4.01(c)(ii)
                  "IBCL"                                                        2.01
                  "Indemnified Liabilities"                                     6.08(a)
                  "Indemnified Persons"                                         6.08(a)
                  "Lien"                                                        4.01(c)(ii)
                  "Merger"                                                      Recitals
                  "Merger Consideration"                                        3.01(c)
                  "Outside Date"                                                8.01(b)(i)
                  "Parent"                                                      Preamble
                  "Paying Agent"                                                3.02

                                      A-9



                  "Proxy Statement"                                             4.01(c)(ii)
                  "Securities Act"                                              4.01(d)
                  "Shareholders Agreement"                                      Recitals
                  "SEC"                                                         4.01(c)(ii)
                  "Sellers"                                                     Recitals
                  "Surviving Corporation"                                       2.01


                  SECTION 1.03. Interpretation. When a reference is made in this Agreement to a party or to an Article, Section, Exhibit or Schedule, such reference shall be to a party to, an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (x) (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and (y) all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                                   ARTICLE II

                                   The Merger
                                   ----------

                  SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Indiana Business Corporation Law

(the "IBCL"), Acquisition Sub shall be merged with and into the Company at the Effective Time (as defined in Section 2.03). Following the Merger, the separate corporate existence of Acquisition Sub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation"). The Surviving Corporation shall continue its existence under the laws of the State of Indiana under the name "CTB International Corp.", and the Surviving Corporation shall succeed to all the rights and obligations of the Company and Acquisition Sub in accordance with the IBCL.

                  SECTION 2.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day following the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by the parties.

                  SECTION 2.03. Effective Time. Prior to the Closing, the Company shall prepare articles of merger incorporating the plan of merger in accordance with Section 23-1-40-5 of the IBCL (the "Articles of Merger"), and as soon as practicable on the Closing Date, the Company shall file the Articles of Merger in accordance with the relevant provisions of the IBCL with the Secretary of State of the State of Indiana. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Indiana in accordance with Section 23-1-40-5 of the IBCL or at such later time as is agreed to by the parties and set forth in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  SECTION 2.04. Effects of the Merger. The Merger shall have the effects set forth in Section 23-1-40-6 of the IBCL.


                  SECTION 2.05. Articles of Incorporation and By-laws.

                           (a) The articles of incorporation of the Acquisition Sub as in effect immediately prior to the

         Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                           (b) The by-laws of the Acquisition Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 2.06. Directors. The directors of Acquisition Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation to hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 2.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation to hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE III

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------

                  Section 3.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Acquisition Sub:

                  (a) Capital Stock of Acquisition Sub. Each issued and outstanding share of common stock of Acquisition Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancelation of Treasury Stock, Parent-Owned Stock and Certain Other Stock. Each share of Company Common Stock that is owned by the Company, any wholly owned subsidiary of the Company, Parent, Acquisition Sub or any other wholly owned subsidiary of Parent, immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

                          (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive $12.75 in cash, without interest (the "Merger Consideration"). At the Effective Time, all such shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any dividends to which such holder is entitled pursuant to the proviso to the first sentence of Section 3.02(c).

                  SECTION 3.02. Exchange of Certificates.

                          (a) Paying Agent. When and as needed, Acquisition Sub shall deposit or cause to be deposited (and Parent shall provide all necessary funds and otherwise cause Acquisition Sub to deposit), with a bank or trust company designated by Parent or Acquisition Sub (and reasonably acceptable to the Company) to act as agent (the "Paying Agent") for the holders of Company Common Stock, the funds to pay the Merger Consideration to the holders of Company Common Stock who shall become entitled thereto. Any interest or other income produced by the investment of the Merger Consideration by the Paying Agent will be payable to the Acquisition Sub or Parent, as Parent directs.

                          (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and contain customary provisions) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, be entitled to receive in exchange therefor an amount of cash equal to the product of the Merger Consideration and the number of shares of Company Common Stock previously represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Subject to the proviso to the first sentence of Section 3.02(c), until surrendered as contemplated by this Section 3.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article III. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article III.

                  (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates, provided, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company in accordance with the terms of this Agreement on or prior to the date of this Agreement in respect of such shares of Company Common Stock that remain unpaid at the Effective Time. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation or the Paying Agent for any reason, it shall be canceled against delivery of cash to the holder thereof as provided in this Article III.

                  (d) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

                  (e) No Liability. None of Parent, Acquisition Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to the date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

                  (f) Withholding Rights. Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which the deduction and withholding was made.

                                   ARTICLE IV

                         Representations and Warranties
                         ------------------------------

                  SECTION 4.01. Representations and Warranties of the Company. Except as set forth in the Company SEC Documents (as defined in Section 4.01(d)) filed and publicly available after December 31, 2001 and prior to the date of this Agreement (the "Company Filed SEC Documents") or on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Acquisition Sub as follows:

                  (a) Organization and Power. The Company and each of its subsidiaries is duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority to conduct its business as presently conducted and is duly qualified and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where failures thereof, individually or in the aggregate, would not have a material adverse effect on the Company. The Company has made available to Parent true and complete copies of its articles of incorporation and by-laws, in each case as amended through the date of this Agreement.

                  (b) Capital Structure. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 4,000,000 shares of preferred stock, par value $0.01 per share, of the Company ("Company Preferred Stock"). At the close of business on August 13, 2002, (A) 10,885,939 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Preferred Stock were issued and outstanding, (C) 1,000,000 shares of Company Common Stock were reserved for issuance pursuant to the 1999 CTB International Corp. Stock Incentive Plan (the "Company Stock Incentive Plan"), of which 372,000 shares were subject to outstanding Company Stock Options (as defined below) and (D) 587,938 shares were subject to other option agreements (the "Company Option Agreements"). Other than as set forth above, at the close of business on August 13, 2002, there were no shares of capital stock or other voting securities of the Company issued, reserved for issuance or outstanding, and there were no options, warrants or other rights to acquire from the Company any such stock or securities. Since August 13, 2002, (x) there have been no issuances by the Company of shares of capital stock or other voting securities of the Company other than issuances of shares of Company Common Stock pursuant to the exercise of options granted pursuant to the Company Stock Incentive Plan or the Company Option Agreements to purchase Company Common Stock (collectively, the "Company Stock Options") outstanding at such date and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other voting securities from the Company. All outstanding shares of Company Common Stock are, and any shares of Company Common Stock which may be issued upon the exercise of Company Stock Options when issued will be, validly issued, fully paid and nonassessable, and not subject to preemptive rights. Other than as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, derivative contracts or undertakings of any kind to which the Company or any subsidiary of the Company is a party, or by which the Company or any subsidiary of the Company is bound, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any subsidiary of the Company or obligating the Company or any subsidiary of the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking, or obligating the Company to make any payment based on or resulting from the value or price or change in value or price of any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries.

                  (c) Authorization; Non-contravention. (i) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Shareholder Approval (as defined in Section 4.01(n)), to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Shareholder Approval with respect to the Merger. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a legal, valid and binding obligation of each of Parent and Acquisition Sub, enforceable against each of Parent and Acquisition Sub in accordance with its terms, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The Board of Directors of the Company, at a meeting duly called and held, duly unanimously adopted resolutions (A) determining that the terms of the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company and its shareholders, (B) adopting this Agreement, (C) approving the terms of the Shareholders Agreement and (D) recommending that the Company's shareholders approve this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect as of the date of this Agreement.

                  (ii) The execution and delivery by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancelation or acceleration of any obligation under, or the creation of a claim, lien, encumbrance, pledge or security interest (a "Lien") pursuant to, (A) the articles of incorporation or by-laws of the Company or comparable organizational documents of any subsidiary of the Company or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any subsidiary of the Company or their respective properties or assets, in any case under this clause (B) which, individually or in the aggregate, would have a material adverse effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to the Company or any subsidiary of the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for
(A) the filing with the Securities and Exchange Commission (the "SEC") of (1) a proxy statement relating to the meeting (the "Company Shareholders Meeting") of the shareholders of the Company duly called and convened to consider the approval of this Agreement (such proxy statement as amended or supplemented from time to time, the "Proxy Statement"), and (2) such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the other transactions contemplated hereby, (B) the filing of the Articles of Merger with the Secretary of State of the State of Indiana in accordance with Section 23-1-40-5 of the IBCL and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and any other applicable filings and approvals under similar foreign antitrust laws and regulations, (D) those required under the rules and regulations of the Nasdaq National Market, (E) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws, and (F) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made, individually or in the aggregate, would not have a material adverse effect on the Company and would not prevent or materially impede or delay the consummation of the transactions contemplated hereby.

                  (d) SEC Documents; Financial Statements; Undisclosed Liabilities. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 2001 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or the Exchange Act, as the case may be, applicable to such Company SEC Documents. None of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Filed SEC Documents or for liabilities incurred in connection with this Agreement or in the ordinary course of business after the date of this Agreement, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a material adverse effect on the Company.

                  (e) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Acquisition Sub specifically for inclusion or incorporation by reference therein.

                  (f) Absence of Certain Changes or Events. Since June 30, 2002, the Company has conducted its business only in the ordinary course, and during such period there has not been:

                  (i) any state of facts, change, effect, event, occurrence or development which, individually or in the aggregate, would have a material adverse effect on the Company;

                  (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of capital stock of the Company or any repurchase for value by the Company of any shares of capital stock of the Company, other than (A) in connection with the exercise of any Company Stock Option where the exercise price thereof is paid in whole or in part in the form of shares of Company Common Stock or (B) in connection with the exercise of any Company Stock Option for purposes of satisfying tax withholding obligations;

                  (iii) any split, combination or reclassification of any shares of capital stock of the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

                  (iv) (A) any granting by the Company or any subsidiary of the Company to any director or executive officer of the Company or any subsidiary of the Company of any increase in compensation, except in the ordinary course of business consistent with past practice or as required to satisfy contractual obligations that are existing as of the date of this Agreement, (B) any granting by the Company or any subsidiary of the Company to any such director or executive officer of any increase in severance or termination pay, except as required to satisfy contractual obligations that are existing as of the date of this Agreement, (C) any entry by the Company or any subsidiary of the Company into any employment, severance or termination agreement with any such director or executive officer, (D) other than as required by law, any entry into or amendment in any material respect of, (1) any collective bargaining agreement, except in connection with renegotiations of any expired or expiring collective bargaining agreement in the ordinary course of business, or (2) any Company Benefit Plan, except in the ordinary course of business consistent with past practice, or (E) any taking of any action to accelerate any rights or benefits, or making of any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Company Benefit Plan;

                  (v) any change in accounting methods, principles or practices by the Company or any subsidiary of the Company materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP; or

                  (vi) any material election with respect to taxes by the Company or any subsidiary of the Company or settlement or compromise by the Company or any subsidiary of the Company of any material tax liability or refund.

                  (g) Compliance with Laws; Litigation. The Company and its subsidiaries hold all permits, licenses, registrations, variances, exemptions, authorizations, orders and approvals of all Governmental Entities (the "Company Permits") that are required for them to own, lease or operate their properties and assets and to carry on their businesses as presently conducted, and there has occurred no default under any such Company Permit, except for failures to hold Company Permits or defaults under Company Permits which, individually or in the aggregate, would not have a material adverse effect on the Company. The Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for instances of noncompliance which, individually or in the aggregate, would not have a material adverse effect on the Company. There are no suits, actions or proceedings pending or threatened, against the Company or any subsidiary of the Company which, individually or in the aggregate, would have a material adverse effect on the Company, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against the Company or any subsidiary of the Company which, individually or in the aggregate, are having a material adverse effect on the Company. This Section 4.01(g) does not apply to environmental matters, tax matters and labor and benefit matters, which are exclusively the subject of
Section 4.01(j), Section 4.01(h) and Sections 4.01(k) and (l), respectively.

                  (h) Taxes. The Company has timely filed all material tax returns required to be filed by it, has timely paid (or caused to be timely paid) all material taxes shown as due and payable on all such tax returns, and has paid (or caused to be paid) all other material taxes as are due. No tax return of the Company is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by the Company, except for such audits or examinations which, individually or in the aggregate, would not have a material adverse effect on the Company.

                  (i) Certain Agreements. Neither the Company nor any of its subsidiaries is in breach of or default under any material agreement, commitment, lease or other instrument to which it or any of its properties is subject and there has not occurred any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default by the Company or any of its subsidiaries or a breach thereof or default thereunder by any other party thereto, except in all cases where such defaults or breaches, individually or in the aggregate, would not have a material adverse effect on the Company.

                  (j) Environmental Matters. Except for items referred to below which, individually or in the aggregate, would not have a material adverse effect on the Company:

                  (i) the Company and its subsidiaries are in compliance with all Environmental Laws;

                  (ii) the Company and its subsidiaries have obtained and are in compliance with all Environmental Permits;

                  (iii) there are no Environmental Claims pending or threatened against the Company or any of its subsidiaries; and

                  (iv) none of the Company or any of its subsidiaries has entered into or received any decree or order under, or is subject to any judgment, decree or order pursuant to, any Environmental Law.

                  (k) Labor Matters. (i) There are no representation or certification proceedings, or petitions seeking a representation proceeding, pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (ii) there are no organizing activities involving the Company or any of its subsidiaries with respect to any group of employees of the Company or its subsidiaries, in the case of each of clause (i) and (ii) which, individually or in the aggregate, would have a material adverse effect on the Company.

                  (l) Benefit Plans; Benefit Agreements. (i) Section 4.01(l) of the Company Disclosure Schedule sets forth a true and complete list of each material "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each other material compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plan, program, policy or arrangement maintained or contributed to (or required to be contributed to) for the benefit of any current or former director, officer or employee of the Company or any of its subsidiaries and with respect to which the Company or any of its subsidiaries would reasonably be expected to have direct or contingent liability, other than statutorily mandated benefit programs (the "Company Benefit Plans"). There exist no employment, retention, deferred compensation, severance, termination or indemnification agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer or employee of the Company or any of its subsidiaries, on the other hand ("Company Benefit Agreements").

         (ii) (A) None of the Company Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA, (B) none of the Company Benefit Plans (other than coverage mandated under applicable law) provides retiree medical or life insurance benefits to any person, (C) each Company Benefit Plan has been administered in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer, individually or in the aggregate, as would not have a material adverse effect on the Company, (D) neither the Company nor any entity required to be treated as a single employer with the Company under Section 414 of the Code has any unsatisfied liabilities under Title IV of ERISA which, individually or in the aggregate, would have a material adverse effect on the Company, (E) there are no pending or threatened investigations, claims or lawsuits in respect of any Company Benefit Plan which, individually or in the aggregate, would have a material adverse effect on the Company, and (F) except as provided in Section 6.06, no current or former director, officer or employee of the Company or any of its subsidiaries will become entitled to any material payment, benefit or right, or any materially increased and/or accelerated payment, benefit or right, as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

                  (m) Subsidiaries. The Company has previously made available to Parent a list of all the subsidiaries of the Company as of the date of this Agreement and their respective jurisdictions of organization. All the shares of capital stock of each of the subsidiaries of the Company are validly issued, fully paid and nonassessable (in each jurisdiction that recognizes such legal concept) and (except for directors' qualifying shares, if any) are owned by the Company, another subsidiary of the Company or the Company and another subsidiary of the Company, free and clear of all Liens. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person.

                  (n) Vote Required. Under the IBCL and the Company's articles of incorporation, this Agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Shareholder Approval"). The Company Shareholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby.

                  (o) State Business Combination Statutes. Sections 23-1-43-1 through 23-1-43-24 of the IBCL are not applicable to this Agreement, the Merger and the other transactions contemplated hereby pursuant to Article IX, Section
9.4 of the articles of incorporation of the Company as in effect on the date of this Agreement.

                  (p) Brokers. No broker, investment banker, financial advisor or other person, other than Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation and George K. Baum & Company, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. True and correct copies of the Company's arrangements with Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation and George
K. Baum & Company (the "Broker Agreements") have been delivered to Parent prior to the date of this Agreement.

                  (q) Opinion of Financial Advisor. The Company has received the opinion of each of Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation and George K. Baum & Company, dated as of the date of this Agreement, to the effect that, as of the date of such opinion and based upon and subject to the matters stated therein, the consideration to be received by holders of Company Common Stock in the Merger is fair to such holders from a financial point of view.

                  SECTION 4.02. Representations and Warranties of Parent and Acquisition Sub. Parent and Acquisition Sub represent and warrant to the Company as follows:

                  (a) Organization and Power. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and, only in the case of Parent is a corporation in good standing, under the laws of its jurisdiction of incorporation. Each of Parent and Acquisition Sub has all requisite corporate power and authority to conduct its business as presently conducted and is duly qualified and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where failures thereof, individually or in the aggregate, would not have a material adverse effect on Parent.

                  (b) Authorization; Non-contravention. Each of Parent and Acquisition Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Acquisition Sub of this Agreement and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub. This Agreement has been duly executed and delivered by each of Parent and Acquisition Sub and, assuming this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, this Agreement constitutes a legal, valid and binding obligation of each of Parent and Acquisition Sub, enforceable against each of Parent and Acquisition Sub in accordance with its terms (except, in each case, insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The execution and delivery by Parent and Acquisition Sub of this Agreement does not, and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancelation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) the certificate of incorporation or by-laws (or other comparable organizational documents) of Parent or Acquisition Sub or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Acquisition Sub or their respective properties or assets, in any case under this clause (ii) which, individually or in the aggregate, would have a material adverse effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Acquisition Sub in connection with the execution and delivery of this Agreement by Parent and Acquisition Sub or the consummation by Parent and Acquisition Sub of the transactions contemplated hereby, except for
(A) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the other transactions contemplated hereby, (B) the filing of the Articles of Merger with the Secretary of State of the State of Indiana in accordance with Section 23-1-40-5 of the IBCL and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) filings required pursuant to the HSR Act and any other applicable filings and approvals under similar foreign antitrust laws and regulations and (D) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not have a material adverse effect on Parent.

                  (c) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Acquisition Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) No Business Activities; No Ownership Interests. Since the date of its incorporation, Acquisition Sub has not carried on any business or conducted any operations other than the execution of this Agreement and the performance of its obligations hereunder. Acquisition Sub does not have any assets or liabilities nor does it own, directly or indirectly, any capital stock or other ownership interest in any person.

                  (e) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                  (f) Financing. Parent has or will have available, prior to the Effective Time, sufficient cash in immediately available funds to pay the aggregate Merger Consideration pursuant to Article III and to consummate, on the terms contemplated hereby, the Merger and the other transactions contemplated hereby.

                                   ARTICLE V

                    Covenants Relating to Conduct of Business
                    -----------------------------------------

                  SECTION 5.01. Covenants of the Company. During the period from the date of this Agreement until the Effective Time, the Company agrees as to itself and its subsidiaries that (except as consented to in writing by Parent (not to be unreasonably withheld), as expressly contemplated, required or permitted by this Agreement or as set forth in the Company Disclosure Schedule):

                  (a) Ordinary Course; Capital Expenditures. The Company shall, and shall cause each of its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course substantially consistent with past practice in all material respects and use all reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company shall not, nor shall it permit any of its subsidiaries to, enter into any material new line of business, or incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to that are not in excess of $6,100,000, in the aggregate.

                  (b) Dividends; Changes in Stock. The Company shall not, nor shall it permit any of its subsidiaries to (i) declare, set aside or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of its capital stock, other than (A) in connection with the exercise of any Company Stock Option where the exercise price thereof is paid in whole or in part in the form of shares of Company Common Stock and (B) in connection with the exercise of any Company Stock Option for purposes of satisfying tax withholding obligations.

                  (c) Issuance of Securities. The Company shall not, nor shall it permit any of its subsidiaries to, issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any of the foregoing, or enter into any agreement with respect to any of the foregoing, other than the issuance of Company Common Stock upon the exercise of Company Stock Options that are outstanding on the date of this Agreement.

                  (d) Governing Documents. The Company shall not amend or propose to amend, nor shall it permit any of its subsidiaries to amend, its articles of incorporation or by-laws or other comparable organizational documents, except, in the case of any subsidiary of the Company, for such amendments to its articles of incorporation or by-laws or other comparable organizational documents that do not have an adverse effect on the Merger or the other transactions contemplated by this Agreement.

                  (e) No Acquisitions. The Company shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, any corporation, partnership, association or other business organization or any division or business thereof (provided that any wholly owned subsidiary of the Company may merge into or consolidate with any other wholly owned subsidiary of the Company) or (ii) any assets, except in the case of clause (ii) above, purchases of inventory, supplies and raw materials in the ordinary course of business consistent with past practice.

                  (f) No Dispositions. The Company shall not, nor shall it permit any of its subsidiaries to, sell, lease or otherwise dispose of, or subject to any Lien, any properties or assets (including capital stock of subsidiaries) which are material to the Company and its subsidiaries taken as a whole, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice.

                  (g) Indebtedness. The Company shall not, nor shall it permit any of its subsidiaries to, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries, except for (i) short-term borrowings incurred in the ordinary course of business, (ii) revolving credit borrowings under the Company's existing credit and accounts receivable facilities, (iii) indebtedness incurred in connection with the issuance of letters of credit for the account of the Company in the ordinary course of business and drawings thereunder, (iv) the guarantee by the Company or any of its wholly-owned subsidiaries of any obligations of any wholly-owned subsidiary of the Company and (v) any indebtedness or guarantees which are, individually or in the aggregate, not material to the Company and its subsidiaries taken as a whole or (B) make loans, advances or capital contributions to, or investments in, any person other than the Company or any direct or indirect wholly owned subsidiary of the Company.

                  (h) Other Actions. The Company shall not, nor shall it permit any of its subsidiaries to, take any action that would result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality or material adverse effect becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VII not being satisfied. The Company shall not, nor shall it permit any of its subsidiaries to, amend or modify any of the Broker Agreements or enter into any similar arrangements.

                  (i) Advice of Changes. The Company shall advise Parent of any change or event which would cause or constitute a material breach of any of its representations and warranties contained in this Agreement.

                  (j) No General Authorization, Etc. The Company shall not, nor shall it permit any of its subsidiaries to, authorize any of, or commit or agree to take any of, the actions that are prohibited by the foregoing covenants.

                  SECTION 5.02. Covenants of Parent and Acquisition Sub. During the period from the date of this Agreement until the Effective Time, each of Parent and Acquisition Sub agrees that:

                  (a) Other Actions. It shall not take any action that would result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality or material adverse effect becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VII not being satisfied.

                  (b) Advice of Changes. It shall advise the Company of any change or event which would cause or constitute a material breach of any of its representations or warranties contained in this Agreement.

                  SECTION 5.03. No Solicitation.(a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (and it shall affirmatively direct each of the foregoing not to) (i) solicit, initiate or encourage the submission of any Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal.

                  (b) The Board of Directors of the Company shall not (i) withdraw (or modify in a manner adverse to Parent) or propose publicly to withdraw (or modify in a manner adverse to Parent) the recommendation by such Board of Directors of this Agreement or the Merger to the shareholders of the Company, or resolve or agree to take any such action, (ii) adopt or approve, or propose publicly to adopt or approve, any Takeover Proposal, or resolve or agree to take any such action or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (an "Acquisition Agreement") constituting or related to, or which is intended to or would reasonably lead to, any Takeover Proposal or resolve or agree to take any such action.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.03, the Company shall promptly advise Parent orally and in writing of any Takeover Proposal or any inquiry, known to the Board of Directors or the officers of the Company, that the Company reasonably believes would lead to a Takeover Proposal, the material terms and conditions of such Takeover Proposal or inquiry and the identity of the person making any such Takeover Proposal or inquiry. The Company shall keep Parent informed in all material respects as to the status and details (including material amendments or proposed amendments) of any such Takeover Proposal or inquiry.

                  (d) Nothing contained in this Section 5.03 shall prohibit the Company from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with counsel, failure to do so would create a risk of liability for breach of the obligations of the Board of Directors of the Company under applicable law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take, any action prohibited by Section 5.03(b).

                                   ARTICLE VI

                              Additional Agreements
                              ---------------------

                  SECTION 6.01. Preparation of the Proxy Statement. (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. Each of the parties shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. The Company shall use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after filing with the SEC. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Parent the opportunity to review and comment thereon. The Company shall advise Parent, promptly after it receives notice thereof, of any request by the SEC for any amendment to the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective directors, officers or affiliates, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

                  SECTION 6.02. Access to Information. The Company shall, and shall cause each of its subsidiaries to, afford to Parent and to its officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to their respective properties, books, records and personnel and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) such other information concerning its business, properties and personnel as Parent may reasonably request. All such information shall constitute Evaluation Material (as such term is defined in the Confidentiality Agreement dated as of August 14, 2002, between the Company and Parent (the "Confidentiality Agreement")) and shall be subject thereto as provided therein, and Parent shall, and shall cause its advisors and representatives who receive

Evaluation Material to agree to, hold all such Evaluation Material in confidence to the extent required by, and in accordance with, the terms of the Confidentiality Agreement.

                  SECTION 6.03. Company Shareholders Meeting. The Company shall, as promptly as practicable after the date of this Agreement, (a) duly call, give notice of, convene and hold the Company Shareholders Meeting for the purpose of obtaining the Company Shareholder Approval and (b) through its Board of Directors, recommend to its shareholders that they grant the Company Shareholder Approval.

                  SECTION 6.04. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the Company and Parent shall, and shall cause its subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of any necessary consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party which is required to be obtained by such party or any of its affiliates in connection with the Merger and the other transactions contemplated by this Agreement, and the making or obtaining of all necessary filings and registrations with respect thereto, including filings required under the HSR Act, (ii) the defending of any lawsuits or other legal proceedings challenging this Agreement and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  SECTION 6.05. Benefits Matters. (a) For a period of one year after the Effective Time (the "Continuation Period"), the Surviving Corporation shall, provide benefits to each employee of the Company or its subsidiaries who is or becomes an employee of the Surviving Corporation or its subsidiaries on and after the Effective Time so long as he or she remains an employee during such period (each, a "Continued Employee") that are no less favorable in the aggregate to such Continued Employee than those in effect immediately prior to the Effective Time for such Continued Employee. During the Continuation Period, the Surviving Corporation shall provide base salaries, annual commission and bonus opportunities, and long-term incentive compensation opportunities to each Continued Employee which are no less favorable in the aggregate to such Continued Employee than those in effect immediately prior to the Effective Time for such Continued Employee. The parties acknowledge and understand that the Surviving Corporation and Parent do not intend to provide equity incentive compensation opportunities and that the foregoing obligations do not require the provision of any such opportunities. With respect to any unused vacation or other time off to which any Continued Employee is entitled as of the Effective Time, pursuant to the terms of the vacation and other time off plans, programs, policies and arrangements of the Company and its subsidiaries (as in effect immediately prior to the Effective Time), the Surviving Corporation shall, following the Effective Time, allow such Continued Employee to utilize such vacation or other time off in accordance with such terms, without adverse amendment or modification. During the Continuation Period, the Surviving Corporation shall honor and continue the Company's severance and termination plans, programs and policies as in effect immediately prior to the Effective Time, without adverse amendment or modification. From and after the Effective Time, the Surviving Corporation shall honor and maintain all provisions in the Company Benefit Plans in accordance with their respective terms (as in effect at the Effective Time), for vested benefits and other vested or guaranteed amounts earned or accrued through the Effective Time.

                  (b) From and after the Effective Time, the Surviving Corporation shall honor in accordance with their respective terms (as in effect at the Effective Time), all Company Benefit Agreements. Parent acknowledges and agrees that the transactions contemplated by this Agreement when effected shall constitute a "change in control" for purposes of all Company Benefit Plans and Company Benefit Agreements.

                  (c) Subject to compliance with this Section 6.05, nothing herein shall limit or prevent the Surviving Corporation from amending, modifying or terminating any Company Benefit Plans or Company Benefit Agreements in accordance with the terms of such Company Benefit Plans and Company Benefit Agreements and applicable law.

                  (d) To the extent applicable, with respect to any employee benefit plan maintained by the Surviving Corporation, for all purposes, including determining eligibility to participate, level of benefits, benefit accrual and vesting, service by Continued Employees with the Company or any of its subsidiaries (or any predecessor employer of an employee of the Company or any of its subsidiaries, to the extent service with such predecessor employer is recognized by the Company or any of its subsidiaries) shall be treated as service with the Surviving Corporation or any of its subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

                  (e) To the extent applicable, the Surviving Corporation shall waive, or cause to be waived, any pre-existing condition limitation or actively-at-work requirement under any welfare benefit plan maintained by the Surviving Corporation in which Continued Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitation or actively-at-work requirement would have been applicable under the comparable welfare benefit plan of the Company or its subsidiaries immediately prior to the Effective Time. To the extent applicable, the Surviving Corporation shall credit, or cause to be credited, the dollar amount of all expenses incurred by each Continued Employee (and his or her eligible dependents) during the plan year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which they participate from and after the Effective Time.

                  (f) Parent shall take all necessary shareholder action to permit each of the obligations of the Surviving Corporation in this Section 6.05 to be performed.

                  SECTION 6.06. Stock-Based Compensation. (a) As soon as reasonably practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock

Incentive Plan) shall adopt resolutions or take such other actions as may be required to adjust the terms of all outstanding Company Stock Options, whether vested or unvested, as necessary to provide that each Company Stock Option outstanding immediately prior to the Effective Time shall be canceled effective immediately prior to the Effective Time, with the holder thereof becoming entitled to receive an amount in cash equal to (i) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised. As of the Effective Time, the Company Stock Incentive Plan shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary of the Company shall be canceled. The Company shall take all actions necessary to ensure that, after the Effective Time, no person shall have any right under the Company Stock Incentive Plan or any other plan, program or arrangement with respect to equity securities of the Company, or any subsidiary of the Company.

                  (b) All amounts payable pursuant to Section 6.06(a) shall be subject to any required withholding of taxes or proof of eligibility of exemption therefrom and shall be paid without interest by the close of business on the day on which the Effective Time occurs.

                  SECTION 6.07. Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except that filing fees and expenses incurred in connection with the preparation, printing, filing and mailing of the Proxy Statement shall be shared equally by Parent and the Company.

                  SECTION 6.08. Indemnification and Exculpation. (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer, director, agent, fiduciary or employee of the Company or any of its subsidiaries (the "Indemnified Persons") against (i) any and all losses, claims, damages, costs, expenses, fines, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, agent, fiduciary or employee of the Company or any of its subsidiaries whether pertaining to any action or omission existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; provided, however, that in the case of the Surviving Corporation such indemnification shall only be to the fullest extent a corporation is permitted under the IBCL to indemnify its own directors, officers, agents, fiduciaries and employees, and in the case of Parent, such indemnification shall not be limited by the IBCL but such indemnification shall not be applicable to any claims made against the Indemnified Persons (A) if a judgment or other final adjudication established that their acts or omissions were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so deliberated or (B) arising out of, based upon or attributable to the gaining in fact of any financial profit or other advantage to which they were not legally entitled. Parent and the Surviving Corporation, as the case may be, will pay all expenses of each Indemnified Person in advance of the final disposition of any such action or proceeding, in the case of the Surviving Corporation only to the fullest extent permitted by law upon receipt of any undertaking contemplated by
Section 23-1-37-10 of the IBCL. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Person (whether arising before or after the Effective Time), (i) the Indemnified Persons may retain counsel satisfactory to them and Parent and the Surviving Corporation, (ii) Parent shall, and shall cause the Surviving Corporation to, pay all reasonable fees and expenses of such counsel for the Indemnified Persons promptly as statements therefor are received and

(iii) Parent shall, and shall cause the Surviving Corporation to, use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Parent nor the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Person wishing to claim indemnification under this Section 6.08(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent and the Surviving Corporation (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6.08(a) except to the extent such failure materially prejudices such party), and shall deliver to Parent and the Surviving Corporation the undertaking contemplated by
Section 23-1-37-10 of the IBCL. The Indemnified Persons as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Persons.

                  (b) The parties agree that the provisions of this Section 6.08 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and each Indemnified Person's heirs and representatives and
(ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  SECTION 6.09. Transfer Taxes. Parent shall pay any state, local, foreign or provincial tax (including penalties and interest imposed in connection therewith) which is attributable to the transfer of the beneficial ownership of the Company's or the Company's subsidiaries' real property, if any, payable in connection with the consummation of the Merger, and any state, local, foreign or provincial tax (including penalties and interest imposed in connection therewith) which is attributable to the transfer of Company Common Stock pursuant to this Agreement.

                                  ARTICLE VII

                              Conditions Precedent
                              --------------------

                  Section 7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

                  (a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

                  (b) Antitrust. The waiting period applicable to the Merger under the HSR Act shall have expired or been terminated. Any other consents or approvals required to consummate the Merger (i) under any antitrust law of the European Union or any member nation of the European Union or (ii) under any other foreign antitrust law shall have been obtained, except in the case of clause (ii) for those the failure of which to be obtained would not have a material adverse effect on the Company.

                  (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Entity of competent jurisdiction enjoining or otherwise preventing the consummation of the Merger shall be in effect.

                  SECTION 7.02. Conditions to Obligations of Parent and Acquisition Sub to Effect the Merger. The obligations of Parent and Acquisition Sub to effect the Merger is subject to the satisfaction of the following conditions unless waived by Parent and Acquisition Sub:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by material adverse effect, shall be true and correct and
         (ii) to the extent not qualified by material adverse effect, shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on the Company, in each of cases (i) and (ii), as of the

         Closing Date as though made on and as of the Closing Date (except to the extent any such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and Parent shall have received a certificate to such effect signed on behalf of the Company by its chief executive officer or its chief financial officer. Notwithstanding anything to the contrary, the condition specified in this Section 7.02(a) shall not apply to the representation and warranty made in Section 4.01(f)(i) on or after September 19, 2001.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by its chief executive officer or its chief financial officer.

                  (c) No Litigation. There shall not be pending any suit, action or proceeding that has a substantial likelihood of success brought by any Governmental Entity (i) challenging the acquisition by Parent or Acquisition Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to obtain from the Company, Parent or any of their respective affiliates any damages that are material in relation to the Company and its subsidiaries, taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective affiliates engaged in a line of business currently engaged in by the Company or its affiliates of any portion of the business or assets of the Company, Parent or any such affiliate, or to require any such person to divest or hold separate any portion of its business or assets, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the shareholders of the Company or (iv) seeking to prohibit Parent from effectively controlling the business or operations of the Company and its subsidiaries.

                  SECTION 7.03. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

                  (a) Representations and Warranties. The representations and warranties of Parent and Acquisition Sub set forth in this Agreement
         (i) to the extent qualified by material adverse effect, shall be true and correct and (ii) to the extent not qualified by material adverse effect, shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not, individually or in the aggregate, have a material adverse effect on Parent, in each of cases
         (i) and (ii), as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and the Company shall have received a certificate to such effect signed on behalf of Parent by an officer of Parent.

                  (b) Performance of Obligations of Parent and Acquisition Sub. Each of Parent and Acquisition Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by an officer of Parent.

                  SECTION 7.04. Frustration of Closing Conditions. None of Parent, Acquisition Sub or the Company may rely on the failure of any condition set forth in Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                  ARTICLE VIII

                            Termination and Amendment
                            -------------------------

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval is received:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company upon written notice to the other party:

                           (i) if the Merger shall not have been consummated on
                  or before January 31, 2003 (the "Outside Date"), unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

                           (ii) if any Governmental Entity of competent
                  jurisdiction shall have issued a permanent injunction or other order or decree enjoining or otherwise preventing the consummation of the Merger and such injunction or other order or decree shall have become final and nonappealable; or

                           (iii) if, upon a vote at a duly held Company
                  Shareholders Meeting, the Company Shareholder Approval shall not have been obtained;

                  (c) by Parent if the Company shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) has not been or is incapable of being cured by the Company within 30 business days after its receipt of written notice thereof from Parent; or

                  (d) by the Company if Parent shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (ii) has not been or is incapable of being cured by Parent within 30 business days after its receipt of written notice thereof from the Company.

                  SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in
Section 8.01, this Agreement shall forthwith become void and have no effect, and, except to the extent that such termination results from the intentional and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, there shall be no liability or obligation on the part of Parent, Acquisition Sub or the Company, except with respect to Section 4.01(p), Section 4.02(e), the second sentence of Section 6.02, Section 6.07, this Section 8.02 and Article IX (other than Section 9.06), which provisions shall survive such termination.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after the Company Shareholder Approval is received, provided that after receipt of the Company Shareholder Approval, no amendment shall be made which by law requires further approval by the shareholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso to the first sentence of Section 8.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require, in the case of Acquisition Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors to the extent permitted by law.

                                   ARTICLE IX

                               General Provisions
                               ------------------

                  SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 9.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with written confirmation) or sent by overnight or same-day courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a) if to the Company, to:

                  CTB International Corp.
                  611 North Higbee Street
                  Milford, IN 46542-2000

                  Attention:  Victor A. Mancinelli
                  Facsimile:  (219) 658-3472
                  with a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York 10019

                  Attention:  Ronald Cami, Esq.
                  Facsimile:  (212) 474-3700.

                  (b) if to Parent or Acquisition Sub, to:

                  Berkshire Hathaway Inc.
                  1440 Kiewit Plaza
                  Omaha, Nebraska 68131

                  with a copy to:

                  Munger, Tolles & Olson LLP
                  355 S. Grand Avenue
                  Los Angeles, California 90071

                  Attention:  Robert E. Denham
                  Facsimile:  (213) 687-3702

                  SECTION 9.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                  SECTION 9.04. Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership. This Agreement, together with the Confidentiality Agreement, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, provided that the Confidentiality Agreement (other than Sections 4 and 7 thereof, which shall be of no further force or effect) shall survive the execution and delivery of this Agreement, and
(b) other than Sections 6.06 and 6.08 of this Agreement, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

                  SECTION 9.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana, without regard to any principles of conflicts of law of such State.

                  SECTION 9.06. Publicity. Except as otherwise permitted by this Agreement or required by law or obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc., none of Parent, Acquisition Sub or the Company shall, or shall permit any of their respective affiliates to, issue or cause the publication of any press release or other public announcement or statement with respect to this Agreement or the transactions contemplated hereby without first giving an opportunity to review and comment upon such press release or other public announcement or statement to the Company, in the case of Parent or Acquisition Sub, or Parent, in the case of the Company. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

                  SECTION 9.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such purported assignment that is not so consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 9.08. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Indiana or in any Indiana state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Indiana or any Indiana state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated by this Agreement in any court other than any federal court located in the State of Indiana or any Indiana state court, unless it is unable to bring such action in an Indiana court as a result of the denial of jurisdiction by such courts and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated by this Agreement.

                  SECTION 9.09. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.



                  IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first above written.


                                   BERKSHIRE HATHAWAY INC.,




                                     by: /s/ Marc D. Hamburg
                                         -------------------
                                         Name:  Marc D. Hamburg
                                         Title: Vice President and
                                         Chief  Financial Officer

                                    C ACQUISITION CORP.,




                                      by: /s/ Marc D. Hamburg
                                          -------------------
                                          Name:  Marc D. Hamburg
                                          Title: President




                                    CTB INTERNATIONAL CORP.,




                                       by: /s/ Victor A. Mancinelli
                                           ------------------------
                                           Name:  Victor A. Mancinelli
                                           President and Chief
                                           Executive Officer

                                                                         ANNEX B


================================================================================


                        SHAREHOLDERS AGREEMENT AND PROXY


                          Dated as of August 16, 2002,


                                      Among


                            BERKSHIRE HATHAWAY INC.,


                              C ACQUISITION CORP.,


                       AMERICAN SECURITIES PARTNERS, L.P.,


                                  ASP/CTB L.P.,


                                CARYL M. CHOCOLA,


                             J. CHRISTOPHER CHOCOLA


                                       and


                       the other shareholders party hereto




================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

                                    ARTICLE I

                         Definitions and Interpretation

SECTION 1.01.   Certain Defined Terms....................................................................5
SECTION 1.02.   Certain Terms Defined in the Merger Agreement............................................5
SECTION 1.03.   Interpretation...........................................................................5


                                   ARTICLE II

               Representations and Warranties of Each Shareholder

SECTION 2.01.   Organization and Standing................................................................6
SECTION 2.02.   Authorization; Execution and Delivery; Enforceability....................................6
SECTION 2.03.   No Conflicts; Consents...................................................................7
SECTION 2.04.   Such Shareholder's Shares................................................................8
SECTION 2.05.   Information for Proxy Statement..........................................................8
SECTION 2.06.   Acknowledgment...........................................................................9


                                   ARTICLE III

          Representations and Warranties of Parent and Acquisition Sub

SECTION 3.01.   Organization and Standing................................................................9
SECTION 3.02.   Authorization; Execution and Delivery; Enforceability....................................9
SECTION 3.03.   No Conflicts; Consents..................................................................10


                                   ARTICLE IV

                          Covenants of Each Shareholder

SECTION 4.01.   Agreement to Vote.......................................................................11



                                       B-2


SECTION 4.02.   Irrevocable Proxy.......................................................................12
SECTION 4.03.   Prohibition on Transfer of Shares.......................................................12
SECTION 4.04.   No Solicitations........................................................................13
SECTION 4.05.   Reasonable Best Efforts.................................................................13
SECTION 4.06.   Actions by Board........................................................................13


                                    ARTICLE V

                                   Termination



                                   ARTICLE VI

                              General Provisions

SECTION 6.01.   Nonsurvival of Representations and Warranties...........................................14
SECTION 6.02.   Notices. ...............................................................................14
SECTION 6.03.   Counterparts. ..........................................................................14
SECTION 6.04.   Entire Agreement; No Third-Party Beneficiaries..........................................14
SECTION 6.05.   Governing Law. .........................................................................14
SECTION 6.06.   Publicity. .............................................................................15
SECTION 6.07.   Assignment. ............................................................................15
SECTION 6.08.   Enforcement. ...........................................................................15
SECTION 6.09.   Severability. ..........................................................................16
SECTION 6.10.   Amendments. ............................................................................16
SECTION 6.11.   Expenses. ..............................................................................16
SECTION 6.12.   Additional Matters......................................................................16
SECTION 6.13.   Parent Actions..........................................................................17

                                                                         ANNEX B

                    SHAREHOLDERS AGREEMENT AND PROXY (this "Agreement") dated as of August 16, 2002 among BERKSHIRE HATHAWAY INC., a Delaware corporation ("Parent"), C ACQUISITION CORP., an Indiana corporation ("Acquisition Sub"), American Securities Partners, L.P., ASP/CTB L.P., Caryl M. Chocola, J. Christopher Chocola and the other parties listed on Schedule A hereto (each such party on such Schedule A, a "Shareholder" and, collectively, the "Shareholders").


                  WHEREAS each Shareholder is the owner of the number of shares of common stock, $0.01 par value, of [COLONEL], an Indiana corporation (the "Company"), set forth opposite the name of such Shareholder on Schedule A (such class of stock sometimes referred to herein as the "Company Common Stock", and the shares of Company Common Stock owned, from time to time, by each Shareholder, including such shares of Company Common Stock that such Shareholder acquires after the date hereof and during the term of this Agreement, are hereinafter referred to as such "Shareholder's Shares");

                  WHEREAS Parent, Acquisition Sub and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"); and

                  WHEREAS as a condition to their willingness to enter into the Merger Agreement, Parent and Acquisition Sub have required that each of the Shareholders enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I

                         Definitions and Interpretation

          SECTION 1.01. Certain Defined Terms. For purposes of this Agreement, each of the following terms is defined in the Section set forth opposite such term:

          Term                                        Section

          "Acquisition Sub"                           Preamble
          "Agreement"                                 Preamble
          "Company"                                   Recitals
          "Company Common Stock"                      Recitals
          "Competing Transaction"                     4.01(c)
          "Entity Shareholder"                        2.01
          "Merger Agreement"                          Recitals
          "Parent"                                    Preamble
          "Shareholder"                               Preamble
          "Shareholder's Designee"                    6.06
          "Shareholder's Shares"                      Recitals
          "Transfer"                                  4.04

          SECTION 1.02. Certain Terms Defined in the Merger Agreement. Terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

          SECTION 1.03. Interpretation. When a reference is made in this Agreement to a party or to an Article, Section, Exhibit or Schedule, such reference shall be to a party to, an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement and in the Merger Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (x) (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and
(y) all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                                   ARTICLE II

               Representations and Warranties of Each Shareholder

          Each Shareholder, severally and not jointly, represents and warrants to Parent and Acquisition Sub as of the date hereof in respect of himself, herself or itself as follows:

          SECTION 2.01. Organization and Standing. In the case of a Shareholder that is a corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (an "Entity Shareholder"), such Entity Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

          SECTION 2.02. Authorization; Execution and Delivery; Enforceability.
(a) In the case of an Entity Shareholder, (i) such Entity Shareholder has all requisite power and authority to execute, deliver and perform this Agreement, to appoint Parent, Acquisition Sub or any nominee thereof as his, her or its proxy pursuant to Section 4.02 and to consummate the transactions contemplated hereby and (ii) the execution and delivery of this Agreement, the appointment of Parent and Acquisition Sub and any nominee thereof as his, her or its proxy and the consummation of the transactions contemplated hereby, in each case by such Entity Shareholder, have been duly authorized by all necessary action on the part of such Entity Shareholder.

          (b) This Agreement has been duly executed and delivered by such Shareholder, and assuming this Agreement constitutes a legal, valid and binding obligation of each of Parent and Acquisition Sub, enforceable against each of Parent and Acquisition Sub in accordance with its terms, this Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms (except, in each case, insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). There is no other beneficial owner of any of such Shareholder's Shares or other beneficiary or holder of any other interest in any of such Shareholder's Shares whose consent is required for the execution and delivery of this Agreement or for the consummation by such Shareholder of the transactions contemplated hereby.

          SECTION 2.03. No Conflicts; Consents. The execution and delivery by such Shareholder of this Agreement do not, and the consummation of the transactions contemplated hereby by such Shareholder will not, conflict with, or result in any breach or violation of, or default (with or without notice or the lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) in the case of an Entity Shareholder, such Entity Shareholder's organizational documents or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder or his, her or its properties or assets, in any case under this clause (ii) which, individually or in the aggregate, would prevent, delay or impair the consummation of the transactions contemplated by this Agreement by such

Shareholder. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Shareholder, in connection with the execution and delivery of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby, other than filings or notices required by the Exchange Act.

          SECTION 2.04. Such Shareholder's Shares. (a) Such Shareholder is the beneficial owner of the shares of Company Common Stock as set forth opposite such Shareholder's name on Schedule A hereto, has good and marketable title to such Shareholder's Shares, free and clear of any Liens, proxies, voting trusts or agreements, understanding or arrangements, except for (i) those agreements listed on Schedule B and (ii) any restrictions or proxies arising hereunder and restrictions imposed by securities laws.

          (b) Such Shareholder does not own beneficially or of record any shares of capital stock of the Company other than the number of shares of Company Common Stock set forth opposite such Shareholder's name on Schedule A hereto.

          (c) There are no options, rights to acquire or any agreements to which such Shareholder is a party relating to such Shareholder's Shares, other than
(i) those agreements listed on Schedule B and (ii) those set forth in this Agreement.

          SECTION 2.05. Information for Proxy Statement. None of the information relating to such Shareholder and its affiliates provided in writing to Parent by or on behalf of such Shareholder or its affiliates specifically for inclusion in the Proxy Statement will at the time the Proxy Statement is filed with the SEC or is first published, sent or given to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 2.06. Acknowledgment. Such Shareholder, on behalf of itself and its affiliates, acknowledges and agrees that neither it nor they shall be paid or shall otherwise be entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

                                   ARTICLE III

          Representations and Warranties of Parent and Acquisition Sub

          Parent and Acquisition Sub hereby represent and warrant to each Shareholder as follows:

          SECTION 3.01. Organization and Standing. (a) Parent and Acquisition Sub are each a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

          SECTION 3.02. Authorization; Execution and Delivery; Enforceability.
          (a) Each of Parent and Acquisition Sub has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, in each case by each of Parent and Acquisition Sub, have been duly authorized by all necessary action on the part of each of Parent and Acquisition Sub.

          (b) This Agreement has been duly executed and delivered by each of Parent and Acquisition Sub, and assuming that this Agreement is a legal, valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with its terms (except, in each case, insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          SECTION 3.03. No Conflicts; Consents. The execution and delivery by each of Parent and Acquisition Sub of this Agreement do not, and the consummation of the transactions contemplated hereby by each of Parent and Acquisition Sub will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) the articles of incorporation or by-laws of either Parent or Acquisition Sub or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either Parent or Acquisition Sub or their respective properties or assets, in any case under this clause (ii) which, individually or in the aggregate, would prevent, delay or impair the consummation of the transactions contemplated by this Agreement by either Parent or Acquisition Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to either Parent or Acquisition Sub in connection with the execution and delivery of this Agreement by either Parent or Acquisition Sub or the consummation by either Parent or Acquisition Sub of the transactions contemplated hereby, other than filings, notices, approvals, conformations, consents, declarations or decisions (A) required by the HSR Act and any other applicable filings and approvals under similar foreign antitrust laws and regulations and (B) required by the Exchange Act and state securities and takeover laws.

                                   ARTICLE IV

                          Covenants of Each Shareholder

          Each Shareholder, severally and not jointly, covenants and agrees as follows:

          SECTION 4.01. Agreement to Vote. (a) At any Company Shareholder Meeting or any adjournment thereof, or any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement or the Merger is sought, such Shareholder shall vote (or cause to be voted), or shall consent, execute a consent or cause a consent to be executed in respect of, such Shareholder's Shares in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement. Each Shareholder hereby approves of the transactions contemplated hereby and the Merger Agreement.

          (b) In furtherance and not in derogation of the foregoing, at the request of Parent, such Shareholder shall use all reasonable efforts, and shall cooperate in all respects with Parent, Acquisition Sub and the Company, (i) to satisfy any legal, regulatory or other stock exchange requirements that apply to approving the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement by written consent pursuant to Section 23-1-29 of the IBCL and (ii) subject to satisfaction of the foregoing, to effect a written consent satisfying the requirements of Section 23-1-29 of the IBCL in favor of the adoption and approval (for purposes of Section 23-1-40-3 of the IBCL) of the Merger, the Merger Agreement and each of the other transactions contemplated by the Merger Agreement.

          (c) At any meeting of the shareholders of the Company or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, such Shareholder shall vote (or cause to be voted), or shall consent, execute a consent or cause a consent to be executed in respect of, such Shareholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, (ii) any Takeover Proposal and (iii) any amendment of the Company's articles of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or change in any manner the voting rights of any class of the capital stock of the Company (each of the foregoing in clause (i), (ii) or (iii) above, a "Competing Transaction"). Such Shareholder shall not commit or agree to take any action inconsistent with the foregoing. Such Shareholder hereby revokes all prior proxies or powers of attorney with respect to any of such Shareholder's Shares.

          SECTION 4.02. Irrevocable Proxy. Such Shareholder hereby irrevocably grants to, and appoints, Parent, Acquisition Sub, and any other individual designated in writing by Parent, until the termination of this Agreement pursuant to Article V, an irrevocable proxy, coupled with an interest, and as such Shareholder's attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, with respect to all such Shareholder's Shares, to vote such Shareholder's Shares or grant or execute a consent or approval, at any meeting of shareholders of the Company or in any other circumstances upon which their vote, consent or other approval is sought
(i) in favor of the Merger and any transactions contemplated by, or necessary or desirable to consummate the transactions contemplated by, the Merger Agreement and the adoption of the Merger Agreement and (ii) against any Competing Transaction. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 23-1-30-2 of the IBCL. Such Shareholder agrees that this Agreement, including the provisions of this Article IV will be recorded in the books and records of the Company.

          SECTION 4.03. Prohibition on Transfer of Shares. Except pursuant to this Agreement or as set forth in Schedule C, such Shareholder shall not, without the prior written consent of Parent, (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift)

(collectively, "Transfer"), or enter into any agreement, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the Transfer of such Shareholder's Shares to any person other than pursuant to the Merger or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to such Shareholder's Shares. Such Shareholder shall not commit or agree to take any of the foregoing actions.

          SECTION 4.04. No Solicitations. Such Shareholder shall not, nor shall it authorize or permit any director, officer or employee of, or any investment banker, attorney or other adviser or representative of, such Shareholder to, (and shall affirmatively direct each of the foregoing not to) (i) solicit, initiate or encourage the submission of a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal.

          SECTION 4.05. Reasonable Best Efforts. Such Shareholder shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement and this Agreement.

          SECTION 4.06. Actions by Board. No action taken by the Board of Directors of the Company shall modify, alter, change or otherwise affect the obligations of such Shareholder hereunder.

                                    ARTICLE V

                                   Termination

          This Agreement shall terminate upon the earliest of, (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (including any amendments thereto), other than with respect to the liability of any party for breach hereof prior to such termination.

                                   ARTICLE VI

                               General Provisions

          SECTION 6.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 6.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 6.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with written confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Parent or Acquisition Sub in accordance with
Section 10.02 of the Merger Agreement and to the Shareholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

          SECTION 6.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

          SECTION 6.04. Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties any rights or remedies hereunder.

          SECTION 6.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana, without regard to any principles of conflicts of law of such State.

          SECTION 6.06. Publicity. Except as otherwise permitted by this Agreement or required by law or obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc., none of Parent, Acquisition Sub or any of the Shareholders shall, or shall permit any of their respective affiliates to, issue or cause the publication of any press release or other public announcement or statement with respect to this Agreement or the transactions contemplated hereby without first giving an opportunity to review and comment upon such press release or other public announcement or statement to the Shareholder's Designee, in the case of Parent or Acquisition Sub, or Parent, in the case of the Shareholders. For purposes of this Section 6.06, the "Shareholder's Designee" shall be American Securities Capital Partners, L.P. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

          SECTION 6.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such purported assignment that is not so consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 6.08. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Indiana or any Indiana state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of

Indiana or any Indiana state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated by this Agreement in any court other than any federal court located in the State of Indiana or any Indiana state court, unless it is unable to bring such action in an Indiana court as a result of the denial of jurisdiction by such courts and
(d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated by this Agreement.

          SECTION 6.09. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 6.10. Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          SECTION 6.11. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          SECTION 6.12. Additional Matters. From time to time, at the request of Parent or Acquisition Sub and without further consideration, each Shareholder shall execute and deliver, or cause to be executed and delivered, to Parent and Acquisition Sub such documents in order to consummate the transactions contemplated by this Agreement.

          SECTION 6.13. Parent Actions. Parent shall cause Acquisition Sub to perform each of its obligations hereunder.

          IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.



                                            BERKSHIRE HATHAWAY INC.,

                                                 by
                                                     /s/ Marc D. Hamburg
                                                     ---------------------------
                                                     Name: Marc D. Hamburg
                                                     Title: Vice President and
                                                     Chief Financial Officer


                                            C ACQUISITION CORP.,

                                                 by
                                                     /s/ Marc D. Hamburg
                                                     ---------------------------
                                                     Name: Marc D. Hamburg
                                                     Title:President


                                            AMERICAN SECURITIES PARTNERS,L.P.,

                                                 by: AMERICAN ASSOCIATES,
                                                     L.P., its General
                                                     Partner

                                                 by: AMERICAN SECURITIES
                                                     PARTNERS G.P.
                                                     (Management) CORP, its
                                                     General Partner

                                                 by:
                                                       /s/ Michael Fisch
                                                     ---------------------------
                                                     Name: Michael Fisch
                                                     Title:President

                                            ASP/CTB, L.P.,

                                                 by: ASP/CTB G.P. CORP.,
                                                     its General Partner

                                                 by:
                                                      /s/ Michael Fisch
                                                     ---------------------------
                                                     Name: Michael Fisch
                                                     Title:President


                                            CARYL M. CHOCOLA,

                                                 by:
                                                     /s/ Caryl M. Chocola
                                                     ---------------------------


                                            J. CHRISTOPHER CHOCOLA,

                                                 by:
                                                     /s/ J. Christopher Chocola
                                                     ---------------------------


                                            VICTOR A. MANCINELLI,

                                                 by:
                                                     /s/ Victor A. Mancinelli
                                                     ---------------------------



                                            MICHAEL J. KISSANE

                                                 by:
                                                     /s/ Michael J. Kissane
                                                     ---------------------------

                                            DON J. STEINHILBER

                                                 by:
                                                     /s/ Don J. Steinhilber
                                                     ---------------------------

                                   SCHEDULE A
                                   ----------


                                                          Number of Shares of
          Name and Address                                      Company
           of Shareholder                                 Common Stock Owned
           --------------                                 ------------------
American Securities Capital Partners, L.P.                    4,127,189

ASP/CTB L.P.                                                    454,706

Caryl M. Chocola                                              1,470,501

J. Christopher Chocola                                          702,323

Victor A. Mancinelli                                              8,777

Michael J. Kissane                                               52,816

Don J. Steinhilber                                               60,171

                                   SCHEDULE B


Agreements relating to the voting rights associated with the Shareholders'
Shares:

1. Stockholders Agreement dated as of January 4, 1996 between CTB Holdings, Inc. and the individuals party thereto.

2. Board Representation Agreement dated as of January 4, 1996 among American Securities Capital Partners, L.P., J. Christopher Chocola, Caryl Chocola and CTB Holdings, Inc.












Options, rights to acquire, or agreements relating to the Shareholders' Shares:

1. Stockholders Agreement dated as of January 4, 1996 between CTB Holdings, Inc. and the individuals party thereto.

2. Board Representation Agreement dated as of January 4, 1996 among American Securities Capital Partners, L.P., J. Christopher Chocola, Caryl Chocola and CTB Holdings, Inc.

                                   SCHEDULE C
                                   ----------


1. American Securities Capital Partners, L.P. and/or ASP/CTB L.P. may transfer, prior to the Closing Date, up to in the aggregate 700,000 shares of Company Common Stock to charitable foundations.

                                                                         ANNEX C


                    [LETTERHEAD OF BEAR, STEARNS & CO. INC.]


August 16, 2002



The Board of Directors
CTB International Corp.
611 N. Higbee Street
P.O. Box 2000
Milford, Indiana 46542-2000


Ladies and Gentlemen:

We understand that CTB International Corp. ("CTB") and Berkshire Hathaway ("Berkshire") intend to enter into an Agreement and Plan of Merger, dated as of August 16, 2002 (the "Agreement") among Berkshire, C Acquisition Corp., a wholly-owned subsidiary of Berkshire, and CTB, which will provide, among other things, for the merger (the "Merger") of C Acquisition Corp. with and into CTB. Pursuant to the Merger, CTB will become a wholly-owned subsidiary of Berkshire, and each outstanding share of common stock, par value $0.01 per share ("CTB Common Stock"), other than the shares of CTB Common Stock owned, directly or indirectly, by Berkshire or CTB immediately prior to the effective time, will be converted into the right to receive $12.75 per share in cash. The cash amount pursuant to the Merger is herein defined as the "Consideration to be Received".

You have asked us to render our opinion as to whether the Consideration to be Received is fair, from a financial point of view, to the holders of CTB Common Stock.

In the course of performing our review and analyses for rendering this opinion, we have:

o    reviewed the Agreement;

o reviewed CTB's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1998 through December 31, 2001, its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2002 and its Reports on Form 8-K for the three years ended the date hereof;

o reviewed certain operating and financial information, including management's projections for the four years ended December 31, 2005, prepared in February 2002 and thereafter sensitized to reflect certain events and financial results subsequent to their initial development (as so sensitized, the "Projections"), provided to us by management relating to CTB's business and prospects;

o reviewed the monthly operating results of CTB for January 2002 through July 2002;

o met with certain members of CTB's senior management to discuss CTB's business, operations, historical and projected financial results and future prospects;

o reviewed the historical prices, trading multiples and trading volumes of the shares of CTB Common Stock;

o reviewed the terms of recent acquisitions of companies which we deemed generally comparable to CTB;

o reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to CTB;

CTB International Corp.
August 16, 2002
Page 2


o    performed discounted cash flow analyses based on the Projections; and

o conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the Projections, provided to us by CTB. With respect to the Projections, we have relied on representations that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the senior management of CTB (as of the date such projections were initially prepared and as subsequently sensitized to reflect certain events and financial results subsequent to their initial development) as to the expected future performance of CTB. We have not assumed any responsibility for the independent verification of any such information or of the Projections provided to us, or the adjustment to such Projections, and we have further relied upon the assurances of the senior management of CTB that they are unaware of any facts that would make the information and Projections provided to us incomplete or misleading.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of CTB, nor have we been furnished with any such appraisals. During the course of our engagement, we were asked by the Board of Directors to solicit indications of interest from various third parties regarding a transaction with CTB. We and CTB's legal counsel have reviewed with the Board of Directors several proposals with a potential purchase price in excess of the Consideration to be Received (the "Other Proposals") and the issues contained in each of those proposals, which could affect the achievability of such proposals and therefore, after consultation with the Board of Directors, did not consider the Other Proposals in light of such issues. We have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on CTB.

We have acted as a financial advisor to CTB in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of CTB and/or Berkshire for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

CTB International Corp.
August 16, 2002
Page 3

It is understood that this letter is intended for the benefit and use of the Board of Directors of CTB and does not constitute a recommendation to the Board of Directors or shareholders of CTB as to how to vote in connection with the Merger. This opinion does not address CTB's underlying business decision to pursue the Merger, the relative merits of the Merger as compared to the Other Proposals or any alternative business strategies that might exist for CTB or the effects of any other transaction in which CTB might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy material to be distributed to the holders of CTB Common Stock in connection with the Merger. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be Received is fair, from a financial point of view, to the holders of CTB Common Stock.

Very truly yours,

BEAR, STEARNS & CO. INC.


By:
    ---------------------------------
         Senior Managing Director

                                                                         ANNEX D


             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]




August 16, 2002

Board of Directors
CTB International Corp.
State Road 15 North, P.O. Box 2000
Milford, IN 46542


Members of the Board:

You have asked us to advise you with respect to the fairness to the holders of the common stock, par value of $0.01 per share ("Company Common Stock"), of CTB International Corp. (the "Company"), from a financial point of view, of the Cash Consideration (as defined below) set forth in the Agreement and Plan of Merger, dated as of August 16, 2002 (the "Merger Agreement"), among Berkshire Hathaway Inc. ("Berkshire"), C Acquisition Corp., a wholly owned subsidiary of Berkshire ("Merger Sub"), and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the "Merger"), pursuant to which the Company will become a wholly owned subsidiary of Berkshire and each outstanding share of Company Common Stock will be converted into the right to receive $12.75 per share, net to the seller in cash (the "Cash Consideration").

In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents, as well as certain publicly available business and financial information relating to the Company. We also have reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company, and have met with the management of the Company to discuss the business and prospects of the Company. We also have considered certain financial and stock market data of the Company, and we have compared those data with similar data for publicly held companies in businesses similar to the Company, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which in the past have been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. We have been advised, and have assumed, that the financial forecasts for the Company have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and the other matters covered thereby. We have also assumed, with your consent, that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, amendment or modification of any material term, condition or agreement therein. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. In connection with our engagement, we were requested to solicit indications of interest from, and held preliminary discussions with, third parties regarding the possible acquisition of all or a part of the Company. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We and our affiliates have in the past provided, and may in the future provide, investment banking and financial services to the Company and ASP/CTB, L.P., a stockholder of the Company ("ASP"), unrelated to the proposed Merger, for which services we have received, and expect to receive, compensation. Affiliates of CSFB and certain investment funds affiliated or otherwise associated with CSFB have investments in funds managed or advised by ASP or its affiliates. In the ordinary course of business, we and our affiliates may actively trade the securities of the Company and Berkshire for our own and such affiliates' accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how any such stockholder should vote or act with respect to any matter relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Cash Consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                         ANNEX E

                    [LETTERHEAD OF GEORGE K. BAUM & COMPANY]




                                                                 August 16, 2002

PERSONAL & CONFIDENTIAL

Board of Directors
CTB International Corp.
611 North Higbee Street
Milford, IN  46542-2000

Gentlemen:

         You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock (the "Common Stock") of CTB International Corp., an Indiana corporation (the "Company"), of the consideration to be received by such stockholders pursuant to the terms and conditions set forth in the Agreement and Plan of Merger dated as of August 16, 2002 (the "Merger Agreement") by and among the Company, Berkshire Hathaway Inc., a Delaware corporation ("Parent"), and C Acquisition Corp., an Indiana corporation and wholly owned subsidiary of Parent ("Acquisition Sub").

         Pursuant to the Merger Agreement, the Company and the Acquisition Sub shall consummate a merger (the "Merger") pursuant to which (i) the Acquisition Sub shall be merged with and into the Company and the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation"), and (ii) each share of the Company's Common Stock (other than the shares held by the Company, any wholly owned subsidiary of the Company, Parent, or any wholly owned subsidiary of Parent, including Acquisition Sub) shall be converted into the right to receive an amount equal to $12.75 per share, without interest (the "Merger Consideration").

         George K. Baum & Company, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes. We have acted as a financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse us with respect to certain reasonable out-of-pocket expenses, including without limitation fees and disbursements of legal counsel, and to indemnify us and certain affiliates against certain liabilities relating to, or arising out of, our engagement, including without limitation certain liabilities under federal securities laws. We have previously rendered investment banking services to the Company for which we have received customary compensation. Additionally, an employee of George K. Baum & Company is an investor in American Securities Partners III, L.P., an affiliate of American Securities Capital Partners, L.P.

         Our opinion addresses only the fairness of the Merger Consideration from a financial point of view to the holders of the Company's Common Stock and does not address any other aspect of the Merger, including the Company's underlying business decision to effect the Merger, or tax consequences. We have not been engaged to independently verify any legal or accounting matters relative to the Merger Agreement, advice with respect to such matters having been provided by the Company's legal and accounting advisors. Our opinion does not constitute a recommendation to any holder of the Company's

Page 2
August 16, 2002



Common Stock as to how to vote with respect to the Merger. In rendering our opinion, we have assumed that each of the parties to the Merger Agreement will comply with all material covenants and agreements set forth in the Merger Agreement and related documents, as applicable, and that the Merger will be validly consummated in accordance with its terms.

         In connection with our opinion, we have, among other things:

         (i) Reviewed the terms and conditions describing or otherwise directly relating to the Merger Consideration set forth in the Merger Agreement;

         (ii) Reviewed certain publicly available business and historical financial information relating to the Company, including without limitation the Company's Annual Reports, Forms 10-K, Forms 10-Q and other filings with the SEC;

         (iii) Reviewed current and historical market prices and trading volumes of the Company's Common Stock;

         (iv) Reviewed certain internal financial information and other data relating to the businesses and financial prospects of the Company, as well as estimates, financial forecasts and analyses prepared by the management of the Company that are not publicly available;

         (v) Conducted discussions with members of the senior management of the Company;

         (vi) Reviewed publicly available financial and stock market data with respect to certain companies that we believe to be comparable in certain respects to the Company;

         (vii) Reviewed the financial terms of certain business combinations that we deemed to be similar in certain respects to the Merger;

         (viii) Reviewed certain historical data relating to premiums paid in mergers and acquisitions of publicly traded companies;

         (ix)  Reviewed the process and background that led to the Merger; and

         (x) Conducted such other financial studies, analyses and investigations, and considered such other information that we deemed necessary or appropriate.

         For purposes of our opinion, we relied upon and assumed, without independent verification of the same, the accuracy and completeness of the financial and other information made available to us. We have not undertaken any independent evaluations or appraisals of any of the Company's assets, properties or liabilities, nor have we made any physical inspection of the properties or assets of the Company for such purposes. We have relied upon and assumed, without independent verification, that the information provided by the Company, including projections and related analyses and judgments thereto, reflected the best currently available estimates and judgments of the Company's management as to the recent and likely future performance of the Company or otherwise as to the matters covered thereby. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions and judgments on which they are based. We also have relied on the assurances of the Company's management that they were not aware of any information or fact that would make the information provided to us incomplete or misleading.

         Our opinion is based upon the information available to us and the facts and circumstances as they exist, including economic, market and other conditions as in effect on the date of the opinion. Events occurring after such date could materially affect the assumptions used in preparing our opinion, and we undertake no duty or obligation and have no duty or obligation to update or amend our opinion or otherwise advise the Company, or any other party or person of the occurrence of any such events. The description of the analyses set forth herein does not purport to be a complete description of the analyses underlying our opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at our opinion, we do not attribute any particular weight to any analysis or factor we considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, our analysis must be considered as a whole. Selecting portions of our opinion and factors considered by us, without considering all the analysis and factors, could create a misleading or incomplete view of the processes underlying such analyses and our opinion.

         It is understood that the opinion expressed herein is for the benefit and use of the Board of Directors of the Company in connection with, and for purposes of, its evaluation of the Merger. This opinion may not be disclosed, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our written consent in each instance and except that this opinion may be referred to in any proxy or information statement, offer to purchase or similar communications with stockholders of the Company pursuant to the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") so long as any such reference to the opinion or us is in a form reasonably acceptable to us. This opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the SEC and any proxy or information statement, offer to purchase or similar communications with stockholders of the Company pursuant to the Securities Act or the Exchange Act, so long as this opinion is reproduced in full in such filing, and any description of, or reference to, us or a summary of this opinion and/or the related analysis in such filing is in a form reasonably acceptable to us.

         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the proposed Merger Consideration is fair, from a financial point of view, to the holders of Common Stock of the Company.

                                        Very truly yours,

                                        George K. Baum & Company



                                        --------------------------
                                        By:      John R. Martin
                                                 Managing Director

[LOGO]
                             CTB INTERNATIONAL CORP.
                         SPECIAL MEETING OF SHAREHOLDERS

         You are cordially invited to attend the special meeting of shareholders of CTB International Corp. The meeting will be held on [&], 2002, at [&][a.m.][p.m.], local time, at [&].

         Please mark the boxes on the proxy card to indicate how your shares should be voted. Sign and return your proxy as soon as possible in the enclosed postpaid envelope. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE THE PROXY CARD WHERE INDICATED - NO BOXES NEED TO BE CHECKED.

         Votes are tabulated by Equiserve Trust Company N.A., CTB's transfer agent. Any comments noted on the proxy card or an attachment will be forwarded to the Secretary of CTB by Equiserve Trust Company N.A. Please indicate if you have comments by marking the appropriate box.

                                               --------------------------
                                                       Michael J. Kissane
                                                                Secretary

                             CTB INTERNATIONAL CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE SPECIAL MEETING OF SHAREHOLDERS ON /&/, 2002

         The undersigned hereby appoints /&/, /&/ and /&/ and each of them with the power of substitution and revocation, as attorneys and proxies to appear and vote all shares of CTB International Corp. common stock held by the undersigned at the Special Meeting of Shareholders of CTB International Corp. to be held on /&/, 2002 and at any and all adjournments thereof, and the undersigned hereby instructs said proxies to vote as indicated on all matters referred to on the reverse side and described in the proxy statement for the meeting, and in accordance with their judgment on all other matters that may properly come before the meeting.

         All proxies will vote as specified on the reverse side. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL VOTE FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. To vote FOR the Board of Directors' recommendations, just sign and date the reverse side - no boxes need be checked.

                         (To Be Signed on Reverse Side)

                         Please date, sign and mail your
                      proxy card back as soon as possible.

                             CTB INTERNATIONAL CORP.

                        Special Meetings of Shareholders
                                    /&/, 2002



                    Please detach and mail envelope provided.

 ------------------------------------------------------------------------------

       Please mark your votes as in this example.             [X]

       THE BOARD OF DIRECTORS OF CTB INTERNATIONAL CORP. RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSAL:

       To approve the Agreement and Plan of Merger, dated as of August 16, 2002, among CTB International Corp, Berkshire Hathaway Inc. and C Acquisition Corp., a wholly owned subsidiary of Berkshire Hathaway Inc., pursuant to which, upon the merger becoming effective, each share of common stock, par value $0.01 per share, of CTB International Corp. will be converted into the right to receive $12.75 in cash, without interest.

          FOR[      ]               AGAINST[      ]            ABSTAIN[       ]

                               Mark box at right if an address change  [    ]
                               or comment has been made.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE:

Signature:________________________              Date:________________________
Signature:________________________              Date:________________________

Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally.